Pursuant to Rule 424(b)(5)
                                                Registration File No. 333-124678


PROSPECTUS  SUPPLEMENT  DATED  September 26, 2005
(To  Prospectus  dated June 2, 2005)

                           $909,033,000 (APPROXIMATE)

                  MASTR ASSET BACKED SECURITIES TRUST 2005-WF1

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                   (DEPOSITOR)

                         UBS REAL ESTATE SECURITIES INC.
                                    (SELLER)

                             WELLS FARGO BANK, N.A.

                                (MASTER SERVICER)

               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2005-WF1

         The MASTR Asset Backed Securities Trust 2005-WF1 is issuing nineteen classes of certificates, but is offering only fourteen classes through this prospectus supplement.

o        The  trust's  main  source of funds  for  making  distributions  on the certificates will be collections on closed end, fixed-rate and adjustable-rate mortgage loans secured by first and second mortgages or deeds of trust on residential one- to four-family properties.

o Credit enhancement will be provided by subordination as described in this prospectus supplement under "Description of the Certificates--Credit Enhancement," overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions," excess interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions," an interest rate swap agreement as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" and a mortgage pool insurance policy as described in this prospectus supplement under "Description of the Certificates--The Pool Policy."

--------------------------------------------------------------------------------
         YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-18 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE PROSPECTUS.

         The certificates will not represent obligations of Mortgage Asset Securitization Transactions, Inc., UBS Real Estate Securities Inc., UBS Securities LLC or any other person or entity. No governmental agency or instrumentality will insure the certificates or the collateral securing the certificates.

         You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

         The underwriter, UBS Securities LLC, will purchase the offered certificates from Mortgage Asset Securitization Transactions, Inc. UBS Securities LLC expects to deliver the offered certificates in book entry form through the facilities of The Depository Trust Company, and upon request, through the facilities of Clearstream Banking Luxembourg and the Euroclear System, to purchasers on or about September 28, 2005.

         The proceeds to the depositor are expected to be approximately $909,033,000 before deducting expenses. See "UNDERWRITING" in this prospectus supplement. UBS Securities LLC will sell the offered certificates from time to time in negotiated transactions at varying prices determined at the time of sale.

                           [UBS INVESTMENT BANK LOGO]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                          PAGE

SUMMARY......................................................................S-6
RISK FACTORS................................................................S-18
FORWARD LOOKING STATEMENTS..................................................S-29
DEFINED TERMS...............................................................S-29
DESCRIPTION OF THE MORTGAGE LOANS...........................................S-30
THE ORIGINATOR..............................................................S-66
THE MASTER SERVICER.........................................................S-68
THE SERVICER................................................................S-69
DESCRIPTION OF THE CERTIFICATES.............................................S-70
PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-87
THE POOLING AND SERVICING AGREEMENT........................................S-105
FEDERAL INCOME TAX CONSEQUENCES............................................S-110
ERISA CONSIDERATIONS.......................................................S-113
LEGAL INVESTMENT...........................................................S-115
USE OF PROCEEDS............................................................S-115
UNDERWRITING...............................................................S-115
RATINGS....................................................................S-116
LEGAL MATTERS..............................................................S-116
GLOSSARY OF TERMS..........................................................S-117
ANNEX I......................................................................I-1
ANNEX II....................................................................II-1
ANNEX III..................................................................III-1

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         Information about the offered certificates is provided in two separate documents that progressively include more detail:

o the accompanying prospectus, dated June 2, 2005, provides general information, some of which may not apply to the offered certificates; and

o this prospectus supplement, which describes the specific terms of the offered certificates.

         Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

         IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         Cross references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The foregoing table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a RELEVANT MEMBER STATE), each
Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the RELEVANT IMPLEMENTATION DATE) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression PROSPECTUS DIRECTIVE means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                        THE SERIES 2005-WF1 CERTIFICATES

                                ORIGINAL              INITIAL
                               PRINCIPAL           PASS THROUGH
          CLASS                BALANCE(1)              RATE                 TYPE          MOODY'S         S&P           FITCH
----------------------      --------------        --------------     -----------------    -------       -------        --------
OFFERED CERTIFICATES
Class A-1A.............     $   304,942,000         Variable(2)            Senior           Aaa           AAA            AAA
Class A-2A.............     $   259,995,000         Variable(2)            Senior           Aaa           AAA            AAA
Class A-2B.............     $    42,255,000         Variable(2)            Senior           Aaa           AAA            AAA
Class A-2C.............     $   134,845,000         Variable(2)            Senior           Aaa           AAA            AAA
Class A-2D.............     $    53,485,000         Variable(2)            Senior           Aaa           AAA            AAA
Class M-1..............     $    23,897,000         Variable(2)          Mezzanine          Aa1           AA+            AA+
Class M-2..............     $    21,140,000         Variable(2)          Mezzanine          Aa2            AA            AA
Class M-3..............     $    14,246,000         Variable(2)          Mezzanine          Aa3           AA-            AA-
Class M-4..............     $    10,570,000         Variable(2)          Mezzanine           A1            A+            A+
Class M-5..............     $    10,570,000         Variable(2)          Mezzanine           A2            A              A
Class M-6..............     $     9,651,000         Variable(2)          Mezzanine           A3            A-            A-
Class M-7..............     $     7,812,000         Variable(2)          Mezzanine          Baa1          BBB+          BBB+
Class M-8..............     $     6,434,000         Variable(2)          Mezzanine          Baa2          BBB            BBB
Class M-9..............     $     9,191,000         Variable(2)          Mezzanine          Baa3          BBB-          BBB-
NON-OFFERED CERTIFICATES
Class M-10.............     $      5,514,000        Variable(2)          Mezzanine          N/R           BB-            BB
Class CE...............     $      4,600,545        Variable(3)         Subordinate         N/A           N/A            N/A
Class P................     $            100            N/A          Prepayment Charges     N/A           N/A            N/A
Class R................           N/A                   N/A                 N/A             N/A           N/A            N/A
Class R-X..............           N/A                   N/A                 N/A             N/A           N/A            N/A



-------------------

(1)  Approximate.

(2) The pass-through rates on the Class A Certificates and Mezzanine Certificates are based on one-month LIBOR plus an applicable margin and are subject to increase and a rate cap, as described in this prospectus supplement.

(3) The pass-through rate for the Class CE Certificates will be as described in the pooling and servicing agreement.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

Issuer..................   MASTR Asset Backed  Securities  Trust  2005-WF1.  The
                           trust  will  be  established   under  a  pooling  and
                           servicing     agreement    among    Mortgage    Asset
                           Securitization  Transactions,   Inc.,  as  depositor,
                           Wells Fargo Bank, N.A., as master servicer and trust administrator and U.S. Bank National Association, as trustee.

Depositor...............   Mortgage Asset Securitization  Transactions,  Inc., a
                           Delaware corporation. The depositor's address is 1285
                           Avenue of the Americas, New York, New York 10019. See
                           "The Depositor" in the accompanying prospectus.

Originator & Servicer...   Wells   Fargo   Bank,   N.A.,   a  national   banking
                           association.  The servicer maintains an office at One
                           Home  Campus,  Des  Moines,   Iowa  50328-0001.   Any
                           obligation specified to be performed by the master servicer in the prospectus will be, with respect to the servicing of the mortgage loans, an obligation to be performed by the servicer pursuant to the master agreement, as described herein. See "The Servicer" in this prospectus supplement. Pursuant to the master agreement, the servicer will be required to (i) perform customary servicing functions with respect to the mortgage loans and (ii) make certain advances.

Master Servicer and        Wells   Fargo   Bank,   N.A.,   a  national   banking
Trust Administrator.....   association.  The master servicer maintains an office
                           at 9062 Old Annapolis Road, Columbia, Maryland 21045.
                           Any obligation specified to be performed by the master servicer in the prospectus will be, with respect to the servicing of the mortgage loans, an obligation to be performed by the servicer pursuant to the master agreement, as described herein. See
                           "The Master Servicer" in this prospectus supplement.

Seller..................   UBS Real Estate  Securities Inc. The seller's address
                           is 1285 Avenue of the  Americas,  New York,  New York
                           10019.

Trustee.................   U.S. Bank National  Association,  a national  banking
                           association.  The address of the trustee's  principal
                           office is 60 Livingston Avenue,  St. Paul,  Minnesota
                           55107-2292.    See   "The   Pooling   and   Servicing
                           Agreement--The    Trustee"    in   this    prospectus
                           supplement.

Pool Insurer............   Radian Guaranty Inc., a Pennsylvania  corporation and
                           stock mortgage insurance company. The pool insurer will issue a mortgage pool insurance policy. See
                           "Description of the Certificates--The Pool Insurer" in this prospectus supplement.

NIMS Insurer............   One or more insurance companies may issue a financial
                           guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class CE Certificates and the Class P
                           Certificates. In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the certificateholders. See
                           "Risk Factors-- Rights of NIMS Insurer" in this prospectus supplement.

RELEVANT DATES

Cut-off Date............   September 1, 2005.

Closing Date............   On or about September 28, 2005.

Distribution Date.......   The 25th day of each  month  or, if that day is not a
                           business day, the next business day, beginning in October 2005.

Record Date.............   In  the  case  of  any  Class  A  Certificate  or any
                           Mezzanine Certificate held in book-entry form, the business day preceding the distribution date. In the case of any Class A Certificate or any Mezzanine
                           Certificate held in registered, certificated form, the last business day of the month immediately preceding the month in which the distribution date occurs.

OFFERED CERTIFICATES....   On the Closing  Date,  the trust will issue  nineteen
                           classes of certificates,  fourteen of which are being
                           offered  by  this   prospectus   supplement  and  the
                           accompanying prospectus. The assets of the trust that
                           will support the certificates  will consist of a pool
                           of  fixed-rate  and  adjustable-rate  mortgage  loans
                           having   the   characteristics   described   in  this
                           prospectus  supplement.  The Class A-1A,  Class A-2A,
                           Class A-2B,  Class A-2C, Class A-2D, Class M-1, Class
                           M-2,  Class  M-3,  Class M-4,  Class M-5,  Class M-6,
                           Class M-7, Class M-8 and Class M-9 Certificates are the only classes of offered certificates and are referred to in this prospectus supplement as "offered certificates".

                           The Class A-1A Certificates are referred to in this prospectus supplement as the "Group I Certificates." The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are referred to in this prospectus supplement as the "Group II Certificates." The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are referred to in this prospectus supplement as the "Mezzanine Certificates." The Class M-10 Certificates are not offered by this prospectus supplement.

OTHER CERTIFICATES......   The trust  will  issue  five  additional  classes  of
                           certificates. These certificates will be designated as the Class M-10, Class CE, Class P, Class R and
                           Class R-X Certificates and are not being offered to the public by this prospectus supplement and the accompanying prospectus.

                           The Class M-10 Certificates are subordinate to the offered certificates. The Class M-10 Certificates have an initial certificate principal balance of $5,514,000 and will be sold to UBS Securities LLC on the closing date.

                           The Class CE Certificates will have an initial certificate principal balance of approximately $4,600,545, which is approximately equal to the overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately 0.50% in the trust. The Class CE Certificates will be sold to UBS Securities LLC on the closing date.

                           The Class P Certificates will have an original certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be sold to UBS Securities LLC on the closing date.

                           The Class R Certificates and the Class R-X Certificates (referred to in this prospectus supplement as the "Residual Certificates") will not have original certificate principal balances and are the classes of certificates representing the residual interests in the trust. The Residual Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

MORTGAGE LOANS..........   On the closing date, the trust will acquire a pool of
                           first   lien  and   second   lien,   fixed-rate   and
                           adjustable-rate mortgage loans that will be divided into two loan groups, Loan Group I and Loan Group II.
                           The Group I Mortgage Loans will consist of fixed-rate and adjustable-rate mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits. The Group II Mortgage Loans will consist of fixed-rate and adjustable-rate mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits. In addition, certain of the conforming balance Mortgage Loans included in Loan Group II might otherwise have been included in Loan Group I, but were excluded from Loan
                           Group I because they did not meet Freddie Mac criteria (including published guidelines) for factors other than principal balance.

                           The Group I Certificates represent an interest in the Group I Mortgage Loans. The Group II Certificates represent an interest in the Group II Mortgage Loans. The Mezzanine Certificates represent interests in all of the mortgage loans.

                           The statistical information in this prospectus supplement reflects the characteristics of the mortgage loans as of the cut-off date. After the date of this prospectus supplement and prior to the closing date, some mortgage loans may be added to the mortgage pool and some mortgage loans may be removed from the mortgage pool, as described under "Description of the Mortgage Loans" in this prospectus supplement. However, the removal and inclusion of such other mortgage loans will not materially alter the characteristics of the mortgage loans as described in this prospectus supplement, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

                           The mortgage loans consist of approximately 6,097 fixed-rate and adjustable-rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of approximately $919,147,645.

                           The mortgage loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the cut-off date):

                           Mortgage Loans with Prepayment
                           Charges:                               69.81%

                           Fixed-Rate Mortgage Loans:             28.26%

                           Adjustable-Rate Mortgage Loans         71.74%

                           Second Lien Mortgage Loans:            2.12%

Balloon Loans:                                           3.07%

Range of Remaining Term to Stated Maturity:              109 months to 357
                                                         months
Weighted  Average   Remaining  Term  to  Stated
Maturity:                                                346 months

Range of Original Principal Balances:                    $8,417 to $950,000

Average Original Principal Balance:                      $151,448

Range of Outstanding Principal Balances:                 $8,391 to $945,725

Average Outstanding Principal Balance:                   $150,754

Range of Current Mortgage Rates:                         4.125% to 12.500%

Weighted Average Current Mortgage Rate:                  6.811%

Weighted Average Gross Margin of the
Adjustable-Rate Mortgage Loans:                          4.247%

Weighted  Average Maximum  Mortgage Rate of the
Adjustable-Rate Mortgage Loans:                          12.795%

Weighted  Average Minimum  Mortgage Rate of the
Adjustable-Rate Mortgage Loans:                          6.774%

Weighted  Average  Initial Rate  Adjustment Cap
of the Adjustable-Rate Mortgage Loans:                   3.000%

Weighted  Average  Periodic Rate Adjustment Cap
of the Adjustable-Rate Mortgage Loans:                   1.006%

Weighted  Average Months Until Next  Adjustment
Date for the Adjustable-Rate Mortgage Loans:             20 months

Geographic Concentration in Excess of 5% :

         California                                      15.78%

         Florida                                          9.52%

         Maryland                                         8.18%

         New Jersey                                       5.47%

         Illinois                                         5.31%

The Group I Mortgage Loans consist of approximately 2,538 fixed-rate and adjustable-rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of approximately $352,331,280.

The Group I Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the cut-off date):

Mortgage Loans with Prepayment Charges:                  70.71%

Fixed-Rate Mortgage Loans:                               20.16%

Adjustable-Rate Mortgage Loans:                          79.84%

Second Lien Mortgage Loans:                              1.24%

Balloon Loans:                                           3.20%


Range of Remaining Term to Stated Maturity:              112 months to 357
                                                         months

Weighted Average Remaining Term to Stated
Maturity:                                                347 months

Range of Original Principal Balances:                    $9,400 to $400,000

Average Original Principal Balance:                      $139,437

Range of Outstanding Principal Balances:                 $9,376 to $398,380

Average Outstanding Principal Balance:                   $138,822

Range of Current Mortgage Rates:                         4.950% to 11.500%

Weighted Average Current Mortgage Rate:                  6.793%

Weighted Average Gross Margin of the
Adjustable-Rate Group I Mortgage Loans:                  4.242%

Weighted Average Maximum Mortgage Rate
of the Adjustable-Rate Group I Mortgage Loans:           12.824%

Weighted Average Minimum Mortgage Rate
of the Adjustable-Rate Group I Mortgage Loans:           6.800%

Weighted Average Initial Periodic Rate Cap
of the Adjustable-Rate Group I Mortgage Loans:           3.000%

Weighted Average Periodic Rate Cap
of the Adjustable-Rate Group I Mortgage Loans:           1.007%

Weighted Average Months Until Next Adjustment
Date for the Adjustable-Rate Group I Mortgage
Loans:                                                   20 months

Geographic Concentration in Excess of 5%:

         California                                      15.13%

         Florida                                          9.19%

         Maryland                                         7.59%

         Wisconsin                                        6.02%

         Illinois                                         5.20%

The Group II Mortgage Loans consist of approximately 3,559 fixed-rate and adjustable-rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of approximately $566,816,365.

The Group II Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the cut-off date):

Mortgage Loans with Prepayment Charges:                  69.24%

Fixed-Rate Mortgage Loans:                               33.29%

Adjustable-Rate Mortgage Loans:                          66.71%

Second Lien Mortgage Loans:                              2.68%

Balloon Loans:                                           3.00%

Range of Remaining Term to Stated Maturity:              109 months to 357
                                                         months
Weighted Average Remaining Term to Stated
Maturity:                                                346 months

Range of Original Principal Balances:                    $8,417 to $950,000

Average Original Principal Balance:                      $160,013

Range of Outstanding Principal Balances:                 $8,391 to $945,725

Average Outstanding Principal Balance:                   $159,263

Range of Current Mortgage Rates:                         4.125% to 12.500%

Weighted Average Current Mortgage Rate:                  6.821%

Weighted Average Gross Margin of the
Adjustable-Rate Group II Mortgage Loans:                 4.252%

Weighted Average Maximum Mortgage Rate
of the Adjustable-Rate Group II Mortgage Loans:          12.774%

Weighted Average Minimum Mortgage Rate
of the Adjustable-Rate Group II Mortgage Loans:          6.754%

Weighted Average Initial Periodic Rate Cap
of the Adjustable-Rate Group II Mortgage Loans:          3.000%

Weighted Average Periodic Rate Cap
of the Adjustable-Rate Group II Mortgage Loans:          1.005%

                           Weighted Average Months Until Next Adjustment
                           Date for the Adjustable-Rate Group II Mortgage
                           Loans:                                      20 months
                           Geographic Concentration in Excess of 5%:
                                    California                            16.19%
                                    Florida                                9.72%
                                    Maryland                               8.54%
                                    New Jersey                             6.00%
                                    Virginia                               5.43%
                                    Illinois                               5.39%

DISTRIBUTIONS ON THE
CERTIFICATES

Interest Distributions..   The  pass-through  rate  for  each  class  of Class A
                           Certificates  and  Mezzanine   Certificates  will  be
                           calculated at the per annum rate of one-month LIBOR plus the related margin as set forth below, subject to the limitations set forth in this prospectus supplement.

                                                                MARGIN

                             CLASS                  (1)                     (2)
                             -----                  ---                     ---
                             A-1A                  0.250%                 0.500%
                             A-2A                  0.100%                 0.200%
                             A-2B                  0.160%                 0.320%
                             A-2C                  0.240%                 0.480%
                             A-2D                  0.370%                 0.740%
                              M-1                  0.410%                 0.615%
                              M-2                  0.430%                 0.645%
                              M-3                  0.460%                 0.690%
                              M-4                  0.590%                 0.885%
                              M-5                  0.620%                 0.930%
                              M-6                  0.660%                 0.990%
                              M-7                  1.150%                 1.725%
                              M-8                  1.240%                 1.860%
                              M-9                  1.690%                 2.535%
                             M-10                  2.000%                 3.000%
                           ----------


                           (1) For each  distribution  date up to and  including
                               the Optional Termination Date, as defined in this prospectus supplement under "Pooling and Servicing Agreement-- Termination."

                           (2) On each  distribution  date  after  the  Optional
                               Termination Date.

                           See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement for additional information.

                           Interest distributable on the certificates accrues during an accrual period. The accrual period for the Class A Certificates and the Mezzanine Certificates for any distribution date is the period from the previous distribution date (or, in the case of the first accrual period from the closing date) to the day prior to the current distribution date. Interest will be calculated for the Class A Certificates and the Mezzanine Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

                           The Class A Certificates and Mezzanine Certificates will accrue interest on their certificate principal balance outstanding immediately prior to each distribution date.

                           The Class CE Certificates will accrue interest as provided in the pooling and servicing agreement. The Class P Certificates and the Residual Certificates will not accrue interest.

                           See   "Description  of  the   Certificates"  in  this
                           prospectus supplement for additional information.

Principal
Distributions...........   Principal  will be  distributed to the holders of the
                           Class A Certificates  and Mezzanine  Certificates  on
                           each  distribution  date  in  the  amounts  described
                           herein      under       "Description      of      the
                           Certificates--Allocation of Available Funds."

Distribution
Priorities..............   GROUP I CERTIFICATES

                           In general, on any distribution date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans will be distributed as follows:

                           INTEREST DISTRIBUTIONS
                           to distribute  interest on the Group I  Certificates;
                           and

                           PRINCIPAL DISTRIBUTIONS
                           to distribute principal on the Group I Certificates, but only in the order of priority and amounts and to the extent described under "Description of the Offered Certificates--Allocation of Available Funds" in this prospectus supplement.

                           GROUP II CERTIFICATES

                           In general, on any distribution date, funds available for distribution from payments and other amounts received on the Group II Mortgage Loans will be distributed as follows:

                           INTEREST DISTRIBUTIONS
                           to distribute interest on the Group II Certificates, on a PRO rata basis based on the entitlement of each such class; and

                           PRINCIPAL DISTRIBUTIONS
                           to distribute principal on the Group II Certificates, but only in the order of priority and amounts and to the extent described under "Description of the Offered Certificates--Allocation of Available Funds" in this prospectus supplement.

                           MEZZANINE CERTIFICATES

                           In general, on any distribution date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans and the Group II Mortgage Loans, after the distributions on the Class A Certificates described above, will be distributed as follows:

                           INTEREST DISTRIBUTIONS
                           to distribute interest on the Mezzanine Certificates, but only in the amounts and to the extent described herein; and

                           PRINCIPAL DISTRIBUTIONS
                           to    distribute    principal   on   the    Mezzanine
                           Certificates, but only in the order of priority and amounts and to the extent described herein.

                           See   "Description  of  the  Offered   Certificates--
                           Allocation of Available Funds" in this prospectus supplement for additional information.

Crosscollateralization..   In  certain  circumstances,  payments  on the Group I
                           Mortgage   Loans   may  be  used   to  make   certain
                           distributions   to  the   holders  of  the  Group  II
                           Certificates  and  payments  on the Group II Mortgage
                           Loans may be used to make certain distributions to the holders of the Group I Certificates.

                           See   "Description  of  the  Offered   Certificates--
                           Allocation of Available Funds" in this prospectus supplement for additional information.

ADVANCES................   The  servicer   will  make  cash  advances  to  cover
                           delinquent  payments of principal and interest to the
                           extent it reasonably  believes that the cash advances
                           are recoverable  from future payments on the mortgage
                           loans.  Subject to a determination of recoverability,
                           to the extent  provided in the pooling and  servicing
                           agreement,   the  master  servicer,   solely  in  its
                           capacity as successor servicer,  will be obligated to
                           make  any  required  delinquency  advances  that  the
                           servicer   is  required  to  make  under  the  master
                           agreement if the servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

                           See "The Pooling and  Servicing  Agreement--Advances"
                           in  this   prospectus   supplement   for   additional
                           information.

OPTIONAL TERMINATION....   The majority holder of the Class CE Certificates  (so
                           long as such holder is not the seller or an affiliate
                           of the seller) or if such  majority  holder  fails to
                           exercise such option, the master servicer,  or if the
                           master  servicer  fails to exercise such option,  the
                           servicer,  may purchase all of the mortgage loans and
                           any REO properties and retire the  certificates  when
                           the  aggregate   current  principal  balance  of  the
                           mortgage  loans and any REO properties is equal to or
                           less than 10% of the aggregate  principal  balance of
                           the  mortgage  loans  as  of  the  cut-off  date.  In
                           addition,  to the extent that the majority  holder of
                           the Class CE Certificates, the master servicer or the
                           servicer  have not  exercised  such option,  the NIMS
                           Insurer,  if any,  may  purchase  all of the mortgage
                           loans  and  any  REO   properties   and   retire  the
                           certificates when the aggregate current principal balance of mortgage loans and any REO properties is equal to or less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date.

                           See "The Pooling and Servicing Agreement-- Termination" and "Description of the Certificates-- Pass-Through Rates" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

Subordination...........   The   rights  of  the   holders   of  the   Mezzanine
                           Certificates and the Class CE Certificates to receive
                           distributions  will be  subordinated,  to the
                           extent  described in this prospectus  supplement,  to
                           the   rights   of  the   holders   of  the   Class  A
                           Certificates.

                           In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class CE Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

                           Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans.

                           See   "Description   of   the    Certificates--Credit
                           Enhancement"  in  this   prospectus   supplement  for
                           additional information.

Excess Interest.........   The mortgage  loans bear  interest each month that in
                           the aggregate is expected to exceed the amount needed
                           to  distribute   monthly  interest  on  the  Class  A
                           Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans, to maintain overcollateralization at required levels and to cover basis risk shortfall amounts as described in the pooling and servicing agreement.

                           See "Description of the Certificates--Allocation of Available Funds" and "--Overcollateralization" in this prospectus supplement for additional information.

Overcollateralization...   As of  the  closing  date,  the  aggregate  principal
                           balance of the mortgage  loans as of the cut-off date
                           will  exceed  the  aggregate   certificate  principal
                           balance of the Class A  Certificates,  the  Mezzanine
                           Certificates   and  the  Class  P   Certificates   by
                           approximately  $4,600,545,   which  is  approximately
                           equal to the initial certificate principal balance of
                           the Class CE  Certificates.  Such  amount  represents
                           approximately   0.50%  of  the  aggregate   principal
                           balance of the mortgage  loans as of the cut-off date
                           and   is   the   approximate    amount   of   initial
                           overcollateralization required to be provided under the pooling and servicing agreement. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

                           See     "Description     of    the     Certificates--
                           Overcollateralization Provisions" in this prospectus supplement for additional information.

Interest Rate Swap
Agreement...............   The trust administrator, on behalf of the trust, will
                           enter into an Interest Rate Swap  Agreement  with UBS
                           AG as swap provider  (referred to in this  prospectus
                           supplement as the Swap Provider).  Under the Interest
                           Rate Swap Agreement,  on each distribution  date, the
                           trust will be  obligated  to make fixed  payments  as
                           specified in this prospectus
                           supplement and the Swap Provider will be obligated to
                           make  floating  payments  equal to the product of (x)
                           one-month  LIBOR  (as  determined   pursuant  to  the
                           Interest   Rate   Swap   Agreement),   (y)  the  Base
                           Calculation   Amount  for  that   distribution   date
                           multiplied by 250, and (z) a fraction,  the numerator
                           of which is the actual  number of days  elapsed  from
                           the previous  distribution  date to but excluding the
                           current   distribution   date  (or,   for  the  first
                           distribution  date, the actual number of days elapsed
                           from the  closing  date to but  excluding  the  first
                           distribution  date),  and the denominator of which is
                           360. To the extent that the fixed payment exceeds the
                           floating  payment on any distribution  date,  amounts
                           otherwise  available  to  certificateholders  will be
                           applied to make a net  payment to the Swap  Provider,
                           and to the extent that the floating  payment  exceeds
                           the fixed payment on any distribution  date, the Swap
                           Provider  will make a Net Swap  Payment  for  deposit
                           into a segregated  trust account  established  on the
                           closing  date   (referred   to  in  this   prospectus
                           supplement as the Swap Account) pursuant to a swap administration agreement, dated as of the closing date, as more fully described in this prospectus supplement.

                           Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders. See "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Account" in this prospectus supplement.

                           Net Swap Payments and Swap Termination Payments payable by the trust will be deducted from available funds (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

Mortgage Pool Policy....   Approximately  97.25% of the Group I  Mortgage  Loans
                           and  approximately  93.66% of the  Group II  Mortgage
                           Loans (in each case, by aggregate  principal  balance
                           of the  related  loan group as of the  Cut-off  Date)
                           (together,  the "Covered  Mortgage  Loans"),  will be
                           insured by a pool insurance policy issued by the pool
                           insurer.  Such  policy  will  cover  losses  on  such
                           mortgage  loans to the extent that such losses exceed
                           4.39%  of  the  aggregate  principal  balance  of the
                           Covered  Mortgage Loans as of the cut-off date, up to
                           a limit of 5.95% of the aggregate  principal  balance
                           of the Covered Mortgage Loans as of the cut-off date,
                           subject to certain limited conditions and exclusions.
                           See  "Description  of  the   Certificates--The   Pool
                           Policy" in this prospectus supplement

Allocation of Losses....   If, on any distribution date, there is not sufficient
                           excess  interest or  overcollateralization  to absorb
                           realized  losses on the  mortgage  loans as described
                           under     "Description    of    the    Certificates--
                           Overcollateralization Provisions" in this prospectus supplement or Net Swap Payments received under the Interest Rate Swap Agreement, then realized losses on the mortgage loans will be allocated to the

                           Mezzanine Certificates, in reverse numerical order, until the certificate principal balances thereof are reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A Certificates or the Class P Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios there will not be enough interest and principal on the mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which such certificates are then entitled.

                           Once realized losses are allocated to the Mezzanine Certificates, such realized losses will not be
                           reinstated   thereafter   (except   in  the  case  of
                           subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of these certificates according to the priorities set
                           forth      under       "Description       of      the
                           Certificates--Overcollateralization  Provisions"  and
                           "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

                           See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement for additional information.

Cap Contracts...........   For the  first 20  distribution  dates,  the  Group I
                           Certificates,  the  Group  II  Certificates  and  the
                           Mezzanine Certificates will each have the benefit of a related cap contract to pay amounts in respect of basis risk shortfalls on such certificates. Each such cap contract requires the counterparty to make a payment to the extent one-month LIBOR (as set forth in the related cap contract) for any interest accrual period (subject to a ceiling rate) exceeds the rate set forth in the related cap contract, multiplied by the lesser of (i) the notional amount set forth in the related cap contract and (ii) the aggregate certificate principal balance of the certificates benefited by such cap contract and adjusted for the actual number of days in the related accrual period.
                           Cap payments, if any, made by the counterparty will be deposited in the Net WAC Rate Carryover Reserve
                           Account and will be available for distribution in respect of basis risk shortfall amounts on the related certificates as set forth in this prospectus supplement.

                           See "Description of the Certificates--Cap  Contracts"
                           in  this   prospectus   supplement   for   additional
                           information.

REGISTRATION AND
DENOMINATIONS OF
THE CERTIFICATES........   The   Class  A   Certificates   and   the   Mezzanine
                           Certificates will be book-entry  securities  clearing
                           through The  Depository  Trust Company (in the United
                           States) or upon request through  Clearstream  Banking
                           Luxembourg  and the  Euroclear  System (in Europe) in
                           minimum  denominations  of  $25,000;   provided  that
                           offered certificates must be purchased in minimum total investments of $100,000 per class.

TAX STATUS..............   One  or  more   elections   will  be  made  to  treat
                           designated  portions of the trust  (exclusive  of the
                           Interest Rate Swap Agreement,  the Swap Account,  the
                           Net WAC Rate  Carryover  Reserve  Account and the cap
                           contracts)   as  real  estate   mortgage   investment
                           conduits for federal income tax purposes.

                           See  "Federal  Income  Tax   Consequences"   in  this
                           prospectus supplement and in the prospectus for additional information.

ERISA CONSIDERATIONS....   After the  termination of the  supplemental  interest
                           trust, the offered certificates may be purchased by a
                           pension or other employee benefit plan subject to the
                           Employee  Retirement  Income Security Act of 1974, as
                           amended, or Section 4975 of the Internal Revenue Code
                           of 1986, as amended so long as a number of conditions
                           are met.  Prior to  termination  of the  supplemental
                           interest   trust,   such  a  plan  which   meets  the
                           requirements of an investor-based class exemption may
                           purchase the offered certificates.  A fiduciary of an
                           employee   benefit  plan  must   determine  that  the
                           purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

                           See  "ERISA   Considerations"   in  this   prospectus
                           supplement for additional information.

LEGAL INVESTMENT........   The   offered   certificates   will  not   constitute
                           "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                           See "Legal Investment" in this prospectus supplement.

CERTIFICATE RATINGS.....   On the closing date,  the offered  certificates  must
                           have ratings not lower than those set forth in the table entitled "The Series 2005-WF1 Certificates" by each of Moody's Investors Service, Inc. ("Moody's"),
                           Standard & Poor's Rating Services,  a division of The
                           McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings
                           ("Fitch").

                           A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time. The ratings do not address the frequency of prepayments on the mortgage loans, the receipt of any amounts from the Swap Account (with respect to Net WAC Rate Carryover Amounts), the Net WAC Rate Carryover Reserve Account, the cap contracts or the corresponding effect on yield to investors. See "Ratings" in this prospectus supplement for additional information.

                                  RISK FACTORS

         BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS WHICH WE BELIEVE DESCRIBE THE PRINCIPAL FACTORS THAT MAKE AN INVESTMENT IN THE CERTIFICATES SPECULATIVE OR RISKY. IN PARTICULAR, PAYMENTS ON YOUR CERTIFICATES WILL DEPEND ON PAYMENTS RECEIVED ON, AND OTHER RECOVERIES WITH RESPECT TO, THE MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MORTGAGE LOANS.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

         Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

o If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in each loan group may increase the difficulty in analyzing possible prepayment rates.

o Approximately 70.71% of the Group I Mortgage Loans and approximately 69.24% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from 12 months to 36 months after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

o The originator or the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

o The majority holder of the Class CE Certificates (so long as such holder is not the seller or an affiliate of the seller) or, if such majority holder fails to exercise such option, the master servicer (or if the master servicer fails to exercise its option, the servicer) may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of the mortgage loans and any REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. In addition, to the extent that the majority holder of the Class CE Certificates, the master servicer or the servicer have not exercised such option, the NIMS Insurer may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of mortgage loans and any REO properties is equal to or less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date.

o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreement as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and the Mezzanine Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates and Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates on a PRO RATA basis based on the amount of principal actually received on the mortgage loans in the related loan group for the related distribution date. This, as well as the relative sizes of the loan groups, may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the loan groups.

         See "Prepayment and Yield Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON THE OFFERED CERTIFICATES

         The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the master agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

         In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the "Relief Act"). See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the master servicer, the servicer, any subservicer or any bond guaranty insurance policy.

SECOND LIEN LOAN RISK

         Approximately 1.24% of the Group I Mortgage Loans and approximately 2.68% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

SILENT SECOND LIEN RISK

         Approximately 3.83% of the Group I Mortgage Loans and approximately 4.14% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) are subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 78.95% (with respect to such Group I Mortgage Loans) and approximately 75.26% (with respect to such Group II Mortgage Loans) and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 94.01% (with respect to such Group I Mortgage Loans) and approximately 90.97% (with respect to such Group II Mortgage Loans). With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

BALLOON LOAN RISK

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, the servicer will make limited advances as described in the master agreement. Approximately 3.20% of the Group I Mortgage Loans and approximately 3.00% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) are balloon loans.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

         A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement, is not enough to protect your certificates from these losses.

         Furthermore, although a mortgage pool insurance policy has been acquired on behalf of the trust from the pool insurer with respect to approximately 97.25% of the Group I Mortgage Loans and approximately 93.66% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), such coverage will provide only limited protection against losses on defaulted covered Mortgage Loans. Unlike a financial guaranty policy, coverage under a mortgage pool insurance policy is subject to certain limitations and exclusions including, for example, exclusions of otherwise covered mortgage loans with respect to which the borrowers fail to make the first scheduled monthly payment on the related due date (and has not cured such missed payment in accordance with the provisions of the pool policy), losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices, reports and in the case of the mortgage pool insurance policy, compliance with certain representations and warranties. As a result, coverage under the mortgage pool insurance policy may be denied or limited on Covered Mortgage Loans. Coverage will not be available under the pool policy on the Covered Mortgage Loans until losses on such mortgage loans exceed 4.39% of the aggregate principal balance of the Covered Mortgage Loans as of the cut-off date, up to a limit of 5.95% of the aggregate principal balance of the Covered Mortgage Loans as of the cut-off date, subject to certain limited conditions and exclusions, which may further reduce the coverage available to such Covered Mortgage Loans.

         The pool insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy.

         Under the pool policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the servicer or the master servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificateholders.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

         The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) is expected to be higher than the pass-through rates on the Class A Certificates and Mezzanine Certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

o Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and the Mezzanine Certificates.

o The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A Certificates and the Mezzanine Certificates. In addition,
         (i) the first adjustment of the rates for approximately 0.14% of the adjustable-rate Group I Mortgage Loans and approximately 0.23% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) will not occur until one year after the date of origination, (ii) the first adjustment of the rates for approximately 91.42% of the adjustable-rate Group I Mortgage Loans and approximately 93.33% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) will not occur until two years after the date of origination and (iii) the first adjustment of the rates for approximately 8.44% of the adjustable-rate Group I Mortgage Loans and approximately 6.45% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate mortgage loans in the related loan group as of the cut-off date) will not occur until three years after the date of origination. As a result, the pass-through rate on the Class A Certificates and Mezzanine Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

EFFECT OF MORTGAGE RATES ON THE CERTIFICATES

         The Class A Certificates and Mezzanine Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for the Class A Certificates is based on the weighted average of the mortgage rates on the mortgage loans in the related loan group, net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event). The limit on the pass-through rates for the Mezzanine Certificates is based on the weighted average mortgage rate of the Group I Mortgage Loans and the Group II Mortgage Loans net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event), weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates.

         The adjustable-rate mortgage loans have mortgage rates that adjust based on a six-month LIBOR or one-year treasury index. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally one year, two years or three years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A Certificates and Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

         A variety of factors could limit the pass-through rates on the Class A Certificates and the Mezzanine Certificates. Some of these factors are described below:

o The pass-through rates for the Class A Certificates and the Mezzanine Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally one year, two years or three years following their origination. Consequently, the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Class A Certificates and the Mezzanine Certificates are more likely to be limited.

o The index used to determine the mortgage rates on all of the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on such Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on such Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

         If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any distribution date, then in addition to the coverage afforded by the applicable cap contracts, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the Class A Certificates and the Mezzanine Certificates, and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

         Amounts   distributed  on  the  Class  A  Certificates   and  Mezzanine
Certificates in respect of such shortfalls may be supplemented by the cap contracts or the Interest Rate Swap Agreement (to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in this prospectus supplement). However, the amount received from the cap contracts or the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

RISKS ASSOCIATED WITH THE MEZZANINE CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any Net Swap Payment received under the Interest Rate Swap Agreement, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates, may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

         Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least October 2008 or such other date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

         In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreement or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

         When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the servicer's servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicer or the master servicer.

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Mezzanine Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such certificates for such distribution date. THE HOLDERS OF THE CLASS A CERTIFICATES AND MEZZANINE CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS. IF THESE SHORTFALLS ARE ALLOCATED TO THE CLASS A CERTIFICATES AND MEZZANINE CERTIFICATES THE AMOUNT OF INTEREST DISTRIBUTED TO THOSE CERTIFICATES WILL BE REDUCED, ADVERSELY AFFECTING THE YIELD ON YOUR INVESTMENT.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN PRINCIPAL BALANCE OF MORTGAGE LOANS

         Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 43.87% of the Group I Mortgage Loans and approximately 44.30% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien mortgage loans) in excess of 80.00%, but no more than 100.00% at origination. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the appraised value of such mortgaged properties. See "The Originator" in this prospectus supplement.

GEOGRAPHIC CONCENTRATION

         The chart presented under "Summary of Terms--Mortgage Loans" lists the states with the highest concentrations of mortgage loans. Mortgaged properties in California may be particularly susceptible to certain types of hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

o Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

HURRICANE KATRINA AND HURRICANE RITA MAY ADVERSELY AFFECT THE MORTGAGE LOANS

         Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005. Approximately 2.11% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are in disaster areas designated by the Federal Emergency Management Agency. In addition, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 24, 2005. As of the date of this prospectus supplement, the extent of the damage caused by Hurricane Rita was not known.

         The seller will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such mortgage loan, the seller will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the Class A Certificates and Mezzanine Certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

         The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A Certificates or Mezzanine Certificates or impact the weighted average lives of the Class A Certificates or Mezzanine Certificates.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

         The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

o        the  Federal   Truth-in-Lending   Act  and   Regulation  Z  promulgated
         thereunder,   which  require  certain  disclosures  to  the  mortgagors
         regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

         The originator or the seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the originator or the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

HIGH COST LOANS

         None of the mortgage loans are "High Cost Loans" within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See "Certain Legal Aspects of Residential Loans--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders--HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS" in the prospectus.

         In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such mortgage loan from the trust.

         See  "Certain  Legal  Aspects  of  Residential   Loans--Anti-Deficiency
Legislation,   Bankruptcy  Laws  and  Other   Limitations  on  Lenders"  in  the
prospectus.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

         The Class A Certificates and the Mezzanine Certificates will not represent an interest in or obligation of the depositor, the seller, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. None of the Class A Certificates, the Mezzanine Certificates or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the seller, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Reserve Account will be the sole source of distributions on the Class A Certificates and the Mezzanine Certificates, and there will be no recourse to the depositor, the seller, the servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the Class A Certificates and the Mezzanine Certificates.

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER

         Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds 4.318%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

         Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment. Investors should note that the level of one-month LIBOR as of September 26, 2005 is approximately 3.8375% which means the trust will make a Net Swap Payment to the Swap Provider unless and until one-month LIBOR equals approximately 4.318%.

         To the extent that distributions on the Class A and Mezzanine Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates. See "Description of the Offered Certificates--The Swap Provider" in this prospectus supplement.

THE CAP CONTRACTS ARE SUBJECT TO COUNTERPARTY RISK

         The assets of the trust include the cap contracts, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Class A Certificates and Mezzanine Certificates. To the extent that distributions on the Class A Certificates or Mezzanine Certificates depend in part on payments to be received by the trust administrator under the related cap contract, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the counterparty to the cap contracts. Although there is a mechanism in place to facilitate replacement of the cap contracts upon the default or credit impairment of the cap contract counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap contract.

LACK OF LIQUIDITY

         The underwriter intends to make a secondary market in the classes of certificates actually purchased by it, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK ENTRY SYSTEM

         Ownership of the offered certificates will be registered electronically with the Depository Trust Company. The lack of physical certificates could:

o result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to the Depository Trust Company instead of directly to you;

o make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and

o hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book Entry Certificates" in this prospectus supplement.

RIGHTS OF THE NIMS INSURER

         Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer:
(i) the right to provide notices of master servicer defaults and the right to direct the termination of the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required prior to, among other things, (i) the removal or replacement of the master servicer, any successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or
(iii) any amendment to the pooling and servicing agreement.

         Investors in the offered certificates should note that:

o any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

o        the rights to be granted to the NIMS Insurer, if any, are extensive;

o the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer's rights;

o such NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

o there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

NATURE OF THE MORTGAGE LOANS

         The mortgage loans in the trust were originated in accordance with the originator's underwriting guidelines described herein without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

REDUCTION OR WITHDRAWAL OF RATINGS

         Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                           FORWARD LOOKING STATEMENTS

         In this prospectus supplement and the accompanying prospectus, we use certain forward looking statements. These forward looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

         (1)  economic conditions and industry competition;

         (2)  political and/or social conditions; and

         (3)  the law and government regulatory initiatives.

         We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

         We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates and this offering. We define the capitalized terms we use in this prospectus supplement under the caption "Glossary of Terms" in this prospectus supplement. We define capitalized terms we use in the accompanying prospectus under the caption "Glossary of Terms" in the prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by the originator at the time it sold the Mortgage Loans.

         The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related Mortgaged Properties in each Loan Group as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the certificates, Mortgage Loans may be removed from any of the Loan Groups as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other Mortgage Loans may be included in each Loan Group prior to the issuance of the certificates unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Loans in such Loan Group as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans in each Loan Group will be representative of the characteristics of each such Loan Group as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in a Loan Group may vary.

         Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the Cut-off Date Principal Balance in the aggregate or with respect to the related Loan Group.

         The trust will consist of a pool of residential mortgage loans which will be divided into the Group I Mortgage Loans, consisting of a group of fixed-rate and adjustable-rate, first lien and second lien, balloon and fully-amortizing mortgage loans with Principal Balances that conform to Fannie Mae and Freddie Mac loan limits, and the Group II Mortgage Loans, consisting of a group of fixed-rate and adjustable-rate, first lien and second lien, balloon and fully-amortizing mortgage loans with Principal Balances that may or may not conform to Fannie Mae and Freddie Mac loan limits. In addition, certain of the conforming balance Mortgage Loans included in Loan Group II might otherwise have been included in Loan Group I, but were excluded from Loan Group I because they did not meet Freddie Mac criteria (including published guidelines) for factors other than principal balance.

         The Group I Mortgage Loans consist of 2,538 Mortgage Loans and have a Cut-off Date Principal Balance of approximately $352,331,280. The Group II Mortgage Loans consist of 3,559 Mortgage Loans and have a Cut-off Date Principal Balance of approximately $566,816,365.

         All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments which create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units. Approximately 98.76% of the Group I Mortgage Loans are secured by first Mortgages and approximately 1.24% of the Group I Mortgage Loans are secured by second Mortgages. Approximately 97.32% of the Group II Mortgage Loans are secured by first Mortgages and approximately 2.12% of the Group II Mortgage Loans are secured by second Mortgages. Approximately 97.88% of the Mortgage Loans are secured by first Mortgages and approximately 1.24% of the Mortgage Loans are secured by second Mortgages

         The seller previously purchased the Mortgage Loans from the originator pursuant to the Master Agreement. The depositor will purchase the Mortgage Loans from the seller and acquire the seller's rights against the originator under the Master Agreement pursuant to the Assignment Agreement. Pursuant to the Pooling and Servicing Agreement, the depositor will cause the Mortgage Loans and the depositor's rights under the Master Agreement and the Assignment Agreement to be assigned to the trustee for the benefit of the certificateholders. See "The Pooling Agreement" herein.

         Each of the Mortgage Loans was selected from the seller's portfolio of mortgage loans. The Mortgage Loans were originated by the originator or acquired by the originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the originator in accordance with its respective underwriting standards as described under "The Originator" in this prospectus supplement.

         Under the Master Agreement and the Assignment Agreement, certain representations and warranties regarding the Mortgage Loans have been made by the originator. Pursuant to the Assignment Agreement, the seller has assigned its rights with respect to the Master Agreement, including remedies with respect to breaches of representations and warranties, to the depositor (who will further assign such rights to the trustee on behalf of the trust) and made certain additional representations and warranties regarding such Mortgage Loans. To the extent set forth under "The Pooling Agreement--Assignment of the Mortgage Loans," the trustee will enforce the obligations of the originator under the Master Agreement and the Assignment Agreement (as assigned by the depositor to the trustee pursuant to the Pooling Agreement) or the seller under the Assignment Agreement, to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists uncured deficient documentation or an uncured breach of any such representation or warranty, if such breach or deficiency materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller, other than in connection with certain limited representations and warranties as described above. The originator will have no obligation with respect to the certificates in its capacity as originator, other than in connection with representations and warranties made by it under the Master Agreement and assigned to the trustee as described above.

         The Mortgage Loans are subject to the "due-on-sale" provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

         Each Mortgage Loan will accrue interest at the Mortgage Rate. Approximately 79.84% of the Group I Mortgage Loans are Adjustable-Rate Group I Mortgage Loans and approximately 20.16% of the Group I Mortgage Loans are Fixed-Rate Group I Mortgage Loans. Approximately 66.71% of the Group II Mortgage Loans are Adjustable-Rate Group II Mortgage Loans and approximately 33.29% of the Group II Mortgage Loans are Fixed-Rate Group II Mortgage Loans.

         Each Fixed-Rate Mortgage Loan has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

         Each Adjustable-Rate Mortgage Loan accrues interest at a Mortgage Rate that is adjustable following an initial period of one year, two years or three years following origination. Generally, the Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each Adjustment Date applicable thereto; provided, that (i) the first adjustment for the Adjustable-Rate Group I Mortgage Loans will occur after an initial period of one year in the case of approximately 0.14% of the Adjustable-Rate Group I Mortgage Loans, two years in the case of approximately 91.42% of the Adjustable-Rate Group I Mortgage Loans and three years in the case of approximately 8.44% of the Adjustable-Rate Group I Mortgage Loans and (ii) the first adjustment for the Adjustable-Rate Group II Mortgage Loans will occur after an initial period of one year in the case of approximately 0.23% of the Adjustable-Rate Group II Mortgage Loans, two years in the case of approximately 93.33% of the Adjustable-Rate Group II Mortgage Loans and three years in the case of approximately 6.45% of the Adjustable-Rate Group II Mortgage Loans. On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR or One-Year CMT and the Gross Margin. The Mortgage Rate on any adjustable-rate Mortgage Loan will not decrease or increase by more than a stated percentage (up to a maximum of no more than 3.000% per annum, as specified in the related mortgage note) on the first related Adjustment Date and will not increase or decrease by more than a stated percentage (up to a maximum of no more than 2.000% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter. The Adjustable-Rate Group I Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 3.000% per annum and a weighted average Periodic Rate Cap of approximately 1.007% per annum thereafter. The Adjustable-Rate Group II Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 3.000% per annum and a weighted average Periodic Rate Cap of approximately 1.005% per annum thereafter. Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate. Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related adjustable-rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the adjustable-rate Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

         Approximately 70.71% of the Group I Mortgage Loans and approximately 69.24% of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, such Mortgage Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between 12 months and 36 months from the date of origination of such Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and is generally equal to six months' interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12 month period. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Master Agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act") permits the collection of prepayment charges and late fees in connection with some types of eligible loans and pre-empts any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted against the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in this prospectus supplement. The Office of Thrift Supervision ("OTS") has withdrawn its favorable Parity Act regulations and Chief Counsel Opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges, decisions by the servicer with respect to the waiver thereof and the amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions--Prepayment Penalties" in the prospectus.

         THE INDEX. The index with respect to the Adjustable-Rate Mortgage Loans is Six-Month LIBOR or One-Year CMT. If the Index becomes unpublished or is otherwise unavailable, the servicer will select an alternative index which is based upon comparable information.

MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the percentages of the Cut-off Date Principal Balances of the Mortgage Loans.

         Approximately 44.14% of the Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Mortgage Loans) at origination in excess of 80.00%. No Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratio with respect to any second lien Mortgage Loan) at origination in excess of 100.00%. The weighted average loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Mortgage Loans) of the Mortgage Loans at origination was approximately 79.85%. There can be no assurance that the loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Mortgage Loans) of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Mortgage Loans). Additionally, the originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Mortgage Loans) of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

         The weighted average remaining term to maturity of the Mortgage Loans was approximately 346 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to February 2004 or after July 2005, or has a remaining term to maturity of less than 109 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is June 2035.

         The average Principal Balance of the Mortgage Loans at origination was approximately $151,448. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $150,754. No Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $8,391 or less than approximately $945,725.

         As of the Cut-off Date, the Mortgage Loans had Mortgage Rates of not less than 4.125% per annum and not more than 12.500% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.811% per annum. As of the Cut-off Date, the Adjustable-Rate Mortgage Loans had Gross Margins ranging from 1.500% per annum to 10.125% per annum, Minimum Mortgage Rates ranging from 4.125% per annum to 11.800% per annum and Maximum Mortgage Rates ranging from 10.125% per annum to 17.800% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Mortgage Loans was approximately 4.247% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately 6.774% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately 12.795% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Mortgage Loan occurs in June 2008 and the weighted average months until the next Adjustment Date for all of the Adjustable-Rate Mortgage Loans is approximately 20 months.

         The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding). The column titled "Weighted Average Original LTV" references combined loan-to-value ratios for the second lien Mortgage Loans. The column titled "Weighted Average FICO" does not include any Mortgage Loans for which a credit score was not available.

              ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                WEIGHTED   WEIGHTED
 RANGE OF ORIGINAL           OF      OUTSTANDING    OUTSTANDING    AVERAGE    AVERAGE   AVERAGE    WEIGHTED              % OF
     PRINCIPAL            MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL   SECOND
   BALANCES ($)            LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV        FICO    DOC LOANS   LIENS
---------------------     --------   ------------   ------------  --------   --------  ---------   --------  ---------   -------
  50,000 or less.....       812     $ 26,798,951        2.92%    $ 33,004     9.529%      87.03%     608      94.47%     47.40%
  50,001 - 100,000...     1,372      106,010,370       11.53       77,267     7.579       80.11      606      97.18       4.76
 100,001 - 150,000...     1,399      174,365,592       18.97      124,636     7.015       81.17      612      94.66       1.02
 150,001 - 200,000...     1,083      187,338,614       20.38      172,981     6.739       80.91      614      93.97       0.00
 200,001 - 250,000...       596      132,578,789       14.42      222,448     6.553       79.55      617      91.80       0.00
 250,001 - 300,000...       346       94,287,390       10.26      272,507     6.533       78.83      622      91.61       0.00
 300,001 - 350,000...       180       57,961,795        6.31      322,010     6.431       79.46      622      89.47       0.00
 350,001 - 400,000...       146       54,854,263        5.97      375,714     6.238       77.18      652      86.25       0.00
 400,001 - 450,000...        47       20,077,796        2.18      427,187     6.120       76.02      654      85.25       0.00
 450,001 - 500,000...        42       20,049,333        2.18      477,365     6.097       78.21      656      80.92       0.00
 500,001 - 550,000...        29       15,140,958        1.65      522,102     6.113       77.62      658      68.59       0.00
 550,001 - 600,000...        16        9,271,524        1.01      579,470     6.085       77.87      642      75.13       0.00
 600,001 - 650,000...        12        7,507,937        0.82      625,661     6.102       72.75      674      91.71       0.00
 650,001 - 700,000...         7        4,764,609        0.52      680,658     5.826       73.01      658      71.27       0.00
 700,001 - 750,000...         2        1,477,047        0.16      738,524     5.999       73.65      674     100.00       0.00
 750,001 - 800,000...         4        3,100,603        0.34      775,151     6.093       62.93      621      49.73       0.00
 800,001 - 850,000...         1          800,967        0.09      800,967     5.875       63.24      600     100.00       0.00
 900,001 - 950,000...         3        2,761,107        0.30      920,369     5.709       71.60      702      67.21       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage of
the Mortgage Loans..      6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======

---------
(1) The average Principal Balance at origination of the Mortgage Loans was approximately $151,448.



            CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS(1)

                                                       % OF
                                                    AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                WEIGHTED   WEIGHTED
  RANGE OF CUT-OFF           OF      OUTSTANDING    OUTSTANDING    AVERAGE   AVERAGE    AVERAGE    WEIGHTED  % OF FULL   % OF
   DATE PRINCIPAL         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE      DOC      SECOND
    BALANCES ($)           LOANS     CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON      LTV        FICO      LOANS      LIENS
---------------------     --------   ------------   ------------  --------   --------  ---------   --------  ---------   -------
  50,000 or less.....       815     $ 26,947,671        2.93%    $ 33,065     9.518%     86.98%     608       94.50%    47.14%
  50,001 - 100,000...     1,374      106,359,772       11.57       77,409     7.573      80.13      606       97.10      4.75
 100,001 - 150,000...     1,406      175,661,992       19.11      124,937     7.019      81.22      612       94.76      1.01
 150,001 - 200,000...     1,072      185,744,078       20.21      173,269     6.733      80.85      614       93.91      0.00
 200,001 - 250,000...       602      134,126,627       14.59      222,802     6.549      79.59      617       91.34      0.00
 250,001 - 300,000...       340       92,839,255       10.10      273,057     6.540      78.73      621       92.28      0.00
 300,001 - 350,000...       180       58,011,966        6.31      322,289     6.432      79.55      622       89.47      0.00
 350,001 - 400,000...       145       54,504,403        5.93      375,892     6.234      77.13      652       86.16      0.00
 400,001 - 450,000...        47       20,077,796        2.18      427,187     6.120      76.02      654       85.25      0.00
 450,001 - 500,000...        42       20,049,333        2.18      477,365     6.097      78.21      656       80.92      0.00
 500,001 - 550,000...        30       15,690,698        1.71      523,023     6.107      77.70      661       69.69      0.00
 550,001 - 600,000...        15        8,721,785        0.95      581,452     6.093      77.73      636       73.56      0.00
 600,001 - 650,000...        12        7,507,937        0.82      625,661     6.102      72.75      674       91.71      0.00
 650,001 - 700,000...         7        4,764,609        0.52      680,658     5.826      73.01      658       71.27      0.00
 700,001 - 750,000...         2        1,477,047        0.16      738,524     5.999      73.65      674      100.00      0.00
 750,001 - 800,000...         4        3,100,603        0.34      775,151     6.093      62.93      621       49.73      0.00
 800,001 - 850,000...         1          800,967        0.09      800,967     5.875      63.24      600      100.00      0.00
 900,001 - 950,000...         3        2,761,107        0.30      920,369     5.709      71.60      702       67.21      0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%     79.85%     620       91.75%     2.12%
                          =====     ============     =======

---------
(1) The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $150,754.

                     CREDIT SCORES FOR THE MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                             OF      OUTSTANDING    OUTSTANDING    AVERAGE   AVERAGE   AVERAGE     WEIGHTED  % OF FULL    % OF
   RANGE OF CREDIT        MORTGAGE   AS OF THE      AS OF THE     PRINCIPAL   GROSS    ORIGINAL    AVERAGE      DOC       SECOND
       SCORES               LOANS    CUT-OFF DATE  CUT-OFF DATE    BALANCE    COUPON     LTV         FICO      LOANS      LIENS
---------------------     --------   ------------  ------------   ---------  --------  ---------   --------  ---------   -------
Not Available.......         44     $  2,292,041        0.25%    $ 52,092     9.037%      70.06%     N/A       98.91%     0.00%
400 - 499...........          2          122,655        0.01       61,328     8.296       69.80      469      100.00      0.00
500 - 519...........         73        7,593,229        0.83      104,017     8.835       67.22      510       97.59      0.00
520 - 539...........        272       33,646,470        3.66      123,700     8.161       71.65      529       95.73      0.00
540 - 559...........        397       57,033,232        6.21      143,661     7.326       72.28      549       95.78      0.00
560 - 579...........        878      136,333,147       14.83      155,277     6.909       77.29      569       94.39      0.00
580 - 599...........        941      126,655,842       13.78      134,597     7.077       81.81      589       91.46      4.24
600 - 619...........        981      141,796,258       15.43      144,543     6.861       83.11      609       92.07      2.71
620 - 639...........        822      121,575,152       13.23      147,902     6.762       84.00      629       91.21      2.65
640 - 659...........        679      103,402,011       11.25      152,286     6.616       83.70      649       90.16      3.10
660 - 679...........        403       66,396,042        7.22      164,754     6.441       83.12      669       88.52      2.60
680 - 699...........        224       37,985,285        4.13      169,577     6.366       81.20      689       86.15      3.59
700 - 719...........        122       22,265,820        2.42      182,507     6.167       79.97      709       84.57      2.29
720 - 739...........         67       13,780,520        1.50      205,679     5.959       73.02      730       90.33      1.95
740 - 759...........         67       17,011,385        1.85      253,901     5.756       72.88      750       91.15      0.00
760 - 779...........         60       13,870,802        1.51      231,180     5.717       68.50      770       91.42      0.19
780 - 799...........         46       12,125,040        1.32      263,588     5.558       61.05      788      100.00      0.00
800 - 819...........         19        5,262,714        0.57      276,985     5.324       58.75      805       83.68      0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620       91.75%     2.12%
                          =====     ============     =======

---------
(1) The weighted average credit score of the Mortgage Loans that had credit scores was approximately 620.



              REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS(1)

                                                        % OF
                                                     AGGREGATE
                                      PRINCIPAL       PRINCIPAL
                          NUMBER       BALANCE         BALANCE               WEIGHTED    WEIGHTED
                            OF       OUTSTANDING     OUTSTANDING   AVERAGE   AVERAGE     AVERAGE    WEIGHTED              % OF
 RANGE OF REMAINING       MORTGAGE   AS OF THE       AS OF THE    PRINCIPAL   GROSS      ORIGINAL   AVERAGE  % OF FULL   SECOND
   TERMS (MONTHS)          LOANS    CUT-OFF DATE    CUT-OFF DATE   BALANCE    COUPON      LTV         FICO   DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
180 or less.........        341     $ 44,373,934        4.83%    $130,129     6.676%      72.86%     645      88.66%      0.81%
181 - 240...........         16        2,057,168        0.22      128,573     6.729       71.88      647     100.00       0.00
241 - 300...........          9        1,805,684        0.20      200,632     6.260       68.97      670     100.00       0.00
301 - 360...........      5,731      870,910,859       94.75      151,965     6.819       80.25      619      91.87       2.20
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======

---------
(1) The weighted average remaining term to maturity of the Mortgage Loans was approximately 346 months.

                      PROPERTY TYPES OF THE MORTGAGE LOANS

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                 WEIGHTED   WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING    AVERAGE    AVERAGE    AVERAGE    WEIGHTED  % OF FULL    % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS     ORIGINAL    AVERAGE     DOC      SECOND
    PROPERTY TYPE          LOANS     CUT-OFF DATE   CUT-OFF DATE  BALANCE      COUPON       LTV       FICO      LOANS     LIENS
---------------------     --------   ------------   ------------  ---------   --------  ---------   --------  ---------   -------
Single Family.......      5,536     $821,728,880       89.40%    $148,434     6.824%      80.12%     620      91.48%      2.15%
PUD(1)..............        162       31,747,616        3.45      195,973     6.650       74.95      625      97.28       2.36
Low Rise Condo (2-4
floors).............        215       30,662,317        3.34      142,615     6.852       82.25      631      95.25       3.28
Two Family..........        154       28,706,249        3.12      186,404     6.661       77.43      625      90.72       0.23
Three Family........         17        3,168,715        0.34      186,395     6.766       64.41      617      94.40       0.00
High Rise Condo
(greater than 8
floors).............          8        2,139,930        0.23      267,491     5.739       70.88      678      92.50       0.00
Four Family.........          4          870,655        0.09      217,664     6.424       73.74      629      48.35       0.00
Condominium.........          1          123,285        0.01      123,285     6.250       78.48      661     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620       91.75%     2.12%
                          =====     ============     =======

--------
(1)  PUD refers to a home or "unit" in a Planned Unit Development.

                    OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                     PRINCIPAL       PRINCIPAL
                           NUMBER     BALANCE         BALANCE                WEIGHTED   WEIGHTED
                             OF      OUTSTANDING    OUTSTANDING    AVERAGE   AVERAGE    AVERAGE   WEIGHTED               % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS      ORIGINAL  AVERAGE   % OF FULL   SECOND
  OCCUPANCY STATUS         LOANS    CUT-OFF DATE    CUT-OFF DATE   BALANCE    COUPON      LTV       FICO     DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Owner Occupied......      5,947     $904,346,209       98.39%    $152,068     6.813%      80.00%     620      91.76%      2.16%
Investor Occupied...        124       10,580,781        1.15       85,329     6.791       69.77      638      91.19       0.00
Second Home.........         26        4,220,656        0.46      162,333     6.401       72.07      635      91.63       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======

---------
(1)  Occupancy as represented by the mortgagor at the time of origination.


                          PURPOSE OF THE MORTGAGE LOANS

                                                        % OF
                                                      AGGREGATE
                                      PRINCIPAL       PRINCIPAL
                           NUMBER      BALANCE         BALANCE                WEIGHTED  WEIGHTED
                            OF        OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED               % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
       PURPOSE             LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV        FICO    DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Cash Out Refinance..      3,996     $657,700,209       71.56%    $164,590     6.682%      76.97%     615      91.53%      0.44%
Purchase............      1,596      188,985,562       20.56      118,412     7.248       89.23      637      91.92       8.25
Rate & Term
Refinance...........        505       72,461,874        7.88      143,489     6.840       81.48      626      93.32       1.46
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======

          ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)(2)(3)

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                WEIGHTED   WEIGHTED
  RANGE OF ORIGINAL         OF        OUTSTANDING    OUTSTANDING  AVERAGE    AVERAGE    AVERAGE    WEIGHTED  % OF FULL    % OF
LOAN-TO-VALUE RATIOS     MORTGAGE    AS OF THE       AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE      DOC       SECOND
         (%)               LOANS    CUT-OFF DATE    CUT-OFF DATE  BALANCE     COUPON      LTV       FICO       LOANS      LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
  50.00 or less             241     $ 31,654,341        3.44%    $131,346     6.197%      41.00%     650       94.61%     0.00%
 50.01-  55.00......        113       19,946,369        2.17      176,517     6.076       53.11      648       92.27      0.00
 55.01-  60.00......        151       22,788,008        2.48      150,914     6.399       57.90      614       86.57      0.00
 60.01-  65.00......        259       47,434,849        5.16      183,146     6.210       62.82      630       90.51      0.00
 65.01-  70.00......        431       75,162,770        8.18      174,392     6.431       68.36      618       91.89      0.00
 70.01-  75.00......        558       96,567,632       10.51      173,060     6.587       73.97      603       91.18      0.00
 75.01-  80.00......      1,339      219,918,652       23.93      164,241     6.568       79.37      617       91.25      0.01
 80.01-  85.00......        569       90,992,527        9.90      159,917     6.776       84.30      610       90.18      0.04
 85.01-  90.00......      1,043      169,411,433       18.43      162,427     7.049       89.60      615       88.29      0.27
 90.01-  95.00......        495       69,456,117        7.56      140,315     7.302       94.66      638       99.35      2.78
 95.01- 100.00......        898       75,814,947        8.25       84,426     8.182       99.92      642       97.45     22.52
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%     79.85%    620       91.75%     2.12%
                          =====     ============     =======

---------
(1)  The   weighted   average   original   loan-to-value   ratio  (or   combined
     loan-to-value ratios with respect to second lien Mortgage Loans) of the Mortgage Loans as of the Cut-off Date was approximately 79.85%.

(2) For a description of the determination of loan-to-value ratio by the originator, see "The Originator" in this prospectus supplement.

(3) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE MORTGAGE
                                    LOANS(1)


                                                        % OF
                                                      AGGREGATE
                                      PRINCIPAL       PRINCIPAL
                           NUMBER      BALANCE         BALANCE               WEIGHTED   WEIGHTED
                             OF      OUTSTANDING     OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL   SECOND
      LOCATION             LOANS     CUT-OFF DATE   CUT-OFF DATE  BALANCE     COUPON      LTV        FICO    DOC LOANS   LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Southern California.        314     $ 88,506,694        9.63%    $281,868     6.005%      70.13%     662      90.56%      1.14%
Florida.............        561       87,490,620        9.52      155,955     6.809       81.19      618      86.12       2.25
Maryland............        392       75,166,249        8.18      191,751     6.665       78.83      605      95.18       2.00
Northern California.        216       56,566,983        6.15      261,884     6.075       70.83      661      84.81       2.39
New Jersey..........        255       50,311,927        5.47      197,302     6.686       75.67      617      97.89       0.22
Illinois............        300       48,835,255        5.31      162,784     6.799       82.76      614      91.36       0.94
Wisconsin...........        365       45,825,133        4.99      125,548     7.188       84.13      617      96.53       0.16
Virginia............        259       44,768,173        4.87      172,850     6.725       80.36      615      92.83       1.87
New York............        187       37,528,964        4.08      200,690     6.643       75.53      614      96.05       0.00
Michigan............        238       29,009,648        3.16      121,889     7.160       85.53      616      92.21       0.39
Other...............      3,010      355,138,000       38.64      117,986     7.130       83.16      611      91.75       3.41
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage
Loans ..............      6,097     $919,147,645      100.00%    $150,754     6.811%     79.85%    620      91.75%      2.12%
                          =====     ============     =======

 ZIP CODE DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE MORTGAGE LOANS


                                                       % OF
                                                     AGGREGATE
                                       PRINCIPAL     PRINCIPAL
                           NUMBER      BALANCE        BALANCE               WEIGHTED   WEIGHTED
                            OF        OUTSTANDING   OUTSTANDING   AVERAGE   AVERAGE     AVERAGE  WEIGHTED                % OF
                          MORTGAGE   AS OF THE      AS OF THE    PRINCIPAL  GROSS      ORIGINAL  AVERAGE   % OF FULL    SECOND
      ZIP CODE             LOANS     CUT-OFF DATE  CUT-OFF DATE   BALANCE    COUPON      LTV       FICO     DOC LOANS    LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
20744...............         17     $  4,144,026        0.45%    $243,766     6.526%      80.07%     604     100.00%      0.00%
20735...............         15        3,594,621        0.39      239,641     6.595       83.23      609     100.00       0.00
20772...............         10        2,743,206        0.30      274,321     6.511       81.12      619      90.01       1.66
93063...............          4        2,414,135        0.26      603,534     5.950       77.71      682     100.00       0.00
20774...............         10        2,304,734        0.25      230,473     6.072       77.36      627      76.28       0.00
21122...............         11        2,269,552        0.25      206,323     6.596       83.22      597     100.00       2.40
53218...............         19        2,060,852        0.22      108,466     7.480       87.07      610     100.00       0.00
20747...............          9        1,665,219        0.18      185,024     6.720       83.22      616     100.00       0.00
22193...............          7        1,664,566        0.18      237,795     6.343       79.09      605     100.00       0.00
20018...............          9        1,601,759        0.17      177,973     6.699       65.70      561      86.87       0.00
Other...............      5,986      894,684,974       97.34      149,463     6.818       79.84      621      91.64       2.17
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======


                  DOCUMENTATION LEVELS OF THE MORTGAGE LOANS(1)

                                                      % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                WEIGHTED   WEIGHTED
                             OF       OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL    SECOND
 DOCUMENTATION LEVEL       LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV       FICO     DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Full................      5,720     $843,323,159       91.75%    $147,434     6.835%      79.98%     619     100.00%      2.03%
Full Documentation
with 12 Months Bank
Statements..........        356       72,316,702        7.87      203,137     6.541       78.74      633       0.00       3.30
Full Documentation
with 6 Months Bank
Statements..........         21        3,507,785        0.38      167,037     6.428       70.45      614       0.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======


                    RISK CATEGORIES OF THE MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL       PRINCIPAL
                           NUMBER      BALANCE         BALANCE               WEIGHTED   WEIGHTED
                            OF        OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED               % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL   SECOND
    RISK CATEGORY          LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV       FICO     DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Y4..................      1,230     $185,184,123       20.15%    $150,556     6.840%      77.58%     583      94.03%      0.00%
Y9..................        924      175,454,011       19.09      189,885     6.124       77.29      710      88.33       2.23
Y6..................        885      130,359,936       14.18      147,299     6.828       83.42      611      92.04       2.96
Y7..................        790      114,664,991       12.48      145,146     6.767       85.13      631      91.10       3.08
Y5..................        760      101,500,575       11.04      133,553     7.095       83.00      590      90.47       5.16
Y8..................        615       95,062,725       10.34      154,574     6.590       84.32      650      90.66       3.14
Y2..................        450       56,094,424        6.10      124,654     8.143       72.06      545      96.96       0.00
Y3..................        368       53,080,457        5.77      144,240     7.172       72.01      554      93.84       0.00
Y1..................         75        7,746,404        0.84      103,285     8.878       67.85      511      97.64       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======

---------
(1)  For a description of each risk category, see "The Originator" herein.

                 CURRENT MORTGAGE RATES OF THE MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                        PRINCIPAL     PRINCIPAL
                           NUMBER        BALANCE       BALANCE               WEIGHTED   WEIGHTED
                            OF         OUTSTANDING   OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
  RANGE OF CURRENT        MORTGAGE     AS OF THE      AS OF THE   PRINCIPAL  GROSS      ORIGINAL   AVERAGE   % OF FULL    SECOND
 MORTGAGE RATES (%)        LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE   COUPON      LTV         FICO    DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
 4.001 -  4.500......         2     $    579,469        0.06%    $289,734     4.293%      71.63%     653     100.00%      0.00%
 4.501 -  5.000......        63       13,558,827        1.48      215,219     4.899       69.81      686      82.68       0.00
 5.001 -  5.500......       325       82,733,750        9.00      254,565     5.373       68.17      683      87.03       0.00
 5.501 -  6.000......       767      162,093,259       17.64      211,334     5.847       74.39      640      91.11       0.00
 6.001 -  6.500......       900      163,220,144       17.76      181,356     6.335       78.71      624      91.23       0.00
 6.501 -  7.000......     1,166      192,402,885       20.93      165,011     6.816       82.58      612      89.76       0.00
 7.001 -  7.500......       800      113,080,002       12.30      141,350     7.312       84.44      602      94.31       0.02
 7.501 -  8.000......       739       95,754,922       10.42      129,574     7.801       85.71      594      95.88       0.00
 8.001 -  8.500......       327       35,826,522        3.90      109,561     8.298       83.88      580      97.11       0.00
 8.501 -  9.000......       305       25,541,283        2.78       83,742     8.773       83.43      568      98.65       4.96
 9.001 -  9.500......       110        9,154,390        1.00       83,222     9.294       80.13      557      96.85       3.07
 9.501 - 10.000......       129        7,386,502        0.80       57,260     9.782       84.56      590      98.09      28.64
10.001 - 10.500......        98        4,270,562        0.46       43,577    10.329       93.19      633      82.99      68.96
10.501 - 11.000......        83        3,592,413        0.39       43,282    10.841       95.22      627      78.81      85.53
11.001 - 11.500......        93        3,075,539        0.33       33,070    11.348       98.48      617      92.16      97.34
11.501 - 12.000......       105        4,040,370        0.44       38,480    11.844       98.60      600      92.70      98.85
12.001 - 12.500......        85        2,836,807        0.31       33,374    12.396       98.54      589      95.82     100.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======

---------
(1) The weighted average current Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 6.811% per annum.

             GROSS MARGINS OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                          NUMBER       BALANCE        BALANCE                WEIGHTED  WEIGHTED
                            OF        OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE   AVERAGE     WEIGHTED               % OF
   RANGE OF GROSS         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS    ORIGINAL    AVERAGE   % OF FULL    SECOND
     MARGINS (%)           LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON     LTV         FICO    DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
 4.000 or less.....       1,852     $337,316,071       51.15%    $182,136     6.279%      81.30%     619      88.10%      0.00%
 4.001 -  4.500......       596       91,759,406       13.92      153,959     7.129       85.78      598      95.97       0.00
 4.501 -  5.000......       370       57,557,837        8.73      155,562     6.997       80.66      597      93.93       0.00
 5.001 -  5.500......       273       40,785,314        6.18      149,397     7.039       80.34      599      97.73       0.00
 5.501 -  6.000......       272       39,114,417        5.93      143,803     7.205       81.89      604      97.57       0.00
 6.001 -  6.500......       260       35,916,693        5.45      138,141     7.277       82.15      601      98.27       0.00
 6.501 -  7.000......       179       23,948,087        3.63      133,788     7.677       83.85      591      99.49       0.00
 7.001 -  7.500......       124       14,957,139        2.27      120,622     7.922       84.94      593     100.00       0.00
 7.501 -  8.000......        96       10,298,006        1.56      107,271     8.516       84.42      575      98.88       0.00
 8.001 -  8.500......        47        4,561,758        0.69       97,059     8.908       81.03      563     100.00       0.00
 8.501 -  9.000......        25        2,146,870        0.33       85,875     9.338       80.75      552     100.00       0.00
 9.001 -  9.500......         8          710,868        0.11       88,859     9.877       80.36      534     100.00       0.00
 9.501 - 10.000......         5          256,614        0.04       51,323    10.733       76.25      519     100.00       0.00
10.001 - 10.500......         2           95,958        0.01       47,979    10.125       89.30      565     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     4,109     $659,425,039      100.00%    $160,483     6.774%     82.11%    608      92.41%      0.00%
                          =====     ============     =======

---------
(1) The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 4.247% per annum.

         NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE MORTGAGE LOANS(1)


                                                        % OF
                                                      AGGREGATE
                                       PRINCIPAL       PRINCIPAL
                           NUMBER       BALANCE        BALANCE               WEIGHTED   WEIGHTED
                            OF        OUTSTANDING    OUTSTANDING  AVERAGE    AVERAGE    AVERAGE    WEIGHTED               % OF
                          MORTGAGE     AS OF THE      AS OF THE   PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL   SECOND
NEXT ADJUSTMENT DATE       LOANS     CUT-OFF DATE   CUT-OFF DATE  BALANCE     COUPON      LTV       FICO     DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
November 2005.......          1     $    371,182        0.06%    $371,182     6.000%      75.00%     663     100.00%      0.00%
January 2006........          1          110,970        0.02      110,970     6.450       85.00      616     100.00       0.00
February 2006.......          3          463,888        0.07      154,629     7.446       89.20      594     100.00       0.00
March 2006..........          1          155,788        0.02      155,788     6.240       59.62      594     100.00       0.00
May 2006............          6          888,754        0.13      148,126     6.283       80.35      608     100.00       0.00
June 2006...........          1          109,151        0.02      109,151     7.250       85.00      594     100.00       0.00
July 2006...........          3          378,279        0.06      126,093     6.332       83.04      591     100.00       0.00
August 2006.........          6          835,989        0.13      139,331     6.885       91.03      647     100.00       0.00
September 2006......          7          926,673        0.14      132,382     7.390       83.45      620     100.00       0.00
October 2006........         22        2,762,593        0.42      125,572     7.133       85.26      607     100.00       0.00
November 2006.......         32        5,143,489        0.78      160,734     6.740       81.53      609     100.00       0.00
December 2006.......         93       14,384,020        2.18      154,667     6.552       81.49      614      95.82       0.00
January 2007........        189       27,672,206        4.20      146,414     6.848       81.04      610      98.55       0.00
February 2007.......        143       19,335,614        2.93      135,214     7.202       82.44      599      96.99       0.00
March 2007..........        189       28,911,013        4.38      152,968     6.976       80.97      611      94.57       0.00
April 2007..........        784      124,670,134       18.91      159,018     6.928       81.52      607      93.65       0.00
May 2007............      1,871      305,949,519       46.40      163,522     6.754       82.87      607      91.16       0.00
June 2007...........        483       78,236,077       11.86      161,979     6.634       82.15      607      93.02       0.00
September 2007......          1          154,694        0.02      154,694     7.990       75.00      577     100.00       0.00
November 2007.......          5          829,344        0.13      165,869     6.026       81.64      686     100.00       0.00
December 2007.......         14        1,601,182        0.24      114,370     6.664       80.30      599     100.00       0.00
January 2008........         15        2,761,547        0.42      184,103     6.690       79.98      613      91.75       0.00
February 2008.......         10        1,237,865        0.19      123,787     6.825       81.34      633     100.00       0.00
March 2008..........          9        1,940,118        0.29      215,569     6.721       75.70      588     100.00       0.00
April 2008..........         51        7,847,061        1.19      153,864     6.522       79.07      613      89.16       0.00
May 2008............        140       26,729,249        4.05      190,923     6.321       80.02      624      81.93       0.00
June 2008...........         29        5,018,641        0.76      173,057     6.526       80.77      623      88.24       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     4,109     $659,425,039      100.00%    $160,483      6.774%   82.11%    608       92.41%       0.00%
                          =====     ============     =======

---------
(1) The weighted average months until the next Adjustment Date for the Adjustable-Rate Mortgage Loans as of the Cut-off Date is approximately 20 months.

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)


                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                          NUMBER       BALANCE        BALANCE                WEIGHTED   WEIGHTED
                            OF         OUTSTANDING   OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
  RANGE OF MAXIMUM        MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL   SECOND
 MORTGAGE RATES (%)        LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV        FICO    DOC LOANS   LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
10.001- 10.500......          2     $    579,469        0.09%    $289,734     4.293%      71.63%     653     100.00%      0.00%
10.501- 11.000......         57       11,709,605        1.78      205,432     4.892       72.79      675      79.94       0.00
11.001- 11.500......        213       46,230,647        7.01      217,045     5.360       74.25      637      86.40       0.00
11.501- 12.000......        558      111,674,010       16.94      200,133     5.840       76.82      623      91.04       0.00
12.001- 12.500......        651      116,067,750       17.60      178,291     6.322       81.28      617      93.20       0.00
12.501- 13.000......        824      138,844,240       21.06      168,500     6.801       85.05      607      90.29       0.00
13.001- 13.500......        623       91,939,378       13.94      147,575     7.285       86.24      600      94.28       0.00
13.501- 14.000......        580       80,358,378       12.19      138,549     7.751       86.72      591      95.45       0.00
14.001- 14.500......        244       28,944,441        4.39      118,625     8.251       83.36      572      97.49       0.00
14.501- 15.000......        202       20,469,633        3.10      101,335     8.724       82.46      562      98.71       0.00
15.001- 15.500......         77        7,429,494        1.13       96,487     9.134       78.32      547      98.06       0.00
15.501- 16.000......         56        3,994,140        0.61       71,324     9.634       80.01      544     100.00       0.00
16.001- 16.500......         10          534,892        0.08       53,489    10.319       81.90      527     100.00       0.00
16.501- 17.000......          8          405,531        0.06       50,691    10.712       79.47      546     100.00       0.00
17.001- 17.500......          2          136,988        0.02       68,494    10.125       88.01      561     100.00       0.00
17.501- 18.000......          2          106,444        0.02       53,222    11.182       77.45      506     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     4,109     $659,425,039      100.00%    $160,483     6.774%      82.11%     608      92.41%      0.00%
                          =====     ============     =======

---------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 12.795% per annum.

         MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)


                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                WEIGHTED   WEIGHTED
                             OF       OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED                % OF
  RANGE OF MINIMUM        MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL    SECOND
 MORTGAGE RATES (%)        LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON     LTV        FICO     DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
 4.001 -  4.500......         2     $    579,469        0.09%    $289,734     4.293%      71.63%     653     100.00%      0.00%
 4.501 -  5.000......        58       11,949,933        1.81      206,033     4.894       72.24      675      80.35       0.00
 5.001 -  5.500......       216       46,810,085        7.10      216,713     5.361       74.15      637      86.56       0.00
 5.501 -  6.000......       566      113,387,242       17.19      200,331     5.843       76.81      623      91.18       0.00
 6.001 -  6.500......       661      118,063,912       17.90      178,614     6.331       81.27      617      93.32       0.00
 6.501 -  7.000......       835      140,820,123       21.35      168,647     6.816       85.21      607      90.42       0.00
 7.001 -  7.500......       622       91,388,432       13.86      146,927     7.308       86.22      599      94.25       0.00
 7.501 -  8.000......       567       77,137,993       11.70      136,046     7.804       87.02      590      95.26       0.00
 8.001 -  8.500......       242       28,579,601        4.33      118,098     8.289       83.68      572      97.46       0.00
 8.501 -  9.000......       200       19,891,111        3.02       99,456     8.783       82.02      559      98.67       0.00
 9.001 -  9.500......        68        6,175,399        0.94       90,815     9.269       77.62      544      97.66       0.00
 9.501 - 10.000......        51        3,509,670        0.53       68,817     9.787       79.64      541     100.00       0.00
10.001 - 10.500......        12          671,880        0.10       55,990    10.279       83.15      536     100.00       0.00
10.501 - 11.000......         8          413,526        0.06       51,691    10.800       78.76      535     100.00       0.00
11.501 - 12.000......         1           46,664        0.01       46,664    11.800       80.60        0     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     4,109     $659,425,039      100.00%    $160,483     6.774%     82.11%    608      92.41%      0.00%
                          =====     ============     =======

---------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 6.774% per annum.

       INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)


                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                WEIGHTED   WEIGHTED
                            OF        OUTSTANDING    OUTSTANDING    AVERAGE   AVERAGE   AVERAGE    WEIGHTED                % OF
  INITIAL PERIODIC        MORTGAGE    AS OF THE      AS OF THE     PRINCIPAL  GROSS     ORIGINAL   AVERAGE   % OF FULL    SECOND
    RATE CAPS (%)          LOANS     CUT-OFF DATE   CUT-OFF DATE    BALANCE   COUPON     LTV        FICO     DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------

3.000...............      4,109     $659,425,039      100.00%    $160,483     6.774%      82.11%     608      92.41%      0.00%
                          -----
Total /Weighted
Average/Percentage
of the Mortgage Loans     4,109     $659,425,039      100.00%    $160,483     6.774%      82.11%     608      92.41%      0.00%
                          =====     ============     =======

---------
(1)  Relates solely to initial rate adjustments.

     SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE MORTGAGE LOANS(1)

                                                      % OF
                                                     AGGREGATE
                                     PRINCIPAL       PRINCIPAL
                          NUMBER      BALANCE        BALANCE                 WEIGHTED    WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING    AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
 SUBSEQUENT PERIODIC      MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL   SECOND
    RATE CAPS (%)         LOANS      CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV       FICO     DOC LOANS   LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
1.000...............      4,072     $652,720,025       98.98%    $160,295     6.777%      82.15%     608      92.33%      0.00%
1.500...............         31        5,705,037        0.87      184,033     6.513       78.31      598     100.00       0.00
2.000...............          6          999,977        0.15      166,663     6.209       78.08      607     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     4,109     $659,425,039      100.00%    $160,483     6.774%      82.11%     608      92.41%      0.00%
                          =====     ============     =======

---------
(1)  Relates to all rate adjustments subsequent to initial rate adjustments.

                        LIEN STATUS OF THE MORTGAGE LOANS

                                                      % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                WEIGHTED   WEIGHTED
                             OF       OUTSTANDING   OUTSTANDING    AVERAGE   AVERAGE    AVERAGE    WEIGHTED                % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL    SECOND
     LIEN STATUS           LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV       FICO     DOC LOANS     LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
First Lien..........      5,567     $899,621,840       97.88%    $161,599     6.720%      79.43%     620      91.84%      0.00%
Second Lien.........        530       19,525,806        2.12       36,841    11.001       99.02      629      87.79     100.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======


                       PRODUCT TYPE OF THE MORTGAGE LOANS


                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                          NUMBER       BALANCE        BALANCE                WEIGHTED   WEIGHTED
                            OF        OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL   SECOND
    PRODUCT TYPE           LOANS    CUT-OFF DATE    CUT-OFF DATE   BALANCE    COUPON      LTV        FICO    DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
1 Year CMT..........          6     $  1,250,271        0.14%    $208,379     6.168%      76.98%     622     100.00%      0.00%
10 Year Fixed.......          9          507,845        0.06       56,427     6.716       42.63      678     100.00       0.00
15 Year Balloon.....        147       28,248,287        3.07      192,165     6.517       76.62      650      88.49       0.00
15 Year Fixed.......        185       15,617,802        1.70       84,421     6.961       67.04      635      88.60       2.31
20 Year Fixed.......         16        2,057,168        0.22      128,573     6.729       71.88      647     100.00       0.00
2/6 Month LIBOR.....      3,829      610,055,068       66.37      159,325     6.801       82.30      607      92.86       0.00
30 Year Fixed.......      1,631      213,291,504       23.21      130,773     6.954       74.39      653      90.28       8.99
3/6 Month LIBOR.....        274       48,119,701        5.24      175,619     6.437       79.82      620      86.50       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======


                  PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS


                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                WEIGHTED    WEIGHTED
                             OF       OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE     AVERAGE   WEIGHTED               % OF
 ORIGINAL PREPAYMENT      MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS      ORIGINAL  AVERAGE   % OF FULL    SECOND
CHARGE TERM (MONTHS)       LOANS    CUT-OFF DATE    CUT-OFF DATE   BALANCE    COUPON      LTV        FICO    DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
0...................      2,139     $277,530,823       30.19%    $129,748     7.199%      80.85%     615      92.97%      7.04%
12..................        139       24,104,404        2.62      173,413     6.893       75.14      625      97.82       0.00
24..................      2,637      410,856,014       44.70      155,804     6.746       82.84      606      92.47       0.00
36..................      1,182      206,656,403       22.48      174,836     6.408       73.11      655      87.97       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======

                 DISTRIBUTION BY PMI TYPE OF THE MORTGAGE LOANS

                                                       % OF
                                                     AGGREGATE
                                       PRINCIPAL      PRINCIPAL
                           NUMBER       BALANCE        BALANCE               WEIGHTED   WEIGHTED
                             OF       OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL    SECOND
      PMI TYPE             LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV       FICO     DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
No MI...............      3,622     $533,288,709       58.02%    $147,236     6.635%      71.92%     619      91.18%      3.66%
Triad Guaranty
Insurance Co........        515       80,059,890        8.71      155,456     7.057       91.36      622      94.47       0.00
United Guaranty.....        516       78,888,420        8.58      152,885     7.086       90.80      623      92.25       0.00
AMIC................        404       65,249,139        7.10      161,508     6.976       89.56      621      91.94       0.00
PMI Mortgage
Insurance...........        417       64,669,347        7.04      155,082     7.113       91.94      626      91.22       0.00
MGIC................        336       53,578,891        5.83      159,461     6.954       89.35      620      91.32       0.00
Republic Mortgage
Insurance...........        287       43,413,248        4.72      151,266     7.138       91.76      624      93.88       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     6,097     $919,147,645      100.00%    $150,754     6.811%      79.85%     620      91.75%      2.12%
                          =====     ============     =======


GROUP I MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the percentages of the Cut-off Date Principal Balances of the Group I Mortgage Loans.

         Approximately 43.87% of the Group I Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Group I Mortgage Loans) at origination in excess of 80.00%. No Group I Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratio with respect to any second lien Group I Mortgage Loan) at origination in excess of 100.00%. The weighted average loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Group I Mortgage Loans) of the Group I Mortgage Loans at origination was approximately 80.27%. There can be no assurance that the loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Group I Mortgage Loans) of any Group I Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Group I Mortgage Loans). Additionally, the originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Group I Mortgage Loans) of the Group I Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

         The weighted average remaining term to maturity of the Group I Mortgage Loans was approximately 347 months as of the Cut-off Date. None of the Group I Mortgage Loans had a first Due Date prior to February 2004 or after July 2005, or has a remaining term to maturity of less than 112 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is June 2035.

         The average Principal Balance of the Group I Mortgage Loans at origination was approximately $139,437. The average Cut-off Date Principal
Balance of the Group I Mortgage Loans was approximately $138,822. No Group I Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $9,376 or less than approximately $398,380.

         As of the Cut-off Date, the Group I Mortgage Loans had Mortgage Rates of not less than 4.950% per annum and not more than 11.500% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans was approximately 6.793% per annum. As of the Cut-off Date, the Adjustable-Rate Group I Mortgage Loans had Gross Margins ranging from 1.750% per annum to 8.850% per annum, Minimum Mortgage Rates ranging from 4.950% per annum to 9.075% per annum and Maximum Mortgage Rates ranging from 10.950% per annum to 15.750% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Group I Mortgage Loans was approximately 4.242% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans was approximately 6.800% per annum and the weighted average

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans was approximately 12.824% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Group I Mortgage Loan occurs in June 2008 and the weighted average months until the next Adjustment Date for all of the Adjustable-Rate Group I Mortgage Loans is approximately 20 months.

         The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding). The column titled "Weighted Average Original LTV" references combined loan-to-value ratios for the second lien Group I Mortgage Loans. The column titled "Weighted Average FICO" does not include any Group I Mortgage Loans for which a credit score was not available:

          ORIGINAL PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                WEIGHTED    WEIGHTED
  RANGE OF ORIGINAL          OF        OUTSTANDING  OUTSTANDING    AVERAGE    AVERAGE    AVERAGE    WEIGHTED   % OF       % OF
 PRINCIPAL BALANCES       MORTGAGE    AS OF THE     AS OF THE     PRINCIPAL    GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
         ($)               LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON      LTV        FICO      LOANS      LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------

  50,000 or less.....       269      $ 9,275,498        2.63%    $ 34,481     8.733%      87.09%     622      96.18%     36.45%
  50,001 - 100,000...       636       49,989,939       14.19       78,601     7.254       81.48      617      97.59       1.12
 100,001 - 150,000...       691       85,903,038       24.38      124,317     6.963       83.11      618      94.86       0.49
 150,001 - 200,000...       434       75,031,801       21.30      172,884     6.629       79.36      619      93.17       0.00
 200,001 - 250,000...       243       54,036,007       15.34      222,370     6.491       77.98      619      90.43       0.00
 250,001 - 300,000...       158       43,057,765       12.22      272,518     6.522       77.67      630      89.72       0.00
 300,001 - 350,000...        95       30,697,801        8.71      323,135     6.403       78.44      627      88.59       0.00
 350,001 - 400,000...        12        4,339,432        1.23      361,619     6.025       78.34      656      91.86       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%     80.27%     621       93.03%     1.24%
                          =====     ============     =======

---------
(1) The average Principal Balance at origination of the Group I Mortgage Loans was approximately $139,437.


        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                          NUMBER       BALANCE        BALANCE                WEIGHTED    WEIGHTED
  RANGE OF CUT-OFF          OF        OUTSTANDING   OUTSTANDING    AVERAGE   AVERAGE     AVERAGE   WEIGHTED    % OF      % OF
   DATE PRINCIPAL        MORTGAGE    AS OF THE       AS OF THE    PRINCIPAL   GROSS      ORIGINAL  AVERAGE    FULL DOC   SECOND
    BALANCES ($)           LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON       LTV       FICO      LOANS     LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
  50,000 or less.....       269     $  9,275,498        2.63%    $ 34,481     8.733%      87.09%     622       96.18%    36.45%
  50,001 - 100,000...       640       50,388,919       14.30       78,733     7.245       81.49      617       97.61      1.11
 100,001 - 150,000...       691       86,101,925       24.44      124,605     6.969       83.12      618       94.87      0.49
 150,001 - 200,000...       431       74,633,920       21.18      173,165     6.622       79.32      619       93.14      0.00
 200,001 - 250,000...       246       54,835,302       15.56      222,908     6.488       78.00      619       89.65      0.00
 250,001 - 300,000...       155       42,358,173       12.02      273,279     6.532       77.59      629       90.73      0.00
 300,001 - 350,000...        94       30,398,111        8.63      323,384     6.400       78.52      628       88.48      0.00
 350,001 - 400,000...        12        4,339,432        1.23      361,619     6.025       78.34      656       91.86      0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%     80.27%     621       93.03%     1.24%
                          =====     ============     =======

---------
(1) The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $138,822.

                 CREDIT SCORES FOR THE GROUP I MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE        BALANCE                 WEIGHTED   WEIGHTED
                             OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE    WEIGHTED   % OF        % OF
   RANGE OF CREDIT        MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS     ORIGINAL   AVERAGE   FULL DOC    SECOND
       SCORES              LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON       LTV       FICO      LOANS      LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
500 - 519...........          2     $    366,479        0.10%    $183,239     8.449%      69.42%     511     100.00%      0.00%
520 - 539...........        102       13,512,762        3.84      132,478     7.972       70.95      531      97.20       0.00
540 - 559...........        178       26,020,425        7.39      146,182     7.348       71.89      549      95.61       0.00
560 - 579...........        250       34,458,944        9.78      137,836     6.803       75.69      571      94.10       0.00
580 - 599...........        340       46,766,569       13.27      137,549     6.913       81.50      590      89.51       0.21
600 - 619...........        431       58,846,342       16.70      136,534     6.773       82.82      609      92.87       0.55
620 - 639...........        433       60,243,294       17.10      139,130     6.711       83.12      629      94.12       2.12
640 - 659...........        378       49,733,258       14.12      131,569     6.763       84.79      649      92.39       2.60
660 - 679...........        182       24,423,896        6.93      134,197     6.606       83.96      669      91.72       2.60
680 - 699...........        103       15,042,716        4.27      146,046     6.393       81.05      689      88.51       3.63
700 - 719...........         46        6,512,995        1.85      141,587     6.496       82.94      709      91.26       2.41
720 - 739...........         23        3,422,103        0.97      148,787     6.017       70.03      730     100.00       0.00
740 - 759...........         20        3,699,718        1.05      184,986     5.872       73.41      749     100.00       0.00
760 - 779...........         24        4,386,870        1.25      182,786     5.780       71.28      771      94.27       0.61
780 - 799...........         17        3,023,363        0.86      177,845     5.544       55.29      790     100.00       0.00
800 - 819...........          9        1,871,546        0.53      207,950     5.443       57.12      806     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======

---------
(1) The weighted average credit score of the Group I Mortgage Loans that had credit scores was approximately 621.

          REMAINING TERMS TO MATURITY OF THE GROUP I MORTGAGE LOANS(1)


                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                          NUMBER       BALANCE        BALANCE                 WEIGHTED  WEIGHTED
                            OF        OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED              % OF
 RANGE OF REMAINING       MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL   SECOND
   TERMS (MONTHS)          LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS   LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
180 or less.........        127     $ 15,564,396        4.42%    $122,554      6.821%     74.51%     645      87.11%      0.76%
241 - 300...........          3          604,290        0.17      201,430      6.373      71.61      647     100.00       0.00
301 - 360...........      2,408      336,162,594       95.41      139,602      6.793      80.55      620      93.29       1.26
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822      6.793%     80.27%     621      93.03%      1.24%
                          =====     ============     =======

---------
(1) The weighted average remaining term to maturity of the Group I Mortgage Loans was approximately 347 months.

                  PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                                    PRINCIPAL
                                      PRINCIPAL      BALANCE
                          NUMBER       BALANCE     OUTSTANDING               WEIGHTED   WEIGHTED
                            OF        OUTSTANDING    AS OF THE     AVERAGE    AVERAGE    AVERAGE   WEIGHTED   % OF        % OF
                          MORTGAGE    AS OF THE      CUT-OFF      PRINCIPAL   GROSS      ORIGINAL  AVERAGE    FULL DOC    SECOND
    PROPERTY TYPE          LOANS     CUT-OFF DATE      DATE       BALANCE     COUPON      LTV       FICO       LOANS      LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Single Family.......      2,320     $317,767,789       90.19%    $136,969     6.803%      80.47%     620      93.00%      1.28%
Low Rise Condo (2-4
floors).............         89       11,832,397        3.36      132,948     6.887       79.89      617      95.99       1.80
Two Family..........         67       11,522,494        3.27      171,978     6.701       79.12      627      92.40       0.00
PUD(1)..............         52        9,409,057        2.67      180,943     6.573       77.74      629      93.39       0.75
Three Family........          6          916,742        0.26      152,790     6.385       71.00      599      80.65       0.00
High Rise Condo
(greater than  8
floors).............          3          484,421        0.14      161,474     5.857       54.12      692      66.85       0.00
Four Family.........          1          398,380        0.11      398,380     5.950       80.00      622     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======

---------
(1)  PUD refers to a home or "unit" in a Planned Unit Development.

                OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                          NUMBER       BALANCE        BALANCE                WEIGHTED   WEIGHTED
                            OF        OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
                          MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS      ORIGINAL   AVERAGE  % OF FULL   SECOND
  OCCUPANCY STATUS         LOANS     CUT-OFF DATE   CUT-OFF DATE  BALANCE     COUPON      LTV       FICO     DOC LOANS    LIENS
---------------------     --------   ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Owner Occupied......      2,458     $344,834,785       97.87%    $140,291     6.797%      80.48%     620      92.99%      1.26%
Investor Occupied...         67        5,712,796        1.62       85,266     6.601       70.74      643      97.74       0.00
Second Home.........         13        1,783,700        0.51      137,208     6.751       70.10      640      86.67       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======

---------
(1)  Occupancy as represented by the mortgagor at the time of origination.


                      PURPOSE OF THE GROUP I MORTGAGE LOANS

                                                        % OF
                                                      AGGREGATE
                                     PRINCIPAL        PRINCIPAL
                           NUMBER     BALANCE         BALANCE                 WEIGHTED   WEIGHTED
                             OF      OUTSTANDING     OUTSTANDING   AVERAGE    AVERAGE    AVERAGE    WEIGHTED               % OF
                          MORTGAGE   AS OF THE       AS OF THE     PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL    SECOND
       PURPOSE             LOANS    CUT-OFF DATE    CUT-OFF DATE   BALANCE    COUPON       LTV       FICO     DOC LOANS    LIENS
---------------------     --------  ------------    ------------  ---------  --------   ---------   --------  ---------   -------
Cash Out Refinance..      1,634     $258,464,057       73.36%    $158,179     6.656%      77.59%     619      91.64%      0.45%
Purchase............        561       47,008,099       13.34       83,793     7.480       91.85      630      97.66       6.11
Rate & Term Refinance       343       46,859,124       13.30      136,616     6.861       83.44      623      96.07       0.70
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======


      ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS(1)(2)(3)


                                                       % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                          NUMBER       BALANCE         BALANCE               WEIGHTED   WEIGHTED
  RANGE OF ORIGINAL         OF       OUTSTANDING     OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED  % OF FULL    % OF
LOAN-TO-VALUE RATIOS      MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE     DOC      SECOND
         (%)               LOANS    CUT-OFF DATE    CUT-OFF DATE   BALANCE    COUPON      LTV        FICO      LOANS     LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
   50.00 or less....         78     $ 10,237,425        2.91%    $131,249     6.198%      40.58%     655      94.38%      0.00%
 50.01-  55.00......         37        5,514,430        1.57      149,039     6.136       53.04      638      98.47       0.00
 55.01-  60.00......         54        7,590,126        2.15      140,558     6.379       57.98      611      84.00       0.00
 60.01-  65.00......        117       19,260,879        5.47      164,623     6.260       62.81      632      90.57       0.00
 65.01-  70.00......        190       27,685,969        7.86      145,716     6.525       68.32      607      88.75       0.00
 70.01-  75.00......        236       37,724,781       10.71      159,851     6.639       73.83      596      94.99       0.00
 75.01-  80.00......        598       89,737,426       25.47      150,063     6.624       79.34      614      93.82       0.04
 80.01-  85.00......        220       33,582,351        9.53      152,647     6.542       84.26      620      85.46       0.10
 85.01-  90.00......        399       57,631,249       16.36      144,439     7.008       89.56      624      91.63       0.00
 90.01-  95.00......        284       37,014,430       10.51      130,333     7.264       94.66      637      99.94       0.89
 95.01- 100.00......        325       26,352,216        7.48       81,084     7.939       99.88      642      97.78      15.04
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======

---------
(1) The weighted average original loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Group I Mortgage Loans) of the Group I Mortgage Loans as of the Cut-off Date was approximately 80.27%.

(2) For a description of the determination of loan-to-value ratio by the originator, see "The Originator" in this prospectus supplement.

(3) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Group I Mortgage Loans.

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE GROUP I
                               MORTGAGE LOANS(1)

                                                       % OF
                                                     AGGREGATE
                                     PRINCIPAL       PRINCIPAL
                           NUMBER      BALANCE        BALANCE               WEIGHTED    WEIGHTED
                             OF      OUTSTANDING     OUTSTANDING  AVERAGE    AVERAGE    AVERAGE   WEIGHTED               % OF
                          MORTGAGE    AS OF THE      AS OF THE   PRINCIPAL   GROSS      ORIGINAL  AVERAGE   % OF FULL    SECOND
      LOCATION              LOANS   CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV        FICO    DOC LOANS    LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Florida.............        215     $ 32,394,784        9.19%    $150,673     6.646%      79.30%     621      86.54%      0.63%
Southern California.        135       30,291,278        8.60      224,380     6.191       71.97      642      90.62       0.48
Maryland............        147       26,759,433        7.59      182,037     6.562       78.06      608      95.18       0.76
Northern California.        105       23,006,478        6.53      219,109     6.204       70.28      646      96.04       1.74
Wisconsin...........        175       21,224,126        6.02      121,281     7.113       84.74      627      95.61       0.10
Illinois............        124       18,309,132        5.20      147,654     6.728       82.89      621      95.02       1.11
New Jersey..........         93       16,280,547        4.62      175,060     6.755       76.07      607      97.11       0.00
Michigan............        120       14,133,104        4.01      117,776     6.961       85.71      617      95.24       0.00
Virginia............         91       14,014,694        3.98      154,008     6.655       81.80      631      91.00       1.31
Ohio................        110       11,598,645        3.29      105,442     6.935       84.13      616      96.89       0.79
Other...............      1,223      144,319,059       40.96      118,004     7.040       82.72      615      92.69       2.01
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======



    ZIP CODE DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE GROUP I
                                 MORTGAGE LOANS

                                                     % OF
                                                   AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                           NUMBER     BALANCE       BALANCE                  WEIGHTED    WEIGHTED
                             OF       OUTSTANDING   OUTSTANDING   AVERAGE     AVERAGE    AVERAGE   WEIGHTED               % OF
                          MORTGAGE    AS OF THE     AS OF THE    PRINCIPAL    GROSS      ORIGINAL  AVERAGE  % OF FULL   SECOND
      ZIP CODE              LOANS    CUT-OFF DATE  CUT-OFF DATE   BALANCE     COUPON      LTV       FICO    DOC LOANS   LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
20735...............          8     $  1,824,609        0.52%    $228,076     6.526%      82.11%     601     100.00%      0.00%
20744...............          7        1,634,574        0.46      233,511     6.582       80.31      605     100.00       0.00
20772...............          4        1,033,517        0.29      258,379     6.609       79.49      622      73.49       0.00
07083...............          4          930,613        0.26      232,653     7.005       70.90      600     100.00       0.00
53218...............          9          926,291        0.26      102,921     7.511       88.89      618     100.00       0.00
53215...............          7          856,579        0.24      122,368     7.332       90.21      607     100.00       0.00
95667...............          3          802,930        0.23      267,643     5.990       66.78      661     100.00       0.00
20747...............          4          769,771        0.22      192,443     6.274       81.36      622     100.00       0.00
60632...............          3          754,826        0.21      251,609     6.320       88.84      680     100.00       0.00
60620...............          6          727,042        0.21      121,174     6.651       83.89      616     100.00       0.00
Other...............      2,483      342,070,529       97.09      137,765     6.797       80.24      621      92.90       1.27
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======



              DOCUMENTATION LEVELS OF THE GROUP I MORTGAGE LOANS(1)


                                                      % OF
                                                    AGGREGATE
                                     PRINCIPAL      PRINCIPAL
                          NUMBER     BALANCE         BALANCE                 WEIGHTED   WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING    AVERAGE   AVERAGE    AVERAGE   WEIGHTED               % OF
                          MORTGAGE   AS OF THE      AS OF THE     PRINCIPAL   GROSS     ORIGINAL  AVERAGE   % OF FULL    SECOND
 DOCUMENTATION LEVEL       LOANS    CUT-OFF DATE   CUT-OFF DATE    BALANCE   COUPON      LTV       FICO    DOC LOANS    LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Full................      2,392     $327,778,165       93.03%    $137,031     6.815%      80.44%     621     100.00%      1.14%
Full Documentation
with 12 Month Bank
Statement...........        137       23,505,564        6.67      171,573     6.483       78.18      622       0.00       2.58
Full Documentation
with 6 Month Bank
Statement...........          9        1,047,551        0.30      116,395     6.762       73.96      618       0.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======



                RISK CATEGORIES OF THE GROUP I MORTGAGE LOANS(1)


                                                      % OF
                                                    AGGREGATE
                                     PRINCIPAL      PRINCIPAL
                           NUMBER     BALANCE        BALANCE                WEIGHTED   WEIGHTED
                             OF      OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
                          MORTGAGE   AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL   SECOND
    RISK CATEGORY          LOANS    CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON     LTV        FICO     DOC LOANS   LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
Y4..................        435     $ 58,700,982       16.66%    $134,945     6.775%      77.30%     592      94.38%      0.00%
Y9..................        379       56,898,426       16.15      150,128     6.279       78.61      705      92.23       2.27
Y7..................        415       55,336,005       15.71      133,340     6.720       84.05      631      93.71       2.62
Y6..................        384       53,571,389       15.20      139,509     6.740       83.12      612      92.58       0.63
Y8..................        333       44,022,962       12.49      132,201     6.740       85.65      649      92.65       2.67
Y5..................        258       35,395,711       10.05      137,193     6.865       82.42      591      87.68       0.28
Y2..................        172       25,193,558        7.15      146,474     7.871       71.64      548      97.54       0.00
Y3..................        160       22,845,769        6.48      142,786     7.199       72.17      554      94.90       0.00
Y1..................          2          366,479        0.10      183,239     8.449       69.42      511     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======

---------
(1)  For a description of each risk category, see "The Originator" herein.

            CURRENT MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS(1)


                                                      % OF
                                                    AGGREGATE
                                     PRINCIPAL      PRINCIPAL
                          NUMBER      BALANCE        BALANCE                WEIGHTED   WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
  RANGE OF CURRENT        MORTGAGE   AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL   SECOND
 MORTGAGE RATES (%)        LOANS    CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV        FICO    DOC LOANS    LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
 4.501 -  5.000......         4     $    737,865        0.21%    $184,466     4.983%      63.52%     645     100.00%      0.00%
 5.001 -  5.500......       127       25,723,896        7.30      202,550     5.358       69.42      682      88.76       0.00
 5.501 -  6.000......       345       59,967,411       17.02      173,819     5.831       73.98      638      91.08       0.00
 6.001 -  6.500......       413       68,075,050       19.32      164,831     6.337       78.50      625      92.52       0.00
 6.501 -  7.000......       532       79,435,766       22.55      149,315     6.814       82.27      615      91.42       0.00
 7.001 -  7.500......       378       47,623,254       13.52      125,987     7.305       84.43      606      93.39       0.04
 7.501 -  8.000......       344       40,442,986       11.48      117,567     7.803       86.29      600      98.39       0.00
 8.001 -  8.500......       144       15,297,854        4.34      106,235     8.288       84.99      589     100.00       0.00
 8.501 -  9.000......       130       10,480,754        2.97       80,621     8.781       84.26      573      99.71       4.50
 9.001 -  9.500......        10          571,275        0.16       57,127     9.160       80.24      586     100.00      21.91
 9.501 - 10.000......        22          780,360        0.22       35,471     9.772       98.71      664      93.41      70.04
10.001 - 10.500......        32        1,171,849        0.33       36,620    10.395       99.00      665      78.07     100.00
10.501 - 11.000......        35        1,380,387        0.39       39,440    10.867       98.88      643      83.48     100.00
11.001 - 11.500......        22          642,575        0.18       29,208    11.362       98.67      633      94.04     100.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%      80.27%     621      93.03%      1.24%
                          =====     ============     =======

---------
(1) The weighted average current Mortgage Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 6.793% per annum.

         GROSS MARGINS OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                     PRINCIPAL      PRINCIPAL
                          NUMBER      BALANCE        BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING   OUTSTANDING   AVERAGE     AVERAGE   AVERAGE    WEIGHTED               % OF
   RANGE OF GROSS         MORTGAGE    AS OF THE     AS OF THE    PRINCIPAL    GROSS    ORIGINAL    AVERAGE  % OF FULL   SECOND
     MARGINS (%)           LOANS    CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV        FICO    DOC LOANS    LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
  4.000 or less.....        917     $141,518,055       50.31%    $154,327     6.345%      80.78%     619      89.44%      0.00%
 4.001-  4.500......        296       39,259,965       13.96      132,635     7.233       85.99      600      96.59       0.00
 4.501-  5.000......        190       25,702,506        9.14      135,276     7.178       80.43      593      97.05       0.00
 5.001-  5.500......        122       18,414,075        6.55      150,935     6.933       81.47      608      98.43       0.00
 5.501-  6.000......        125       19,058,441        6.78      152,468     7.031       81.32      614      96.84       0.00
 6.001-  6.500......        104       13,871,714        4.93      133,382     7.123       80.08      606      98.22       0.00
 6.501-  7.000......         73        8,857,740        3.15      121,339     7.600       84.56      599      99.23       0.00
 7.001-  7.500......         63        7,534,626        2.68      119,597     7.735       84.01      601     100.00       0.00
 7.501-  8.000......         50        4,816,058        1.71       96,321     8.486       85.69      589     100.00       0.00
 8.001-  8.500......         17        1,834,614        0.65      107,918     8.503       82.61      573     100.00       0.00
 8.501-  9.000......          4          426,936        0.15      106,734     8.821       84.63      561     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     1,961     $281,294,732      100.00%    $143,445     6.800%      81.83%     610      93.51%      0.00%
                          =====     ============     =======

---------
(1) The weighted average Gross Margin of the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 4.242% per annum.

     NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)


                                                      % OF
                                                    AGGREGATE
                                     PRINCIPAL      PRINCIPAL
                          NUMBER      BALANCE        BALANCE                WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE   AVERAGE   AVERAGE    WEIGHTED               % OF
                          MORTGAGE   AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL   SECOND
NEXT ADJUSTMENT DATE        LOANS   CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON    LTV        FICO     DOC LOANS   LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
January 2006........          1     $    110,970        0.04%    $110,970     6.450%      85.00%     616     100.00%      0.00%
May 2006............          4          611,942        0.22      152,986     6.157       82.89      620     100.00       0.00
June 2006...........          1          109,151        0.04      109,151     7.250       85.00      594     100.00       0.00
July 2006...........          1           80,150        0.03       80,150     6.700       85.00      572     100.00       0.00
September 2006......          2          260,642        0.09      130,321     7.749       92.26      643     100.00       0.00
October 2006........         11        1,564,957        0.56      142,269     7.008       84.44      606     100.00       0.00
November 2006.......          7        1,163,911        0.41      166,273     6.349       70.06      604     100.00       0.00
December 2006.......         34        4,890,808        1.74      143,847     6.706       81.53      611     100.00       0.00
January 2007........         98       13,028,290        4.63      132,942     6.934       80.67      606      97.32       0.00
February 2007.......         60        7,339,437        2.61      122,324     7.161       81.05      605      97.47       0.00
March 2007..........         91       12,643,908        4.49      138,944     6.969       80.71      608      97.46       0.00
April 2007..........        381       54,766,704       19.47      143,745     6.956       81.58      610      94.48       0.00
May 2007............        932      133,521,316       47.47      143,263     6.758       82.47      610      93.05       0.00
June 2007...........        188       27,463,449        9.76      146,082     6.694       83.01      612      92.54       0.00
December 2007.......          4          346,639        0.12       86,660     7.446       93.65      631     100.00       0.00
January 2008........         10        1,210,297        0.43      121,030     6.910       79.85      615      81.18       0.00
February 2008.......          6          764,024        0.27      127,337     6.891       78.81      628     100.00       0.00
March 2008..........          4          782,174        0.28      195,544     6.165       77.11      606     100.00       0.00
April 2008..........         30        4,228,403        1.50      140,947     6.559       79.04      615      83.01       0.00
May 2008............         86       14,894,555        5.29      173,193     6.517       79.43      615      88.47       0.00
June 2008...........         10        1,513,007        0.54      151,301     6.501       75.39      609      75.18       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     1,961     $281,294,732      100.00%    $143,445     6.800%      81.83%     610      93.51%      0.00%
                          =====     ============     =======

---------
(1)  The  weighted  average  months  until  the  next  Adjustment  Date  for the
     Adjustable-Rate   Group  I  Mortgage  Loans  as  of  the  Cut-off  Date  is
     approximately 20 months.

     MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                      % OF
                                                     AGGREGATE
                                      PRINCIPAL      PRINCIPAL
                           NUMBER      BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                             OF      OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED               % OF
  RANGE OF MAXIMUM        MORTGAGE    AS OF THE      AS OF THE   PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
 MORTGAGE RATES (%)         LOANS    CUT-OFF DATE  CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
10.501 - 11.000......         3     $    497,537        0.18%    $165,846     4.976%      72.27%     640     100.00%      0.00%
11.001 - 11.500......        91       16,829,231        5.98      184,937     5.371       74.63      644      84.19       0.00
11.501 - 12.000......       266       44,852,170       15.94      168,617     5.824       76.72      628      91.49       0.00
12.001 - 12.500......       329       54,322,312       19.31      165,113     6.328       79.29      618      93.07       0.00
12.501 - 13.000......       424       62,974,872       22.39      148,526     6.800       83.97      607      92.36       0.00
13.001 - 13.500......       314       40,867,148       14.53      130,150     7.278       85.10      603      93.77       0.00
13.501 - 14.000......       305       37,239,859       13.24      122,098     7.753       86.79      597      98.26       0.00
14.001 - 14.500......       118       13,528,032        4.81      114,644     8.244       84.27      583     100.00       0.00
14.501 - 15.000......        97        8,777,862        3.12       90,493     8.752       83.46      572     100.00       0.00
15.001 - 15.500......        11        1,104,059        0.39      100,369     8.703       75.65      554     100.00       0.00
15.501 - 16.000......         3          301,649        0.11      100,550     8.615       81.19      556     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     1,961     $281,294,732      100.00%    $143,445     6.800%      81.83%     610      93.51%      0.00%
                          =====     ============     =======

---------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 12.824% per annum.

     MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)


                                                     % OF
                                                    AGGREGATE
                                     PRINCIPAL      PRINCIPAL
                          NUMBER     BALANCE        BALANCE                  WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED                % OF
  RANGE OF MINIMUM        MORTGAGE   AS OF THE      AS OF THE     PRINCIPAL  GROSS     ORIGINAL   AVERAGE   % OF FULL    SECOND
 MORTGAGE RATES (%)        LOANS    CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV        FICO    DOC LOANS    LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
 4.501-  5.000......          4     $    737,865        0.26%    $184,466     4.983%      63.52%     645     100.00%      0.00%
 5.001-  5.500......         91       16,829,231        5.98      184,937     5.371       74.63      644      84.19       0.00
 5.501-  6.000......        273       46,352,098       16.48      169,788     5.829       76.65      628      91.76       0.00
 6.001-  6.500......        333       54,980,770       19.55      165,107     6.338       79.46      618      93.16       0.00
 6.501-  7.000......        426       63,479,194       22.57      149,012     6.815       84.12      607      92.42       0.00
 7.001-  7.500......        316       40,910,004       14.54      129,462     7.305       85.07      602      93.78       0.00
 7.501-  8.000......        295       35,132,477       12.49      119,093     7.809       86.99      597      98.15       0.00
 8.001-  8.500......        120       13,638,879        4.85      113,657     8.285       84.63      584     100.00       0.00
 8.501-  9.000......         98        8,898,754        3.16       90,804     8.782       83.15      566     100.00       0.00
 9.001-  9.500......          5          335,459        0.12       67,092     9.038       68.92      540     100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     1,961     $281,294,732      100.00%    $143,445     6.800%      81.83%     610      93.51%      0.00%
                          =====     ============     =======

---------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans as of the Cut-off Date was approximately 6.800% per annum.

   INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                     PRINCIPAL      PRINCIPAL
                          NUMBER       BALANCE        BALANCE               WEIGHTED   WEIGHTED
                            OF         OUTSTANDING  OUTSTANDING   AVERAGE   AVERAGE    AVERAGE    WEIGHTED               % OF
  INITIAL PERIODIC       MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL   GROSS     ORIGINAL   AVERAGE   % OF FULL   SECOND
    RATE CAPS (%)          LOANS    CUT-OFF DATE   CUT-OFF DATE   BALANCE    COUPON      LTV        FICO    DOC LOANS   LIENS
---------------------     --------  ------------   ------------  ---------  --------  ---------   --------  ---------   -------
3.000...............      1,961     $281,294,732      100.00%    $143,445     6.800%      81.83%     610      93.51%      0.00%
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     1,961     $281,294,732      100.00%    $143,445     6.800%      81.83%     610      93.51%      0.00%
                          =====     ============     =======

--------
(1)  Relates solely to initial rate adjustments.

 SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED               % OF
 SUBSEQUENT PERIODIC      MORTGAGE   AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL   SECOND
    RATE CAPS (%)          LOANS    CUT-OFF DATE   CUT-OFF DATE    BALANCE    COUPON     LTV       FICO     DOC LOANS   LIENS
---------------------     --------  ------------   ------------  ---------   -------- ---------  ---------  ---------  -------
1.000...............      1,941     $277,630,211       98.70%    $143,035     6.805%      81.86%     610      93.43%     0.00%
1.500...............         17        3,144,378        1.12      184,963     6.503       78.68      600     100.00      0.00
2.000...............          3          520,142        0.18      173,381     5.911       85.11      634     100.00      0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     1,961     $281,294,732      100.00%    $143,445     6.800%      81.83%     610      93.51%     0.00%
                          =====     ============     =======

---------
(1)  Relates to all rate adjustments subsequent to initial rate adjustments.

                    LIEN STATUS OF THE GROUP I MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
    LIEN STATUS           LOANS     CUT-OFF DATE   CUT-OFF DATE    BALANCE    COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   -------- ---------  ---------  ---------   -------
First Lien..........      2,409     $347,972,902       98.76%    $144,447     6.748%     80.03%     620       93.12%      0.00%
Second Lien.........        129        4,358,379        1.24       33,786    10.386      99.12      650       86.11     100.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%     80.27%     621       93.03%      1.24%
                          =====     ============     =======


                   PRODUCT TYPE OF THE GROUP I MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
    PRODUCT TYPE          LOANS     CUT-OFF DATE   CUT-OFF DATE    BALANCE    COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   -------- ---------  ---------  ---------   -------
1 Year CMT..........          2     $    399,254        0.11%    $199,627     5.887%    86.66%      638      100.00%      0.00%
10 Year Fixed.......          3          160,757        0.05       53,586     6.692     36.81       653      100.00       0.00
15 Year Balloon.....         72       11,264,954        3.20      156,458     6.752     77.41       642       89.49       0.00
15 Year Fixed.......         52        4,138,685        1.17       79,590     7.014     68.08       654       80.14       2.85
2/6 Month LIBOR.....      1,809      257,156,380       72.99      142,154     6.824     82.06       610       94.09       0.00
30 Year Fixed.......        450       55,472,153       15.74      123,271     6.751     73.96       668       92.24       7.64
3/6 Month LIBOR.....        150       23,739,098        6.74      158,261     6.557     79.24       615       87.20       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%    80.27%      621       93.03%      1.24%
                          =====     ============     =======


              PREPAYMENT CHARGE TERMS OF THE GROUP I MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED                % OF
 ORIGINAL PREPAYMENT     MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
 CHARGE TERM (MONTHS)     LOANS     CUT-OFF DATE   CUT-OFF DATE    BALANCE    COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   -------- ---------  ---------  ---------   -------
0...................        814     $103,191,924       29.29%    $126,771     7.068%    80.82%      616       92.96%      4.22%
12..................         48        7,829,614        2.22      163,117     7.180     80.08       621      100.00       0.00
24..................      1,245      172,611,172       48.99      138,644     6.767     82.69       610       94.23       0.00
36..................        431       68,698,570       19.50      159,393     6.404     73.38       655       89.34       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%    80.27%      621       93.03%      1.24%
                         =====     ============     =======

             DISTRIBUTION BY PMI TYPE OF THE GROUP I MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE   AVERAGE    WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
      PMI TYPE            LOANS     CUT-OFF DATE   CUT-OFF DATE    BALANCE    COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   -------- ---------  ---------  ---------   -------
No MI...............      1,439     $202,399,696       57.45%    $140,653     6.615%    72.20%      615       92.66%      2.15%
Triad Guaranty
Insurance Co........        237       31,466,465        8.93      132,770     7.076     91.60       625       95.45       0.00
United Guaranty.....        235       31,443,977        8.92      133,804     7.060     91.11       628       92.12       0.00
PMI Mortgage
Insurance...........        179       25,143,540        7.14      140,467     7.101     92.15       630       89.64       0.00
AMIC................        165       24,240,731        6.88      146,914     6.865     89.94       628       95.01       0.00
MGIC................        146       19,526,760        5.54      133,745     6.908     89.71       633       94.06       0.00
Republic Mortgage
Insurance...........        137       18,110,111        5.14      132,191     7.182     92.27       631       95.49       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,538     $352,331,280      100.00%    $138,822     6.793%    80.27%      621       93.03%      1.24%
                          =====     ============     =======

GROUP II MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the percentages of the Cut-off Date Principal Balances of the Group II Mortgage Loans.

         Approximately 44.30% of the Group II Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Group II Mortgage Loans) at origination in excess of 80.00%. No Group II Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratio with respect to any second lien Group II Mortgage Loan) at origination in excess of 100.00%. The weighted average loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Group II Mortgage Loans) of the Group II Mortgage Loans at origination was approximately 79.59%. There can be no assurance that the loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Group II Mortgage Loans) of any Group II Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Group II Mortgage Loans). Additionally, the originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios (or combined loan-to-value ratios with respect to second lien Group II Mortgage Loans) of the Group II Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

         The weighted average remaining term to maturity of the Group II Mortgage Loans was approximately 346 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first Due Date prior to March 2004 or after July 2005, or has a remaining term to maturity of less than 109 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is June 2035.

         The average Principal Balance of the Group II Mortgage Loans at origination was approximately $160,013. The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $159,263. No Group II Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $8,391 or less than approximately $945,725.

         As of the Cut-off Date, the Group II Mortgage Loans had Mortgage Rates of not less than 4.125% per annum and not more than 12.500% per annum and the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately 6.821% per annum. As of the Cut-off Date, the Adjustable-Rate Group II Mortgage Loans had Gross Margins ranging from 1.500% per annum to 10.125% per annum, Minimum Mortgage Rates ranging from 4.125% per annum to 11.800% per annum and Maximum Mortgage Rates ranging from 10.125% per annum to 17.800% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Group II Mortgage Loans was approximately 4.252% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans was approximately 6.754% per annum and the weighted average

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans was approximately 12.774% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Group II Mortgage Loan occurs in June 2008 and the weighted average months until the next Adjustment Date for all of the Adjustable-Rate Group II Mortgage Loans is approximately 20 months.

         The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding). The column titled "Weighted Average Original LTV" references combined loan-to-value ratios for the second lien Group II Mortgage Loans. The column titled "Weighted Average FICO" does not include any Group II Mortgage Loans for which a credit score was not available

          ORIGINAL PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
      PMI TYPE            LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   -------- ---------  ---------  ---------   -------
50,000 or less......        543     $ 17,523,453        3.09%    $ 32,272     9.950%    87.00%      601       93.56%     53.19%
  50,001 -100,000...        736       56,020,431        9.88       76,115     7.868     78.88       596       96.82       8.02
 100,001 -150,000...        708       88,462,555       15.61      124,947     7.066     79.29       606       94.47       1.53
 150,001 -200,000...        649      112,306,813       19.81      173,046     6.813     81.95       611       94.50       0.00
 200,001 -250,000...        353       78,542,782       13.86      222,501     6.595     80.62       615       92.74       0.00
 250,001 -300,000...        188       51,229,625        9.04      272,498     6.541     79.80       615       93.19       0.00
 300,001 -350,000...         85       27,263,995        4.81      320,753     6.462     80.62       617       90.45       0.00
 350,001 -400,000...        134       50,514,831        8.91      376,976     6.256     77.09       651       85.77       0.00
 400,001 -450,000...         47       20,077,796        3.54      427,187     6.120     76.02       654       85.25       0.00
 450,001 -500,000...         42       20,049,333        3.54      477,365     6.097     78.21       656       80.92       0.00
 500,001 -550,000...         29       15,140,958        2.67      522,102     6.113     77.62       658       68.59       0.00
 550,001 -600,000...         16        9,271,524        1.64      579,470     6.085     77.87       642       75.13       0.00
 600,001 -650,000...         12        7,507,937        1.32      625,661     6.102     72.75       674       91.71       0.00
 650,001 -700,000...          7        4,764,609        0.84      680,658     5.826     73.01       658       71.27       0.00
 700,001 -750,000...          2        1,477,047        0.26      738,524     5.999     73.65       674      100.00       0.00
 750,001 -800,000...          4        3,100,603        0.55      775,151     6.093     62.93       621       49.73       0.00
 800,001 -850,000...          1          800,967        0.14      800,967     5.875     63.24       600      100.00       0.00
 900,001 -950,000...          3        2,761,107        0.49      920,369     5.709     71.60       702       67.21       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%    79.59%      620       90.95%      2.68%
                          =====     ============     =======

-------------------
(1) The average Principal Balance at origination of the Group II Mortgage Loans was approximately $160,013.


        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
  RANGE OF CUT-OFF          OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE   WEIGHTED                % OF
   DATE PRINCIPAL        MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
    BALANCES ($)          LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   --------  --------- ---------  ---------   -------
    50,000 or less..        546     $ 17,672,173        3.12%    $ 32,367     9.930%    86.92%      601       93.61%     52.75%
  50,001 -100,000...        734       55,970,853        9.87       76,255     7.869     78.90       596       96.64       8.02
 100,001 -150,000...        715       89,560,067       15.80      125,259     7.068     79.40       606       94.65       1.51
 150,001 -200,000...        641      111,110,158       19.60      173,339     6.808     81.88       612       94.44       0.00
 200,001 -250,000...        356       79,291,325       13.99      222,728     6.591     80.70       616       92.50       0.00
 250,001 -300,000...        185       50,481,082        8.91      272,871     6.547     79.68       615       93.58       0.00
 300,001 -350,000...         86       27,613,855        4.87      321,091     6.468     80.67       616       90.57       0.00
 350,001 -400,000...        133       50,164,971        8.85      377,180     6.252     77.03       652       85.67       0.00
 400,001 -450,000...         47       20,077,796        3.54      427,187     6.120     76.02       654       85.25       0.00
 450,001 -500,000...         42       20,049,333        3.54      477,365     6.097     78.21       656       80.92       0.00
 500,001 -550,000...         30       15,690,698        2.77      523,023     6.107     77.70       661       69.69       0.00
 550,001 -600,000...         15        8,721,785        1.54      581,452     6.093     77.73       636       73.56       0.00
 600,001 -650,000...         12        7,507,937        1.32      625,661     6.102     72.75       674       91.71       0.00
 650,001 -700,000...          7        4,764,609        0.84      680,658     5.826     73.01       658       71.27       0.00
 700,001 -750,000...          2        1,477,047        0.26      738,524     5.999     73.65       674      100.00       0.00
 750,001 -800,000...          4        3,100,603        0.55      775,151     6.093     62.93       621       49.73       0.00
 800,001 -850,000...          1          800,967        0.14      800,967     5.875     63.24       600      100.00       0.00
 900,001 -950,000...          3        2,761,107        0.49      920,369     5.709     71.60       702       67.21       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%    79.59%      620       90.95%      2.68%
                          =====     ============     =======

-------------------
(1) The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $159,263.

                CREDIT SCORES FOR THE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE   WEIGHTED                % OF
   RANGE OF CREDIT       MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
       SCORES             LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   --------  --------- ---------  ---------   -------
Not Available.......         44     $  2,292,041        0.40%    $ 52,092     9.037%    70.06%      N/A       98.91%      0.00%
400 - 499...........          2          122,655        0.02       61,328     8.296     69.80       469      100.00       0.00
500 - 519...........         71        7,226,751        1.27      101,785     8.855     67.11       510       97.47       0.00
520 - 539...........        170       20,133,707        3.55      118,434     8.287     72.12       529       94.75       0.00
540 - 559...........        219       31,012,806        5.47      141,611     7.306     72.61       549       95.92       0.00
560 - 579...........        628      101,874,203       17.97      162,220     6.946     77.83       569       94.49       0.00
580 - 599...........        601       79,889,273       14.09      132,927     7.173     81.99       589       92.60       6.59
600 - 619...........        550       82,949,916       14.63      150,818     6.923     83.31       609       91.50       4.24
620 - 639...........        389       61,331,858       10.82      157,665     6.811     84.87       629       88.35       3.17
640 - 659...........        301       53,668,753        9.47      178,302     6.479     82.69       649       88.08       3.56
660 - 679...........        221       41,972,146        7.40      189,919     6.345     82.63       670       86.66       2.60
680 - 699...........        121       22,942,569        4.05      189,608     6.348     81.31       688       84.61       3.56
700 - 719...........         76       15,752,825        2.78      207,274     6.032     78.74       709       81.80       2.24
720 - 739...........         44       10,358,418        1.83      235,419     5.940     74.00       730       87.14       2.59
740 - 759...........         47       13,311,667        2.35      283,227     5.724     72.73       750       88.69       0.00
760 - 779...........         36        9,483,932        1.67      263,443     5.688     67.22       770       90.10       0.00
780 - 799...........         29        9,101,677        1.61      313,851     5.562     62.97       788      100.00       0.00
800 - 819...........         10        3,391,168        0.60      339,117     5.258     59.65       804       74.67       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%    79.59%      620       90.95%      2.68%
                          =====     ============     =======

----------------------
(1) The weighted average credit score of the Group II Mortgage Loans that had credit scores was approximately 620.

          REMAINING TERMS TO MATURITY OF THE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE   WEIGHTED                % OF
 RANGE OF REMAINING      MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
   TERMS (MONTHS)         LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   --------  --------   --------  ---------   -------
180 or less.........        214     $ 28,809,538        5.08%    $134,624     6.597%     71.97%     646       89.50%      0.84%
181 - 240...........         16        2,057,168        0.36      128,573     6.729      71.88      647      100.00       0.00
241 - 300...........          6        1,201,393        0.21      200,232     6.203      67.64      681      100.00       0.00
301 - 360...........      3,323      534,748,265       94.34      160,923     6.835      80.05      619       90.98       2.79
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

--------------
(1) The weighted average remaining term to maturity of the Group II Mortgage Loans was approximately 346 months.

                  PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE   WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
    PROPERTY TYPE         LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   --------  --------   --------  ---------   -------
Single Family.......      3,216     $503,961,091       88.91%    $156,704     6.837%     79.91%     619       90.51%      2.70%
PUD.................        110       22,338,559        3.94      203,078     6.682      73.77      623       98.92       3.04
Low Rise Condo (2-4
floors).............        126       18,829,920        3.32      149,444     6.830      83.73      640       94.78       4.22
Two Family..........         87       17,183,755        3.03      197,514     6.635      76.29      624       89.59       0.39
Three Family........         11        2,251,972        0.40      204,725     6.921      61.73      624      100.00       0.00
High Rise Condo (gt
8 floors)...........          5        1,655,508        0.29      331,102     5.705      75.78      675      100.00       0.00
Four Family.........          3          472,275        0.08      157,425     6.824      68.45      635        4.79       0.00
Condominium.........          1          123,285        0.02      123,285     6.250      78.48      661      100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

--------------------
(1)   PUD refers to a home or "unit" in a Planned Unit Development.



               OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE   WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
  OCCUPANCY STATUS        LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   --------  --------   --------  ---------   -------
Owner Occupied......      3,489     $559,511,424       98.71%    $160,364     6.823%     79.71%     620       91.00%      2.71%
Investor Occupied...         57        4,867,985        0.86       85,403     7.013      68.63      633       83.51       0.00
Second Home.........         13        2,436,956        0.43      187,458     6.144      73.51      631       95.25       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

--------------------
(1)   Occupancy as represented by the mortgagor at the time of origination.


                     PURPOSE OF THE GROUP II MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
       PURPOSE            LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
---------------------    --------   ------------   ------------  ---------   --------  --------   --------  ---------   -------
Cash Out Refinance..      2,362     $399,236,152       70.43%    $169,025     6.699%     76.58%     613       91.46%      0.43%
Purchase............      1,035      141,977,463       25.05      137,176     7.171      88.36      640       90.01       8.95
Rate & Term Refinance       162       25,602,750        4.52      158,042     6.802      77.90      631       88.29       2.85
                          -----     ------------     -------
Total /Weighted
Average/Percentage of
the Mortgage Loans..      3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

      ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS(1)(2)(3)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
  RANGE OF ORIGINAL      MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
LOAN-TO-VALUE RATIOS(%)   LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
 50.00 or less......        163     $ 21,416,916        3.78%    $131,392     6.196%     41.20%     647       94.72%      0.00%
 50.01-  55.00......         76       14,431,939        2.55      189,894     6.053      53.13      652       89.90       0.00
 55.01-  60.00......         97       15,197,883        2.68      156,679     6.409      57.86      616       87.85       0.00
 60.01-  65.00......        142       28,173,971        4.97      198,408     6.175      62.84      628       90.46       0.00
 65.01-  70.00......        241       47,476,801        8.38      196,999     6.375      68.38      624       93.72       0.00
 70.01-  75.00......        322       58,842,851       10.38      182,742     6.555      74.05      608       88.74       0.00
 75.01-  80.00......        741      130,181,226       22.97      175,683     6.530      79.40      618       89.48       0.00
 80.01-  85.00......        349       57,410,176       10.13      164,499     6.913      84.32      604       92.93       0.00
 85.01-  90.00......        644      111,780,185       19.72      173,572     7.071      89.61      611       86.57       0.40
 90.01-  95.00......        211       32,441,687        5.72      153,752     7.344      94.67      639       98.67       4.94
 95.01- 100.00......        573       49,462,731        8.73       86,322     8.311      99.93      642       97.27      26.51
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

------------------
(1) The weighted average original loan-to-value ratio (or combined loan-to-value ratios with respect to second lien Group II Mortgage Loans) of the Group II Mortgage Loans as of the Cut-off Date was approximately 79.59%.

(2) For a description of the determination of loan-to-value ratio by the originator, see "The Originator" in this prospectus supplement.

(3) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Group II Mortgage Loans.



   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE GROUP II
                               MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
      LOCATION            LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
Southern California.        179     $ 58,215,416       10.27%    $325,226     5.908%     69.17%     672       90.53%      1.48%
Florida.............        346       55,095,837        9.72      159,237     6.905      82.30      616       85.88       3.20
Maryland............        245       48,406,816        8.54      197,579     6.723      79.25      603       95.18       2.68
New Jersey..........        162       34,031,380        6.00      210,070     6.653      75.48      622       98.26       0.33
Northern California.        111       33,560,505        5.92      302,347     5.987      71.22      672       77.11       2.83
Virginia............        168       30,753,479        5.43      183,056     6.757      79.70      607       93.66       2.13
Illinois............        176       30,526,123        5.39      173,444     6.842      82.68      609       89.16       0.84
New York............        121       26,051,350        4.60      215,300     6.463      74.36      620       96.46       0.00
Wisconsin...........        190       24,601,006        4.34      129,479     7.253      83.60      607       97.33       0.21
Pennsylvania........        152       19,024,512        3.36      125,161     6.996      81.22      601       90.01       0.09
Other...............      1,709      206,549,942       36.44      120,860     7.228      83.48      609       90.98       4.46
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

        ZIP CODE DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE
                            GROUP II MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
      ZIP CODE            LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
20744...............         10     $  2,509,451        0.44%    $250,945     6.489%     79.92%     604      100.00%      0.00%
93063...............          4        2,414,135        0.43      603,534     5.950      77.71      682      100.00       0.00
20735...............          7        1,770,012        0.31      252,859     6.667      84.37      617      100.00       0.00
20774...............          6        1,716,803        0.30      286,134     5.774      76.99      630       68.16       0.00
20772...............          6        1,709,689        0.30      284,948     6.452      82.09      618      100.00       2.67
21122...............          7        1,689,039        0.30      241,291     6.480      83.34      582      100.00       0.00
22193...............          6        1,515,219        0.27      252,537     6.303      80.73      611      100.00       0.00
94583...............          2        1,400,838        0.25      700,419     5.500      76.77      672       35.38       0.00
20613...............          4        1,386,400        0.24      346,600     6.053      82.19      635      100.00       5.38
92009...............          2        1,328,934        0.23      664,467     5.560      61.28      563      100.00       0.00
Other...............      3,505      549,375,844       96.92      156,741     6.843      79.61      620       90.93       2.74
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======


             DOCUMENTATION LEVELS OF THE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
  DOCUMENTATION LEVEL     LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
Full................      3,328     $515,544,994       90.95%    $154,911     6.848%     79.69%     619      100.00%      2.60%
Full Documentation
with 12 Month Bank
Statement...........        219       48,811,138        8.61      222,882     6.569      79.02      639        0.00       3.64
Full Documentation
with 6 Month Bank
Statement...........         12        2,460,233        0.43      205,019     6.285      68.95      613        0.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

                RISK CATEGORIES OF THE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
    RISK CATEGORY         LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
Y4..................        795     $126,483,140       22.31%    $159,098     6.870%     77.71%     579       93.86%      0.00%
Y9..................        545      118,555,585       20.92      217,533     6.050      76.65      713       86.46       2.22
Y6..................        501       76,788,548       13.55      153,271     6.889      83.63      610       91.67       4.59
Y5..................        502       66,104,864       11.66      131,683     7.218      83.31      589       91.96       7.76
Y7..................        375       59,328,986       10.47      158,211     6.810      86.13      631       88.66       3.50
Y8..................        282       51,039,764        9.00      180,992     6.460      83.18      650       88.94       3.53
Y2..................        278       30,900,866        5.45      111,154     8.366      72.40      542       96.50       0.00
Y3..................        208       30,234,688        5.33      145,359     7.150      71.89      553       93.04       0.00
Y1..................         73        7,379,925        1.30      101,095     8.899      67.77      511       97.52       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

--------------------
(1)  For a description of each risk category, see "The Originator" herein.



            CURRENT MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
   RANGE OF CURRENT      MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
  MORTGAGE RATES (%)      LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
 4.001 -  4.500.....          2     $    579,469        0.10%    $289,734     4.293%     71.63%     653      100.00%      0.00%
 4.501 -  5.000.....         59       12,820,962        2.26      217,304     4.894      70.17      689       81.68       0.00
 5.001 -  5.500.....        198       57,009,854       10.06      287,929     5.380      67.60      683       86.25       0.00
 5.501 -  6.000.....        422      102,125,849       18.02      242,004     5.856      74.63      641       91.13       0.00
 6.001 -  6.500.....        487       95,145,093       16.79      195,370     6.334      78.86      624       90.32       0.00
 6.501 -  7.000.....        634      112,967,119       19.93      178,182     6.817      82.80      610       88.60       0.00
 7.001 -  7.500.....        422       65,456,748       11.55      155,111     7.317      84.44      600       94.98       0.00
 7.501 -  8.000.....        395       55,311,936        9.76      140,030     7.799      85.28      589       94.05       0.00
 8.001 -  8.500.....        183       20,528,668        3.62      112,179     8.306      83.05      572       94.96       0.00
 8.501 -  9.000.....        175       15,060,529        2.66       86,060     8.768      82.85      564       97.92       5.28
 9.001 -  9.500.....        100        8,583,115        1.51       85,831     9.302      80.12      555       96.64       1.82
 9.501 - 10.000.....        107        6,606,143        1.17       61,740     9.783      82.89      580       98.65      23.75
10.001 - 10.500.....         66        3,098,713        0.55       46,950    10.304      90.99      619       84.84      57.22
10.501 - 11.000.....         48        2,212,026        0.39       46,084    10.824      92.94      617       75.90      76.49
11.001 - 11.500.....         71        2,432,964        0.43       34,267    11.344      98.43      612       91.66      96.63
11.501 - 12.000.....        105        4,040,370        0.71       38,480    11.844      98.60      600       92.70      98.85
12.001 - 12.500.....         85        2,836,807        0.50       33,374    12.396      98.54      589       95.82     100.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

--------------------
(1) The weighted average current Mortgage Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 6.821% per annum.

         GROSS MARGINS OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
   RANGE OF GROSS        MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
     MARGINS (%)          LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
   4.000 or less....        935     $195,798,016       51.78%    $209,410     6.231%     81.68%     619       87.14%      0.00%
 4.001-  4.500......        300       52,499,441       13.88      174,998     7.051      85.62      596       95.51       0.00
 4.501-  5.000......        180       31,855,331        8.42      176,974     6.850      80.85      599       91.40       0.00
 5.001-  5.500......        151       22,371,239        5.92      148,154     7.126      79.41      592       97.15       0.00
 5.501-  6.000......        147       20,055,977        5.30      136,435     7.369      82.43      594       98.26       0.00
 6.001-  6.500......        156       22,044,979        5.83      141,314     7.373      83.45      598       98.30       0.00
 6.501-  7.000......        106       15,090,347        3.99      142,362     7.723      83.44      586       99.65       0.00
 7.001-  7.500......         61        7,422,513        1.96      121,681     8.112      85.88      585      100.00       0.00
 7.501-  8.000......         46        5,481,948        1.45      119,173     8.543      83.29      562       97.89       0.00
 8.001-  8.500......         30        2,727,144        0.72       90,905     9.180      79.97      556      100.00       0.00
 8.501-  9.000......         21        1,719,934        0.45       81,902     9.467      79.78      549      100.00       0.00
 9.001-  9.500......          8          710,868        0.19       88,859     9.877      80.36      534      100.00       0.00
 9.501- 10.000......          5          256,614        0.07       51,323    10.733      76.25      519      100.00       0.00
10.001- 10.500......          2           95,958        0.03       47,979    10.125      89.30      565      100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,148     $378,130,308      100.00%    $176,038     6.754%     82.32%     606       91.59%      0.00%
                          =====     ============     =======

-------------------
(1) The weighted average Gross Margin of the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 4.252% per annum.



     NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
 NEXT ADJUSTMENT DATE     LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
November 2005.......          1     $    371,182        0.10%    $371,182     6.000%     75.00%     663      100.00%      0.00%
February 2006.......          3          463,888        0.12      154,629     7.446      89.20      594      100.00       0.00
March 2006..........          1          155,788        0.04      155,788     6.240      59.62      594      100.00       0.00
May 2006............          2          276,812        0.07      138,406     6.562      74.72      580      100.00       0.00
July 2006...........          2          298,129        0.08      149,064     6.234      82.51      595      100.00       0.00
August 2006.........          6          835,989        0.22      139,331     6.885      91.03      647      100.00       0.00
September 2006......          5          666,031        0.18      133,206     7.249      80.00      611      100.00       0.00
October 2006........         11        1,197,636        0.32      108,876     7.297      86.35      608      100.00       0.00
November 2006.......         25        3,979,578        1.05      159,183     6.854      84.88      611      100.00       0.00
December 2006.......         59        9,493,212        2.51      160,902     6.473      81.47      616       93.67       0.00
January 2007........         91       14,643,916        3.87      160,922     6.772      81.38      613       99.64       0.00
February 2007.......         83       11,996,177        3.17      144,532     7.227      83.29      595       96.69       0.00
March 2007..........         98       16,267,105        4.30      165,991     6.982      81.18      614       92.32       0.00
April 2007..........        403       69,903,430       18.49      173,458     6.906      81.48      603       93.00       0.00
May 2007............        939      172,428,203       45.60      183,630     6.751      83.19      604       89.70       0.00
June 2007...........        295       50,772,629       13.43      172,111     6.601      81.68      605       93.27       0.00
September 2007......          1          154,694        0.04      154,694     7.990      75.00      577      100.00       0.00
November 2007.......          5          829,344        0.22      165,869     6.026      81.64      686      100.00       0.00
December 2007.......         10        1,254,543        0.33      125,454     6.448      76.61      590      100.00       0.00
January 2008........          5        1,551,250        0.41      310,250     6.517      80.09      612      100.00       0.00
February 2008.......          4          473,842        0.13      118,460     6.718      85.42      640      100.00       0.00
March 2008..........          5        1,157,944        0.31      231,589     7.097      74.75      577      100.00       0.00
April 2008..........         21        3,618,658        0.96      172,317     6.480      79.09      609       96.35       0.00
May 2008............         54       11,834,694        3.13      219,161     6.074      80.76      635       73.71       0.00
June 2008...........         19        3,505,634        0.93      184,507     6.537      83.09      628       93.88       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,148     $378,130,308      100.00%    $176,038     6.754%     82.32%     606       91.59%      0.00%
                          =====     ============     =======

--------------------
(1) The weighted average months until the next Adjustment Date for the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date is approximately 20 months.

    MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
  RANGE OF MAXIMUM       MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
 MORTGAGE RATES (%)       LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
10.001- 10.500......          2     $    579,469        0.15%    $289,734     4.293%     71.63%     653      100.00%      0.00%
10.501- 11.000......         54       11,212,068        2.97      207,631     4.888      72.81      676       79.05       0.00
11.001- 11.500......        122       29,401,415        7.78      240,995     5.354      74.03      634       87.66       0.00
11.501- 12.000......        292       66,821,840       17.67      228,842     5.851      76.88      620       90.75       0.00
12.001- 12.500......        322       61,745,438       16.33      191,756     6.317      83.03      615       93.32       0.00
12.501- 13.000......        400       75,869,367       20.06      189,673     6.802      85.95      608       88.56       0.00
13.001- 13.500......        309       51,072,230       13.51      165,282     7.290      87.15      598       94.69       0.00
13.501- 14.000......        275       43,118,519       11.40      156,795     7.749      86.67      586       93.02       0.00
14.001- 14.500......        126       15,416,408        4.08      122,352     8.257      82.56      562       95.29       0.00
14.501- 15.000......        105       11,691,771        3.09      111,350     8.703      81.71      555       97.74       0.00
15.001- 15.500......         66        6,325,435        1.67       95,840     9.209      78.78      546       97.72       0.00
15.501- 16.000......         53        3,692,491        0.98       69,670     9.718      79.92      542      100.00       0.00
16.001- 16.500......         10          534,892        0.14       53,489    10.319      81.90      527      100.00       0.00
16.501- 17.000......          8          405,531        0.11       50,691    10.712      79.47      546      100.00       0.00
17.001- 17.500......          2          136,988        0.04       68,494    10.125      88.01      561      100.00       0.00
17.501- 18.000......          2          106,444        0.03       53,222    11.182      77.45      506      100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,148     $378,130,308      100.00%    $176,038     6.754%     82.32%     606       91.59%      0.00%
                          =====     ============     =======

--------------------
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 12.774% per annum.



    MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
  RANGE OF MINIMUM       MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
 MORTGAGE RATES (%)       LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
 4.001-  4.500......          2     $    579,469        0.15%    $289,734     4.293%     71.63%     653      100.00%      0.00%
 4.501-  5.000......         54       11,212,068        2.97      207,631     4.888      72.81      676       79.05       0.00
 5.001-  5.500......        125       29,980,853        7.93      239,847     5.355      73.89      633       87.90       0.00
 5.501-  6.000......        293       67,035,144       17.73      228,789     5.852      76.92      620       90.78       0.00
 6.001-  6.500......        328       63,083,142       16.68      192,327     6.325      82.84      616       93.46       0.00
 6.501-  7.000......        409       77,340,929       20.45      189,098     6.816      86.10      607       88.78       0.00
 7.001-  7.500......        306       50,478,428       13.35      164,962     7.310      87.14      597       94.62       0.00
 7.501-  8.000......        272       42,005,517       11.11      154,432     7.800      87.04      585       92.84       0.00
 8.001-  8.500......        122       14,940,722        3.95      122,465     8.293      82.82      561       95.14       0.00
 8.501-  9.000......        102       10,992,357        2.91      107,768     8.783      81.10      553       97.60       0.00
 9.001-  9.500......         63        5,839,940        1.54       92,697     9.283      78.12      545       97.53       0.00
 9.501- 10.000......         51        3,509,670        0.93       68,817     9.787      79.64      541      100.00       0.00
10.001- 10.500......         12          671,880        0.18       55,990    10.279      83.15      536      100.00       0.00
10.501- 11.000......          8          413,526        0.11       51,691    10.800      78.76      535      100.00       0.00
11.501- 12.000......          1           46,664        0.01       46,664    11.800      80.60      N/A      100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,148     $378,130,308      100.00%    $176,038     6.754%     82.32%     606       91.59%      0.00%
                          =====     ============     =======

------------------
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans as of the Cut-off Date was approximately 6.754% per annum.

  INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
  INITIAL PERIODIC       MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
    RATE CAPS (%)         LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
3.000...............      2,148     $378,130,308      100.00%    $176,038     6.754%     82.32%     606       91.59%      0.00%
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,148     $378,130,308      100.00%    $176,038     6.754%     82.32%     606       91.59%      0.00%
                          =====     ============     =======

------------------
(1) Relates solely to initial rate adjustments.



 SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
 SUBSEQUENT PERIODIC     MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
    RATE CAPS (%)         LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
1.000...............      2,131     $375,089,814       99.20%    $176,016     6.756%     82.36%     606       91.52%      0.00%
1.500...............         14        2,560,659        0.68      182,904     6.524      77.85      595      100.00       0.00
2.000...............          3          479,835        0.13      159,945     6.531      70.46      577      100.00       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     2,148     $378,130,308      100.00%    $176,038     6.754%     82.32%     606       91.59%      0.00%
                          =====     ============     =======

------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.



                   LIEN STATUS OF THE GROUP II MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
     LIEN STATUS          LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
First Lien..........      3,158     $551,648,938       97.32%    $174,683     6.702%     79.05%     620       91.03%      0.00%
Second Lien                 401       15,167,427        2.68       37,824    11.177      98.99      622       88.27     100.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

                   PRODUCT TYPE OF THE GROUP II MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
    PRODUCT TYPE          LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
1 Year CMT..........          4     $    851,017        0.15%    $212,754     6.300%     72.44%     614      100.00%      0.00%
10 Year Fixed.......          6          347,088        0.06       57,848     6.727      45.33      690      100.00       0.00
15 Year Balloon.....         75       16,983,333        3.00      226,444     6.362      76.10      656       87.83       0.00
15 Year Fixed.......        133       11,479,117        2.03       86,309     6.941      66.67      629       91.65       2.12
20 Year Fixed.......         16        2,057,168        0.36      128,573     6.729      71.88      647      100.00       0.00
2/6 Month LIBOR.....      2,020      352,898,688       62.26      174,702     6.785      82.47      605       91.96       0.00
30 Year Fixed.......      1,181      157,819,351       27.84      133,632     7.025      74.54      648       89.59       9.46
3/6 Month LIBOR.....        124       24,380,603        4.30      196,618     6.320      80.39      625       85.82       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======



             PREPAYMENT CHARGE TERMS OF THE GROUP II MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
  ORIGINAL PREPAYMENT    MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
 CHARGE TERM (MONTHS)     LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
0...................      1,325     $174,338,900       30.76%    $131,577     7.276%     80.87%     615       92.98%      8.70%
12..................         91       16,274,790        2.87      178,844     6.756      72.77      627       96.77       0.00
24..................      1,392      238,244,842       42.03      171,153     6.731      82.94      603       91.20       0.00
36..................        751      137,957,834       24.34      183,699     6.410      72.98      655       87.28       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======


             DISTRIBUTION BY PMI TYPE OF THE GROUP II MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                      PRINCIPAL     PRINCIPAL
                          NUMBER       BALANCE       BALANCE                 WEIGHTED  WEIGHTED
                            OF       OUTSTANDING    OUTSTANDING   AVERAGE    AVERAGE    AVERAGE  WEIGHTED                % OF
                         MORTGAGE    AS OF THE      AS OF THE    PRINCIPAL    GROSS    ORIGINAL   AVERAGE   % OF FULL    SECOND
      PMI TYPE            LOANS     CUT-OFF DATE   CUT-OFF DATE   BALANCE     COUPON     LTV       FICO     DOC LOANS    LIENS
-----------------------  --------   ------------   ------------  ---------   --------  --------   --------  ---------    -------
No MI...............      2,183     $330,889,014       58.38%    $151,575     6.647%     71.75%     621       90.27%      4.58%
Triad Guaranty
Insurance Co........        278       48,593,425        8.57      174,796     7.044      91.21      621       93.84       0.00
United Guaranty.....        281       47,444,443        8.37      168,841     7.103      90.60      620       92.34       0.00
AMIC................        239       41,008,409        7.23      171,583     7.042      89.33      616       90.13       0.00
PMI Mortgage
Insurance...........        238       39,525,807        6.97      166,075     7.121      91.80      623       92.23       0.00
MGIC................        190       34,052,131        6.01      179,222     6.980      89.14      612       89.75       0.00
Republic Mortgage
Insurance...........        150       25,303,136        4.46      168,688     7.106      91.40      618       92.73       0.00
                          -----     ------------     -------
Total /Weighted
Average/Percentage
of the Mortgage Loans     3,559     $566,816,365      100.00%    $159,263     6.821%     79.59%     620       90.95%      2.68%
                          =====     ============     =======

                                 THE ORIGINATOR

         The information set forth in the following paragraphs has been provided by the originator (referred to herein as Wells Fargo).

         Wells Fargo originates subprime first lien residential mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states and the District of Columbia.

         The underwriting functions of Wells Fargo are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo does not delegate underwriting authority to any broker or correspondent. Wells Fargo employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a Mortgage Loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

         Wells Fargo has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9 through Y1" (see table below). Terms of Mortgage Loans made by Wells Fargo, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo's underwriting staff in classifying loan applicants are as follow:

                                                               CREDIT       BANKRUPTCY    FILINGS/     MAXIMUM    COMBINED
                                                               BUREAU       FORECLOSURE                LOAN    TO    VALUE
CREDIT LEVEL           EXISTING MORTGAGE HISTORY               SCORE*       PROCEEDINGS                RATIO**

Y9                     0 x  30;  Current  at  application      660      or  Discharged/  completed     100% CLTV @
                       time and no  mortgage or rent late      higher       more  than three years     LTV (less than
                       payments in the last 12 months                       ago.                       or equal to) 80%
                                                                                                       95% CLTV @
                                                                                                       LTV > 80%

Y8                     1 x 30;  Mortgage or rent payments      640-659      Discharged/  completed     100% CLTV @
                       no  more  than  30  days  late  at                   more  than three years     LTV (less than
                                                                            ago.                       or equal to) 80%
                       application  time and a maximum of                                              95% CLTV @
                       one  30-day  late  payment  in the                                              LTV > 80%
                       last 12 months

Y7                     1 x 30;  Mortgage or rent payments      620-639      Discharged/  completed     100% CLTV @
                       no  more  than  30  days  late  at                   more than two years ago.   LTV (less than
                       application  time and a maximum of                                              or equal to) 80%
                       one  30-day  late  payment  in the                                              95% CLTV @
                       last 12 months                                                                  LTV > 80%

Y6                     2 x 30;  Mortgage or rent payments      600-619      Discharged/  completed     100% CLTV @
                       no  more  than  30  days  late  at                   more than two years ago.   LTV (less than
                       application  time and a maximum of                                              or equal to) 80%
                       two 30-day  late  payments  in the                                              95% CLTV @
                       last 12 months                                                                  LTV > 80%

Y5                     2 x 30;  Mortgage or rent payments      580-599      Discharged/  completed     100% CLTV @
                       no  more  than  30  days  late  at                   more than two years ago.   LTV (less than
                       application  time and a maximum of                                              or equal to) 80%
                       two 30-day  late  payments  in the                                              95% CLTV @
                       last 12 months                                                                  LTV > 80%

Y4                     1 x 60;  Mortgage or rent payments      560-579      Discharged/  completed     100% CLTV @
                       no  more  than  60  days  late  at                   more than one years ago.   LTV (less than
                       application  time and a maximum of                                              or equal to) 80%
                       up to one 60-day  late in the last                                              95% CLTV @
                       12 months                                                                       LTV > 80%

Y3                     2 x  60  or  1 x 60  and  1 x  90;      540-559      Discharged/  completed     90% CLTV @
                       Mortgage or rent  payments no more                   more than one years ago.   All LTV's
                       than 60 days  late at  application
                       time  and a  maximum  of up to two
                       60-day   late   payments   or  one
                       60-day   and   one   90-day   late
                       payment.

Y2                     90+;  Mortgage or rent payments no      520-539      Discharged/  completed     90% CLTV @
                       more   than   60   days   late  at                   less than 1 year ago.      All LTV's
                       application time.

Y1                     90+;  Mortgage or rent payments no      500-519      Discharged/  completed     85% CLTV @
                       more   than   60   days   late  at                   less than 1 year ago.      All LTV'S
                       application time.

------------------
* LOWER OF TWO, MIDDLE OF THREE CREDIT BUREAU SCORES USED. IF ONLY ONE CREDIT BUREAU SCORE IS OBTAINED, THEN BORROWER MAY HAVE TO SATISFY ADDITIONAL REQUIREMENTS SET FORTH IN THE UNDERWRITING GUIDELINES.

** THE MAXIMUM LOAN-TO-VALUE RATIOS AND COMBINED LOAN-TO-VALUE RATIOS ARE SUBJECT TO DOWNWARD ADJUSTMENT BASED UPON A NUMBER OF FACTORS INCLUDING WITHOUT LIMITATION, MORTGAGE LOAN AMOUNT, THE MORTGAGE LOAN PROGRAM, THE PURPOSE OF THE MORTGAGE LOAN, THE LEVEL OF DOCUMENTATION, THE TYPE OF MORTGAGED PROPERTY AND WHETHER OR NOT THE MORTGAGED PROPERTY IS OWNER-OCCUPIED. IN ADDITION, THE COMBINED LOAN-TO-VALUE RATIO ONLY REFLECTS SIMULTANEOUS SECONDARY FINANCING PROVIDED BY WELLS FARGO OR OF WHICH WELLS FARGO IS AWARE AT THE TIME OF FUNDING OF THE RELATED MORTGAGE LOAN. WELLS FARGO DOES NOT RESTRICT A BORROWER FROM OBTAINING SECONDARY FINANCING AFTER THE ORIGINATION OF THE MORTGAGE LOAN.

         For the purpose of placing a prospective Mortgage Loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         Except for balloon loans, the Mortgage Loans originated or acquired by Wells Fargo have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo generally range from a minimum of $10,000 to a maximum of $800,000. Wells Fargo generally does not originate or acquire any Mortgage Loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The loans originated or acquired by Wells Fargo are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans. Wells Fargo, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         Wells Fargo's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last two years (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo may also perform a telephone verification of employment for salaried employees prior to funding. In some cases, employment histories may be obtained through V.I.E., Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party that obtains employment data from state unemployment insurance departments or other state agencies. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

         Under Wells Fargo's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

         Wells Fargo's underwriting of every Mortgage Loan submitted consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by Value Information Technology, Inc. ("Value I.T."), an entity jointly owned by Wells Fargo and an unaffiliated third party, or (iii) Value I.T. itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the Mortgage Loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo, any Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

                               THE MASTER SERVICER

GENERAL

         The information set forth in the following paragraph has been provided by the master servicer (referred to herein as Wells Fargo).

         Wells Fargo will act as the master servicer pursuant to the Pooling and Servicing Agreement. Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Among other things, Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

         Primary servicing of the mortgage loans will be provided for in accordance with the Master Agreement which will be assigned to the depositor pursuant to the Assignment Agreement and assigned to the trustee pursuant to the Pooling and Servicing Agreement on behalf of the certificateholders. The servicer will be responsible for the servicing of the mortgage loans, and the master servicer will be required to monitor its performance to the extent described in the Pooling and Servicing Agreement. The servicer will collect monthly payments of principal and interest on the mortgage loans and, after retaining Servicing Fees due to it and amounts for reimbursable expenses and advances, the servicer will remit such collections and any required advances to the trust administrator as provided in the Pooling and Servicing Agreement. In the event of a default by the servicer under the Master Agreement, the trustee will be required to enforce any remedies against the servicer, and will be required to either find a successor servicer or be required to assume the primary servicing obligations for the mortgage loans itself.

         The Pooling and Servicing Agreement will provide that the master servicer and any director, officer, employee or agent of the master servicer will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses specifically required to be incurred by the master servicer without right of reimbursement pursuant to the Pooling and Servicing Agreement) incurred by the master servicer arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the master servicer in the performance of its duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the master servicer of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the master servicer of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the master servicer in respect of the foregoing indemnification may be withdrawn and paid to the master servicer prior to the making of distributions to certificateholders.

                                  THE SERVICER

         Primary servicing of the Mortgage Loans will be provided for by the servicer in accordance with the Master Agreement. The Servicing Agreement will be assigned to the depositor pursuant to the Assignment Agreement and to the trustee on behalf of the certificateholders pursuant to the Pooling and Servicing Agreement. Wells Fargo will act as the trust administrator, master servicer and servicer with respect to the Mortgage Loans. Even though Wells Fargo will be acting in these multiple capacities, it is expected that with respect to the functions of master servicer and trust administrator, on the one hand, and servicer, on the other, different divisions within Wells Fargo acting through different personnel, will be performing these respective functions.

         Wells Fargo Bank, N.A. ("Wells Fargo") is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of
(i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at One Home Campus, Des Moines, Iowa 50328-0001.

         The following table sets forth certain information regarding the delinquency, foreclosure and REO experience of Wells Fargo with respect to all subprime mortgage loans serviced by its residential mortgage lending division. There can be no assurance that the delinquency, foreclosure and REO experience set forth in the following table will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

      WELLS FARGO
     DELINQUENCY,
  FORECLOSURE AND REO
EXPERIENCE ON SUBPRIME
     PORTFOLIO(1)
                                                BY DOLLAR                         BY DOLLAR                          BY DOLLAR
                               BY NO.            AMOUNT           BY NO.           AMOUNT            BY NO.           AMOUNT
                              OF LOANS          OF LOANS         OF LOANS         OF LOANS          OF LOANS         OF LOANS
                              --------          --------         --------         --------          --------         ---------
  (Dollar Amounts in           AS OF DECEMBER 31, 2003            AS OF DECEMBER 31, 2004              AS OF JUNE 30, 2005
      Thousands)              --------------------------         -------------------------          --------------------------

    Total Portfolio            94,737         $12,728,304         138,751       $19,841,648          161,492       $23,332,616
                            ==============   ==============    ==============  ===============    ==============  ===============
Period of Delinquency(2)
        30 Days                 3,648          $409,364            5,698          $652,694            6,714          $815,766
        60 Days                 1,007          $105,760            1,680          $188,234            1,758          $197,729
    90 days or more             1,260          $121,418            1,555          $152,475            1,701          $169,903
                            --------------   --------------    --------------  ---------------    --------------  ---------------

Total Delinquent Loans          5,915          $636,542            8,933          $993,403           10,173         $1,183,398
                            ==============   ==============    ==============  ===============    ==============  ===============

Percent of Total Loans          6.24%            5.00%             6.44%           5.01%              6.30%           5.07%

    Foreclosures(3)             1,747          $171,637            2,263          $244,115            1,844          $192,429
 Foreclosure Ratio(4)           1.84%            1.35%             1.63%           1.23%              1.14%           0.82%

          REO                    973            $90,497            1,310          $115,584            1,421          $131,747
     REO Ratio(5)               1.03%            0.71%             0.94%           0.58%              0.88%           0.56%

 ----------------------
(1) The reported levels of delinquencies, foreclosures and REO do not reflect the performance of a substantial number of non-performing assets which are regularly sold on a servicing-released basis from Wells Fargo's portfolio.

(2) The indicated periods of delinquency are based on the MBA method of calculating delinquency. The mortgage loan is considered delinquent for these purposes if the mortgage payment is not made by the last business day in the month in which it is due. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced. The respective delinquency categories include delinquent mortgage loans for which the borrower is also in bankruptcy.

(3)  Includes   loans  in  the  applicable   portfolio  for  which   foreclosure
     proceedings had been instituted as of the dates indicated.

(4) Foreclosure as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

(5) REO as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the offered certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The trust will issue (i) the Class A-1A Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates and the Class A-2D Certificates, (ii) the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates, (iii) the Class CE Certificates, (iv) the Class P Certificates,
(v) the Class R Certificates and (vi) the Class R-X Certificates. Only the Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) are offered hereby.

         The Class A Certificates and Mezzanine Certificates will have the Original Certificate Principal Balances specified in the chart entitled "The Series 2005-WF1 Certificates," subject to a permitted variance of plus or minus 5%. The Class CE Certificates will have an Original Certificate Principal Balance equal to the excess of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over the Original Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and Class P Certificates. The Class P Certificates will have an Original Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Class A Certificates or Mezzanine Certificates. The Residual Certificates will not have Original Certificate Principal Balances and will not bear interest.

         The offered certificates will be issued in book-entry form as described below. The offered certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that offered certificates must be purchased in minimum total investments of $100,000 per class. The assumed final maturity date for the offered certificates is the Distribution Date in June 2035.

         Distributions on the Class A Certificates and Mezzanine Certificates will be made by the trust administrator on each Distribution Date, to the persons in whose names such certificates are registered at the close of business on the Record Date.

BOOK-ENTRY CERTIFICATES

         The offered certificates will be book-entry certificates. Certificate Owners will hold book-entry certificates through DTC (in the United States), or upon request through Clearstream, or Euroclear (in Europe), if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $25,000. Except as described below, no Certificate Owner acquiring a book-entry certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

         The Certificate Owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate Owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator through DTC and participants of DTC. While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants of DTC on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants of DTC and indirect participants with whom Certificate Owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the book-entry certificates, DTC's rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants by instructing such participants of DTC and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective participants of DTC. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants of DTC at DTC will be debited and credited, as appropriate. Similarly, the participants of DTC and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant of DTC will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant participants of Euroclear or Clearstream on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants of DTC will occur in accordance with DTC rules. Transfers between participants of Clearstream and Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream and Euroclear may not deliver instructions directly to the depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant of DTC in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to DTC's rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between participants of Euroclear through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C., which establishes policy for Euroclear on behalf of participants of Euroclear. Participants of Euroclear include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these terms and conditions only on behalf of participants of Euroclear, and has no record of or relationship with persons holding through participants of Euroclear.

         Distributions on the book-entry certificates will be made on each Distribution Date by the trust administrator to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures. Each participant of DTC will be responsible for disbursing such distributions to the Certificate Owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the Certificate Owners of the book-entry certificates that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trust administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Backup Withholding" and "--Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a Certificate Owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such Certificate Owners are credited.

         DTC has advised the trust administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

         Definitive Certificates will be issued to Certificate Owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trust administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trust administrator is unable to locate a qualified successor or (b) after the occurrence of a servicer event of default, Certificate Owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trust administrator and DTC through the financial intermediaries and the participants of DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trust administrator will issue Definitive Certificates, and thereafter the trust administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the depositor, the seller, the originator, the servicer, the master servicer, the trust administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of certificates will be made on each Distribution Date from Available Funds. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.

         The Group I Certificates represent an interest in the Group I Mortgage Loans and the Group II Certificates represent an interest in the Group II Mortgage Loans.

         INTEREST DISTRIBUTIONS

         I. On each Distribution Date, the trust administrator will withdraw from the distribution account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following distributions in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date.

         (i) to the holders of the Group I Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates for such Distribution Date; and

         (ii) concurrently, to the holders of the Group II Certificates on a PRO RATA basis based on the entitlement of each such class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

         II. On each Distribution Date, the trust administrator will withdraw from the distribution account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following distributions in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

         (i) concurrently, to the holders of the Group II Certificates, on a PRO RATA basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates for such Distribution Date; and

         (ii) to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I (i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

         III. On each Distribution Date, distributions to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date will be distributed sequentially to the holders of the Class M-1 Certificates, Class M-2
Certificates,   Class  M-3  Certificates,  Class  M-4  Certificates,  Class  M-5
Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such class.

         On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class A Certificates and the Mezzanine Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. THE HOLDERS OF THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS.

         PRINCIPAL DISTRIBUTIONS

         I. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         (ii) second, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount already distributed as described herein, until the Certificate Principal Balances thereof have been reduced to zero.

         II. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Group II Certificates (allocated among
the  Group  II  Certificates  in  the  priority  described  below),   until  the
Certificate Principal Balances thereof have been reduced to zero; and

         (ii) second, to the holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount already distributed as described herein, until the Certificate Principal Balance thereof has been reduced to zero.

         III. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates, in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

         IV. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Group I Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

         (ii) second, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), after taking into account the distribution of the Group II Principal Distribution Amount as described herein, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balances thereof have been reduced to zero.

         V. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

         (ii) second, to the holders of the Group I Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described herein, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed, until the Certificate Principal Balance thereof has been reduced to zero.

         VI. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed in the following amounts and order of priority:

         (i) first, to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (ii) second, to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (iii) third, to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (iv) fourth, to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (v) fifth, to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (vi) sixth, to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (vii) seventh, to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (viii) eighth, to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         (ix) ninth, to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

         (x) tenth, to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

         With respect to the Group II Certificates, all principal distributions will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; provided, however, if the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero, all principal distributions to the Class A Certificates will be distributed concurrently, on a PRO RATA basis, based on the Certificate Principal Balance of each such class.

         The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described below, excess interest and overcollateralization, as described under "--Overcollateralization Provisions" herein, the Interest Rate Swap Agreement, as described under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" herein, a pool insurance policy, as described under "--The Pool Policy" herein and crosscollateralization as described under "--Allocation of Available Funds" above.

         The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions.

         In addition, the rights of the holders of the Mezzanine Certificates with lower numerical designations to receive distributions will be senior to the rights of holders of the Mezzanine Certificates with higher numerical designations, and the rights of the holders of the Mezzanine Certificates to receive distributions will be senior to the rights of the holders of the Class CE Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

ALLOCATION OF LOSSES; SUBORDINATION

         Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to Net Swap Payments received under the Interest Rate Swap Agreement, third, to the Class CE Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificate, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates and thirteenth, to the Class M-1 Certificates.

         The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled and such Certificates may become undercollateralized.

         Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such certificate from Net Monthly Excess Cashflow.

         Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" below or from the Swap Account, according to the priorities set forth under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" below.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Class A Certificates and Mezzanine Certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest distributable to the holders of the Class A Certificates and Mezzanine Certificates and the fees and expenses payable by the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

         (i) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount, as applicable, as described under "--Allocation of Available Funds--Principal Distributions" above;

         (ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in case, first, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class and second, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

         (iii) to make payments to the Net WAC Rate Carryover Reserve Account, to the extent any Net WAC Rate Carryover Amounts are required to be distributed to the holders of the Class A Certificates and Mezzanine Certificates, after taking into account amounts received under the cap contracts but without taking into account amounts, if any, received under the Interest Rate Swap Agreement;

         (iv) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

         (v) to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement;

         (vi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

         (vii) any remaining amounts to the holders of the Residual Certificates as provided in the Pooling and Servicing Agreement.

         On each Distribution Date, the trust administrator will withdraw from the distribution account all amounts representing prepayment charges, if any, in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

THE POOL POLICY

         The Pool Policy will be obtained to cover losses (subject to the limitations described herein) by reason of default of the mortgagor on approximately 97.25% of the Group I Mortgage Loans and approximately 93.66% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the Cut-off Date) (the "Covered Mortgage Loans") to the extent that such losses exceed 4.39% of the aggregate principal balance of the Covered Mortgage Loans as of the Cut-off Date (the "Deductible Amount"), up to a limit of 5.95% of the aggregate principal balance of the Covered Mortgage Loans as of the Cut-off Date (the "Aggregate Loss Limit"). The Pool Policy will be issued by the Pool Insurer and delivered to the trust administrator on the Closing Date. Radian will be paid a one-time up-front premium on or prior to the Closing Date. The servicer will present claims and provide certain notices all in accordance with the terms of the Pool Policy. Subject to certain limitations set forth in the Master Agreement, the servicer is required to use commercially reasonable efforts to maintain the Pool Policy during the term of the servicing agreement.

         The following summary describes certain provisions of the Pool Policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Pool Policy.

         The Pool Policy is a second-loss policy. The Pool Insurer will not be obligated to pay any loss under the Pool Policy until losses have exceeded the Deductible Amount. The Pool Insurer will not be liable for and the Pool Policy will not apply to, extend to or cover any loss for which a claim is made in connection with a Mortgage Loan as to which there has been an intentional and material misstatement, misrepresentation or omission or as a result of any other act of fraud or a breach of a representation or warranty concerning the Covered Mortgage Loans as set forth in the Pool Policy. In addition, the Pool Policy will not extend to any Covered Loan for which the first scheduled monthly payment after the cut-off date is not made within 30 days of the due date.

         For the purposes of the Pool Policy, the following terms have the following meanings:

         "Approved Sale" means (1) a sale of a REO Property acquired by the insured because of a Default by the borrower and to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of a REO Property to a third party at a price equal to or exceeding the maximum amount specified by the Pool Insurer to be bid by the insured, (3) the acquisition of a property by or approved by the insurer under a primary mortgage insurance policy or (4) the acquisition of a property by the Pool Insurer.

         "Default" occurs when the borrower either becomes in arrears in an amount equal to or greater than one (1) monthly principal and interest payment due under the terms of the Mortgage Loan or violates any other term or condition of the Mortgage Loan which is a basis for a foreclosure action.

         "Three (3) Months in Default" occurs when the borrower becomes in arrears in an amount equal to or greater than three (3) monthly principal and interest payments due under the terms of the Mortgage Loan.

         "Qualified" means the Pool Insurer is duly qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by the Pool Policy, and has a financial strength rating of not lower than "Baa3" from Moody's, "BBB-" from S&P and "BBB-" from Fitch (if rated by the respective rating agency).

         Within fifteen (15) days after the servicer receives notice or otherwise becomes aware that (a) a borrower is Three (3) Months in Default or
(b) proceedings to acquire title to a borrower's property have been commenced, whichever event occurs first, notice thereof will be given to the Pool Insurer on behalf of the servicer upon the form furnished by the Pool Insurer; provided, however, that failure of the Pool Insurer to furnish forms will not relieve the servicer of the obligation to give notice in any reasonable form within the required time. Thereafter, the servicer will report monthly to the Pool Insurer in summary form the status of the borrower's account, until a claim is submitted to the Pool Insurer or until the borrower is less than Three (3) Months in Default. Failure by the servicer to give any notice or file any report required under the Pool Policy, within the time period specified, will not constitute failure to comply with a material condition of the Pool Policy provided that such failure is remedied within fifteen (15) days of receipt of notice thereof from the Pool Insurer.

         If a Covered Mortgage Loan is assumed, the coverage under the Pool Policy will remain in force if the original borrower is not released from personal liability. If the original borrower by an assumption is released from personal liability on a Covered Mortgage Loan, the liability of the Pool Insurer for coverage under the Pool Policy as to such Covered Mortgage Loan will terminate unless the Pool Insurer approves the assumption in writing. The servicer will provide the Pool Insurer with the information and documentation required by the Pool Insurer. The Pool Insurer will not unreasonably withhold approval of an assumption.

         In the event of Default, it will be a condition precedent to payment of a claim on any Mortgage Loan that the servicer cause to be advanced: (1) hazard insurance premiums, (2) real estate property taxes, (3) property protection and preservation expenses, (4) property sales expenses, and (5) foreclosure costs including court costs and reasonable attorneys fees. In the event of Default, if there is any physical loss or damage to the property from any cause, whether by accidental means or otherwise, it will be a condition precedent to payment of a claim on the Mortgage Loan that the servicer cause to be restored the property to its condition at the time of the issuance of the Pool Policy, reasonable wear and tear excepted.

         Subject to the Deductible Amount and the Aggregate Loss Limit, the amount of loss payable to the servicer (on behalf of the trustee) on each individual claim shall be the total of: (1) the unpaid principal balance at the time of an Approved Sale of the property, (2) the amount of the accumulated delinquent interest computed to the date of claim settlement at the related mortgage rate and (3) the amount of advances made on behalf of the servicer (as described in the preceding paragraph) less (a) the net proceeds upon an Approved Sale of the property and (b) any amount received under any applicable primary mortgage insurance policy.

         Subject to the exhaustion of the Deductible Amount and the Aggregate Loss Limit, in lieu of paying the loss determined by the computation above, the Pool Insurer may, at its option, pay the servicer (on behalf of the trustee) the total of the amounts under clauses (1), (2) and (3) of the immediately preceding paragraph, less any amount received under any applicable primary mortgage insurance policy. As a condition precedent to the payment of any sum under this loss payment option, the trustee will provide the Pool Insurer with good and merchantable title to the Mortgaged Property. Within thirty (30) days after the property is sold by the Pool Insurer, the Pool Insurer will give written notice to the servicer (on behalf of the trustee) of the net amount received for such sale.

         Any claim payment or loss payment as described in the preceding two paragraphs will be a full and final discharge of the Pool Insurer's obligation with respect to such claim or loss under the terms of the Pool Policy.

         The aggregate losses are the sum of losses paid by the Pool Insurer, reduced by any net amount the Pool Insurer receives upon disposal of any property. When the aggregate losses paid by the Pool Insurer reach an amount equal to the Aggregate Loss Limit, the liability of the Pool Insurer to pay any additional claims for loss ceases.

         The Pool Policy will continue in force until (i) each Covered Mortgage Loan has either been paid in full or is otherwise liquidated, or (ii) the offered certificates have either been paid in full or reduced to zero. If at any time the Pool Insurer ceases to be Qualified, the trustee may terminate the Pool Policy upon written notice to the Pool Insurer. The Pool Insurer will use all diligent effort to remain qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by the Pool Policy.

         If a primary mortgage insurance policy is in effect on a Covered Mortgage Loan, the servicer (on behalf of the trustee) must first submit and settle any and all claims for loss under such primary mortgage insurance policy. If the servicer (on behalf of the trustee) negotiates a claim settlement on a basis other than on conditions stated in the primary mortgage insurance policy, the consent of the Pool Insurer must be obtained prior to such settlement. Unless otherwise mutually agreed, a claim for loss may be filed with the Pool Insurer on the appropriate form provided by the Pool Insurer within sixty (60) days after the trustee has conveyed title to the property pursuant to an Approved Sale and must include all documents and other information reasonably requested by the Pool Insurer. The Pool Insurer shall not unreasonably withhold the approval necessary for such an Approved Sale. Failure to file a claim for loss within one hundred eighty (60) days after a claim could first be filed will be deemed an election by the trustee to waive any rights to claim payment under the terms of the Pool Policy.

         Any payment of loss required to be made to the servicer (on behalf of the trustee) with respect to any claim will be payable within sixty (60) days after receipt by the Pool Insurer of such claim, provided that, if the Pool Insurer shall within twenty (20) days after the filing of the claim request additional information necessary to complete its review of the claim, then the sixty (60) day period will be suspended until the Pool Insurer receives the requested information.

         THE POOL INSURER

         Radian Guaranty Inc. (referred to herein as Radian), a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange. Radian is licensed in all 50 states, in the District of Columbia and in Guam to offer such mortgage insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian's financial strength is rated "AA" by S&P and Fitch and "Aa3" by Moody's. Radian's financial strength currently is not rated by any other rating agency. Each financial strength rating of Radian should be evaluated independently. The ratings reflect the respective rating agencies' current assessments of the creditworthiness of Radian and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of Offered Certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have an adverse effect on the market prices of the offered certificates. Radian does not guaranty the market prices of the offered certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

         Copies of Radian's statutory quarterly and annual financial statements, which are based on accounting principles that differ in significant respects from generally accepted accounting principles, are available upon request to Radian at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. Radian's telephone number is (215) 231-1000.

PASS-THROUGH RATES

         The Pass-Through Rate on any Distribution Date with respect to the Class A Certificates and Mezzanine Certificates will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Rate for such Distribution Date. With respect to the Class A Certificates and the Mezzanine Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The Formula Rate for the Class A Certificates and Mezzanine Certificates is the lesser of (a) the sum of the Certificate Index plus a related certificate margin as of the related LIBOR Determination Date and (b) the related Maximum Cap Rate.

         The  certificate   margin  with  respect  to  each  class  of  Class  A
Certificates and Mezzanine Certificates will be as set forth below.

                                           Margin
                                           ------
       Class                   (1)                        (2)
       -----                   ---                        ---
       A-1A                   0.250%                    0.500%
       A-2A                   0.100%                    0.200%
       A-2B                   0.160%                    0.320%
       A-2C                   0.240%                    0.480%
       A-2D                   0.370%                    0.740%
        M-1                   0.410%                    0.615%
        M-2                   0.430%                    0.645%
        M-3                   0.460%                    0.690%
        M-4                   0.590%                    0.885%
        M-5                   0.620%                    0.930%
        M-6                   0.660%                    0.990%
        M-7                   1.150%                    1.725%
        M-8                   1.240%                    1.860%
        M-9                   1.690%                    2.535%
       M-10                   2.000%                    3.000%

             ----------
             (1) On each Distribution Date through and including the Optional Termination Date.

             (2)  On each Distribution Date after the Optional Termination Date.

         The Net WAC Rate for any Distribution Date and

         (i) the Group I Certificates will be a per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Mortgage Loans and
(ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, divided by the outstanding principal balance of the Mortgage Loans and (ii) 12;

         (ii) the Group II Certificates will be a per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Mortgage Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, divided by the outstanding principal balance of the Mortgage Loans and (ii) 12; and

         (iii) the Mezzanine Certificates will be a per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Net WAC Rate for the Group I Certificates and the Net WAC Rate for the Group II Certificates (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group the current Certificate Principal Balance of the related Class A Certificates).

         The Maximum Cap Rate for any Distribution Date and each class of Class A Certificates and Mezzanine Certificates is calculated in the same manner as the related Net WAC Rate, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans.

         If on any Distribution Date, the Pass-Through Rate for a class of Class A Certificates or Mezzanine Certificates is the Net WAC Rate, then any Net WAC Rate Carryover Amount on such class of Class A Certificates or Mezzanine Certificates will be distributed on such Distribution Date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under "--Overcollateralization Provisions" and "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account."

         On the Closing Date, the trust administrator will establish the Net WAC Rate Carryover Reserve Account from which distributions in respect of Net WAC Rate Carryover Amounts on the Class A Certificates and the Mezzanine Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Overcollateralization Provisions" above and after deposit in the Net WAC Rate Carryover Reserve Account of any payments received under the cap contracts, the trust administrator will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Class A Certificates and the Mezzanine any Net WAC Rate Carryover Amounts in the following order of priority:

         (A) to the Group I Certificates, the Net WAC Rate Carryover Amount, but only to the extent of amounts paid under the Group I Cap Contract;

         (B) concurrently, to the Group II Certificates, on a PRO RATA basis based on the Net WAC Rate Carryover Amount for each such class, the Net WAC Rate Carryover Amount for each such class, but only to the extent of amounts paid under the Group II Cap Contract;

         (C) concurrently, to the Mezzanine Certificates, on a PRO RATA basis based on the Net WAC Rate Carryover Amount for each such class, the Net WAC Rate Carryover Amount for each such class, but only to the extent of amounts paid under the Mezzanine Cap Contract;

         (D) to the Class A Certificates and Mezzanine Certificates, any related unpaid Net WAC Rate Carryover Amount (after taking into account distributions pursuant to (A) through (C) above), distributed in the following order of priority:

                   (i) concurrently, to the Class A Certificates, on a PRO RATA basis based on the remaining Net WAC Rate Carryover Amount for each such class; and

                   (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order.

THE CAP CONTRACTS

         For the first 20 Distribution Dates, the Group I Certificates, the Group II Certificates and the Mezzanine Certificates will have the benefit of a related cap contract. Pursuant to each such cap contract, UBS AG (together with any successor, the "Counterparty" or "Cap Provider") will agree to pay to the Trust a monthly payment in an amount equal to the product of: (1) for the Distribution Date in October 2005 through the Distribution Date in May 2007, the excess, if any, of one-month LIBOR as set forth in the related cap contract (subject to a ceiling rate) over the rate set forth in the related cap contract for the related Distribution Date; (2) the lesser of (x) the notional amount set forth in the related cap contract for the related Distribution Date and (y) the aggregate Certificate Principal Balance of the certificates for which the related cap contract is provided; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

         For a description of the Counterparty, see "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account--THE SWAP PROVIDER" below.

INTEREST RATE SWAP AGREEMENT, THE SWAP PROVIDER AND THE SWAP ACCOUNT

THE INTEREST RATE SWAP AGREEMENT

         On or before the closing date, the trust administrator on behalf of the trust will enter into an Interest Rate Swap Agreement with the Swap Provider. On each Distribution Date, the trust administrator, as Swap Administrator pursuant to a Swap Administration Agreement (as further described below), will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Swap Account will be an asset of the trust but not of any REMIC.

         Under the Interest Rate Swap Agreement, on each Distribution Date, the trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, a Fixed Swap Payment equal to the product of (x) 4.318%, (y) the Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the closing date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the trust administrator a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement),
(y) the Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the trust to the extent that the floating amount exceeds the corresponding fixed amount.

         The initial Base Calculation Amount (beginning with the Distribution Date in June 2007) will be approximately $1,513,757. The Interest Rate Swap Agreement will terminate immediately after the September 2011 Distribution Date unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

         The  respective   obligations  of  the  Swap  Provider  and  the  trust
administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and
(2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

         Upon any Swap Early Termination, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid from the trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

         Upon a Swap Early Termination, the trust administrator, at the direction of the depositor and with the consent of the NIMS Insurer, if any, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the trust receives a Swap Termination Payment from the Swap

Provider, the trust will apply, as set forth in the Swap Administration Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the trust is required to pay a Swap Termination Payment to the Swap Provider, the trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

         Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies and the NIMS Insurer, if any (such consent by the NIMS Insurer not to be unreasonably withheld), that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

THE SWAP PROVIDER

         UBS AG and subsidiaries, with headquarters in Zurich, Switzerland and Basel, Switzerland, provide wealth management, global investment banking and securities services on a global basis.

         UBS AG has a long-term rating of "AA+" from S&P, a long-term rating of "Aa2" from Moody's and a long-term rating of "AA+" from Fitch.

         The Swap Provider is an affiliate of the seller, the depositor and the underwriter.

         The information in the preceding three paragraphs has been provided by UBS AG, London Branch for use in this prospectus supplement. Except for the preceding three paragraphs, UBS AG, London Branch has not prepared and does not accept responsibility for the accuracy or completeness of this prospectus supplement.

THE SWAP ADMINISTRATION AGREEMENT AND SWAP ACCOUNT

         The Interest Rate Swap Agreement will be administered by the trust administrator as Swap Administrator pursuant to the Swap Administration Agreement. Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Swap Administration Agreement. The Swap Administrator will be required to deposit into the Swap Account an amount equal to any remaining Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the applicable Overcollateralization Target Amount on the Class A Certificates and Mezzanine Certificates, up to the Net Swap Payment received by the Swap Administrator from the Swap Provider. Any excess amounts received by the Swap Administrator will be paid to the seller or its designee.

         Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the trust will be deducted from Available Funds before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

         On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in "--Overcollateralization Provisions" in this prospectus supplement and withdrawals from the Net WAC Rate Carryover Reserve Account as described in "--Pass-Through Rates", the trust administrator will withdraw from amounts in the Swap Account to distribute to the Class A Certificates and Mezzanine Certificates in the following order of priority:

         FIRST, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

         SECOND, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

         THIRD, concurrently, to each class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Group I Interest

Remittance Amount and the Group II Interest Remittance Amount, on a PRO RATA basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount,

         FOURTH, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

         FIFTH, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Group I Principal Distribution Amount and/or the Group II Principal
Distribution Amount, as applicable, as described under "--Allocation of Available Funds--Principal Distributions" above, to the extent remaining undistributed after distribution of the Net Monthly Excess Cashflow;

         SIXTH, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

         SEVENTH, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a PRO RATA basis based on such respective Net WAC Rate Carryover Amounts remaining; and

         EIGHTH, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

CALCULATION OF ONE-MONTH LIBOR

         On each interest determination date, which is the second LIBOR business day preceding the commencement of each Accrual Period with respect to the Class A Certificates and Mezzanine Certificates, the trust administrator will determine one-month LIBOR. One-month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate Page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Telerate Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If that rate does not appear on that page, the trust administrator will determine one-month LIBOR, in the manner set forth in the Pooling and Servicing Agreement, on the basis of the rates at which one month United States dollar deposits are offered by three major banks in the London interbank market as of 11:00 a.m. London time on the interest determination date.

         The establishment of one-month LIBOR on each interest determination date by the trust administrator and the trust administrator's calculation of the rate of interest applicable to the Class A Certificates and Mezzanine Certificates for the related Accrual Period will, absent manifest error, be final and binding.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the trust administrator will provide or make available to each holder of a certificate, the rating agencies and the NIMS Insurer, a statement (based on information received from the servicer) setting forth, among other things, the information identified in the prospectus under "Description of the Securities--Statements to Holders of Securities." The trust administrator will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the trust administrator's internet website. Assistance in using the website can be obtained by calling the trust administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trust administrator will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trust administrator will provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the trust administrator will prepare and deliver to each holder of a certificate of record during the previous calendar year and the NIMS Insurer a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of the offered certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the offered certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

         Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the fixed-rate Mortgage Loans may differ from that on the adjustable-rate Mortgage Loans because the amount of the monthly payments on the adjustable-rate Mortgage Loans are subject to adjustment on each Adjustment Date. Furthermore, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two or three years after the origination thereof. The prepayment experience of the adjustable-rate Mortgage Loans may differ from that of the fixed-rate Mortgage Loans. The adjustable-rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the adjustable-rate Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

         Approximately  70.71% of the Group I Mortgage  Loans and  approximately
69.24% of the Group II Mortgage Loans (in each case, by aggregate Principal Balance of the related Loan Group as of the Cut-off Date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of offered certificates. Under certain circumstances, as described in the Master Agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         To the extent the Net WAC Rate is applied to the Class A Certificates and Mezzanine Certificates, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be distributable from the cap contracts, from Net Monthly Excess Cashflow, to the extent that the Overcollateralization Target Amount has been reached and only in the priorities described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement and from amounts received under the Interest Rate Swap Agreement, but only in the priorities described under "Description of the Offered Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

         The Net WAC Rate for the Class A Certificates and Mezzanine Certificates will be lower for Accrual Periods that are longer than 30 days, and the Pass-Through Rates on such certificates are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long. For a discussion of other factors that could cause the Pass-Through Rate on the offered certificates to be capped at the Net WAC Rate, see "Risk Factors--Effect of Mortgage Rates on the Offered Certificates" in this prospectus supplement.

ADDITIONAL INFORMATION

         The depositor has filed certain yield tables and other computational materials with respect to the offered certificates with the Securities and Exchange Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the offered certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the structuring assumptions used in this prospectus supplement. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an offered certificate is the average amount of time that will elapse from the closing date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "Description of the Mortgage Loans."

         The assumed final Distribution Date for the offered certificates is as set forth herein under "Description of the Certificates--General." The final Distribution Date with respect to the offered certificates could occur significantly earlier than the related assumed final Distribution Date because
(i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the offered certificates as described herein and (iii) the majority Class CE Certificateholder, the master servicer, the servicer or the NIMS Insurer may cause a termination of the trust as provided herein.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement assumes a prepayment rate for the fixed-rate Mortgage Loans of 100% of the fixed-rate prepayment vector and a prepayment rate for the adjustable-rate Mortgage Loans of 100% of the adjustable-rate prepayment vector. 100% of the fixed-rate prepayment vector assumes CPR of 4.6% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.6727% (precisely 18.40%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 23%. 100% of the adjustable-rate prepayment vector assumes a CPR of 2% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and building linearly (rounded to the nearest hundredth) to a CPR of 30% in the 12th month. Beginning in the 12th month and until the 22nd month, such prepayment vector assumes a CPR of 30%; in the 23rd month and until the 27th month, such prepayment vector assumes a CPR of 50% and in the 28th month and thereafter during the life of such mortgage loans, a CPR of 35%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the trust.

         Each  of the  prepayment  scenarios  in the  table  below  assumes  the
respective   percentages   of   the   fixed-rate   prepayment   vector   or  the
adjustable-rate prepayment vector, as applicable.

         The tables entitled "Percent of Original Certificate Principal Balance Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual Mortgage Loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the offered certificates may be made earlier or later than indicated in the table.

         The percentages and weighted average lives in the tables entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming the following structuring assumptions:

         (i) the Mortgage Loans have the characteristics set forth in Annex II to this prospectus supplement;

         (ii) the closing date for the offered certificates occurs on September 28, 2005 and the offered certificates were sold to investors on such date;

         (iii) distributions on the certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in October 2005, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates--Allocation of Available Funds;"

         (iv) the prepayment rates are the percentages of the fixed-rate prepayment vector and the adjustable-rate prepayment vector set forth in the "Prepayment Scenarios" table below;

         (v) prepayments include thirty days' interest thereon;

         (vi) neither the originator nor the seller are required to substitute or repurchase any of the Mortgage Loans pursuant to the Master Agreement or the Assignment Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables below;

         (vii)  the   Overcollateralization   Target  Amount   conforms  to  the
definition for such amount set forth herein;

         (viii) scheduled payments for all Mortgage Loans are received on the first day of each month commencing in October 2005, the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans;

         (ix) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest;

         (x) such prepayments are received on the last day of each month commencing in the month of the closing date;

         (xi) the Certificate Index is at all times equal to 3.82%;

         (xii) the Pass-Through Rates for the offered certificates are as set forth herein;

         (xiii) the Mortgage Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of Six-Month LIBOR or One-Year CMT and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates);

         (xiv) with respect to the Adjustable-Rate Mortgage Loans, Six-Month LIBOR is equal to 4.06% and One-Year CMT is equal to 3.92%;

         (xv) the Servicing Fee Rate for each Mortgage Loan is equal to 0.51% per annum;

         (xvi) the Certificate Principal Balance of the Class P Certificates is equal to zero; and

         (xvii) the Fixed Swap Payment is calculated as described under "Description of the Certificates-- Interest Rate Swap Agreement, the Swap Provider and the Swap Account" and no Swap Termination Payment is made.

         Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                           PREPAYMENT SCENARIOS(1)(2)

                                  SCENARIO I   SCENARIO II  SCENARIO III   SCENARIO IV   SCENARIO V
-------------------------------   ----------   -----------  ------------   -----------   ----------
Fixed-Rate Mortgage Loans:            50%          75%          100%           125%         150%
Adjustable-Rate Mortgage Loans:       50%          75%          100%           125%         150%

-----------------
(1) Percentage of the fixed-rate prepayment vector or the adjustable-rate prepayment vector, as applicable.

(2) With respect to any prepayment scenario and any month, prepayments of mortgage loans are capped at a CPR of

     90%.

         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the offered certificates, and set forth the percentages of the Original Certificate Principal Balance of such certificates that would be outstanding after each of the dates shown, under various prepayment scenarios.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                          CLASS A-1A
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage..........      100%         100%            100%             100%         100%
September 25, 2006..........       85           78              72               65           58
September 25, 2007..........       66           52              39               28           17
September 25, 2008..........       52           35              21               10            2
September 25, 2009..........       41           28              18               10            2
September 25, 2010..........       34           21              12                7            2
September 25, 2011..........       28           16               8                4            2
September 25, 2012..........       23           12               6                3            1
September 25, 2013..........       19            9               4                2            *
September 25, 2014..........       16            7               3                1            *
September 25, 2015..........       13            5               2                *            0
September 25, 2016..........       11            4               1                *            0
September 25, 2017..........        9            3               1                0            0
September 25, 2018..........        7            2               *                0            0
September 25, 2019..........        6            2               *                0            0
September 25, 2020..........        5            1               0                0            0
September 25, 2021..........        4            1               0                0            0
September 25, 2022..........        3            *               0                0            0
September 25, 2023..........        2            *               0                0            0
September 25, 2024..........        2            0               0                0            0
September 25, 2025..........        2            0               0                0            0
September 25, 2026..........        1            0               0                0            0
September 25, 2027..........        1            0               0                0            0
September 25, 2028..........        *            0               0                0            0
September 25, 2029..........        *            0               0                0            0
September 25, 2030..........        0            0               0                0            0
September 25, 2031..........        0            0               0                0            0
September 25, 2032..........        0            0               0                0            0
September 25, 2033..........        0            0               0                0            0
September 25, 2034..........        0            0               0                0            0
September 25, 2035..........        0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)......     4.84         3.31            2.43              1.84        1.37
Weighted Average Life
(years) to Optional
Termination(1)(2)...........     4.52         3.06            2.25              1.70        1.31

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                          CLASS A-2A
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage.........       100%         100%            100%             100%         100%
September 25, 2006.........        73           60              48               35           22
September 25, 2007.........        39           13               0                0            0
September 25, 2008.........        13            0               0                0            0
September 25, 2009.........         0            0               0                0            0
September 25, 2010.........         0            0               0                0            0
September 25, 2011.........         0            0               0                0            0
September 25, 2012.........         0            0               0                0            0
September 25, 2013.........         0            0               0                0            0
September 25, 2014.........         0            0               0                0            0
September 25, 2015.........         0            0               0                0            0
September 25, 2016.........         0            0               0                0            0
September 25, 2017.........         0            0               0                0            0
September 25, 2018.........         0            0               0                0            0
September 25, 2019.........         0            0               0                0            0
September 25, 2020.........         0            0               0                0            0
September 25, 2021.........         0            0               0                0            0
September 25, 2022.........         0            0               0                0            0
September 25, 2023.........         0            0               0                0            0
September 25, 2024.........         0            0               0                0            0
September 25, 2025.........         0            0               0                0            0
September 25, 2026.........         0            0               0                0            0
September 25, 2027.........         0            0               0                0            0
September 25, 2028.........         0            0               0                0            0
September 25, 2029.........         0            0               0                0            0
September 25, 2030.........         0            0               0                0            0
September 25, 2031.........         0            0               0                0            0
September 25, 2032.........         0            0               0                0            0
September 25, 2033.........         0            0               0                0            0
September 25, 2034.........         0            0               0                0            0
September 25, 2035.........         0            0               0                0            0
Weighted Average Life
(years) to Maturity(1).....      1.77         1.26            1.00             0.84         0.71
Weighted Average Life
(years) to Optional
Termination(1)(2)..........      1.77         1.26            1.00             0.84         0.71

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                          CLASS A-2B
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100              40                0            0
September 25, 2008........        100            0               0                0            0
September 25, 2009........         47            0               0                0            0
September 25, 2010........          0            0               0                0            0
September 25, 2011........          0            0               0                0            0
September 25, 2012........          0            0               0                0            0
September 25, 2013........          0            0               0                0            0
September 25, 2014........          0            0               0                0            0
September 25, 2015........          0            0               0                0            0
September 25, 2016........          0            0               0                0            0
September 25, 2017........          0            0               0                0            0
September 25, 2018........          0            0               0                0            0
September 25, 2019........          0            0               0                0            0
September 25, 2020........          0            0               0                0            0
September 25, 2021........          0            0               0                0            0
September 25, 2022........          0            0               0                0            0
September 25, 2023........          0            0               0                0            0
September 25, 2024........          0            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)....       4.06         2.70            2.00             1.67         1.47
Weighted Average Life
(years) to Optional
Termination(1)(2).........       4.06         2.70            2.00             1.67         1.47

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                          CLASS A-2C
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100               71           33
September 25, 2008........        100           97              48                8            0
September 25, 2009........        100           68              33                8            0
September 25, 2010........         90           43              11                0            0
September 25, 2011........         68           24               0                0            0
September 25, 2012........         51            9               0                0            0
September 25, 2013........         36            0               0                0            0
September 25, 2014........         23            0               0                0            0
September 25, 2015........         13            0               0                0            0
September 25, 2016........          4            0               0                0            0
September 25, 2017........          0            0               0                0            0
September 25, 2018........          0            0               0                0            0
September 25, 2019........          0            0               0                0            0
September 25, 2020........          0            0               0                0            0
September 25, 2021........          0            0               0                0            0
September 25, 2022........          0            0               0                0            0
September 25, 2023........          0            0               0                0            0
September 25, 2024........          0            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)....       7.38         4.94            3.50             2.45         1.93
Weighted Average Life
(years) to Optional
Termination(1)(2).........       7.38         4.94            3.50             2.45         1.93

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                          CLASS A-2D
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100           39
September 25, 2009........        100          100             100              100           39
September 25, 2010........        100          100             100               76           39
September 25, 2011........        100          100              90               49           26
September 25, 2012........        100          100              63               32           16
September 25, 2013........        100           94              45               21            8
September 25, 2014........        100           72              32               14            3
September 25, 2015........        100           56              23                7            0
September 25, 2016........        100           43              16                3            0
September 25, 2017........         91           33              11                *            0
September 25, 2018........         76           25               6                0            0
September 25, 2019........         62           19               3                0            0
September 25, 2020........         49           14               *                0            0
September 25, 2021........         40            9               0                0            0
September 25, 2022........         33            6               0                0            0
September 25, 2023........         27            3               0                0            0
September 25, 2024........         22            1               0                0            0
September 25, 2025........         17            0               0                0            0
September 25, 2026........         14            0               0                0            0
September 25, 2027........         10            0               0                0            0
September 25, 2028........          6            0               0                0            0
September 25, 2029........          4            0               0                0            0
September 25, 2030........          1            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)....      16.06        11.29            8.43             6.57         4.37
Weighted Average Life
(years) to Optional
Termination(1)(2).........      12.55         8.50            6.27             4.79         3.18

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS M-1
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100          100
September 25, 2009........         99           69              46               45          100
September 25, 2010........         83           52              32               18           48
September 25, 2011........         69           40              22               12           13
September 25, 2012........         57           30              15                8            1
September 25, 2013........         48           23              11                5            0
September 25, 2014........         40           18               8                0            0
September 25, 2015........         33           14               5                0            0
September 25, 2016........         27           10               2                0            0
September 25, 2017........         23            8               0                0            0
September 25, 2018........         19            6               0                0            0
September 25, 2019........         15            5               0                0            0
September 25, 2020........         12            0               0                0            0
September 25, 2021........         10            0               0                0            0
September 25, 2022........          8            0               0                0            0
September 25, 2023........          6            0               0                0            0
September 25, 2024........          5            0               0                0            0
September 25, 2025........          3            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)....       9.09         6.22            4.93             4.54         5.20
Weighted Average Life
(years) to Optional
Termination(1)(2).........       8.33         5.63            4.48             4.18         3.83

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS M-2
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100          100
September 25, 2009........         99           69              46               30           92
September 25, 2010........         83           52              32               18           10
September 25, 2011........         69           40              22               12            6
September 25, 2012........         57           30              15                8            0
September 25, 2013........         48           23              11                1            0
September 25, 2014........         40           18               8                0            0
September 25, 2015........         33           14               4                0            0
September 25, 2016........         27           10               0                0            0
September 25, 2017........         23            8               0                0            0
September 25, 2018........         19            6               0                0            0
September 25, 2019........         15            0               0                0            0
September 25, 2020........         12            0               0                0            0
September 25, 2021........         10            0               0                0            0
September 25, 2022........          8            0               0                0            0
September 25, 2023........          6            0               0                0            0
September 25, 2024........          3            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)           9.04         6.18            4.84             4.32         4.44
Weighted Average Life
(years) to Optional
Termination(1)(2)                8.33         5.62            4.43             3.98         3.83

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS M-3
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100          100
September 25, 2009........         99           69              46               30           18
September 25, 2010........         83           52              32               18           10
September 25, 2011........         69           40              22               12            1
September 25, 2012........         57           30              15                8            0
September 25, 2013........         48           23              11                0            0
September 25, 2014........         40           18               8                0            0
September 25, 2015........         33           14               0                0            0
September 25, 2016........         27           10               0                0            0
September 25, 2017........         23            8               0                0            0
September 25, 2018........         19            1               0                0            0
September 25, 2019........         15            0               0                0            0
September 25, 2020........         12            0               0                0            0
September 25, 2021........         10            0               0                0            0
September 25, 2022........          8            0               0                0            0
September 25, 2023........          3            0               0                0            0
September 25, 2024........          0            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)           8.98         6.12            4.77             4.19         4.10
Weighted Average Life
(years) to Optional
Termination(1)(2)                8.33         5.62            4.39             3.88         3.81

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS M-4
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100          100
September 25, 2009........         99           69              46               30           18
September 25, 2010........         83           52              32               18           10
September 25, 2011........         69           40              22               12            0
September 25, 2012........         57           30              15                2            0
September 25, 2013........         48           23              11                0            0
September 25, 2014........         40           18               3                0            0
September 25, 2015........         33           14               0                0            0
September 25, 2016........         27           10               0                0            0
September 25, 2017........         23            5               0                0            0
September 25, 2018........         19            0               0                0            0
September 25, 2019........         15            0               0                0            0
September 25, 2020........         12            0               0                0            0
September 25, 2021........         10            0               0                0            0
September 25, 2022........          5            0               0                0            0
September 25, 2023........          0            0               0                0            0
September 25, 2024........          0            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)           8.91         6.07            4.71             4.09         3.92
Weighted Average Life
(years) to Optional
Termination(1)(2)                8.33         5.62            4.38             3.81         3.69

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS M-5
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100          100
September 25, 2009........         99           69              46               30           18
September 25, 2010........         83           52              32               18            9
September 25, 2011........         69           40              22               12            0
September 25, 2012........         57           30              15                0            0
September 25, 2013........         48           23              11                0            0
September 25, 2014........         40           18               0                0            0
September 25, 2015........         33           14               0                0            0
September 25, 2016........         27            9               0                0            0
September 25, 2017........         23            0               0                0            0
September 25, 2018........         19            0               0                0            0
September 25, 2019........         15            0               0                0            0
September 25, 2020........         12            0               0                0            0
September 25, 2021........          6            0               0                0            0
September 25, 2022........          0            0               0                0            0
September 25, 2023........          0            0               0                0            0
September 25, 2024........          0            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)           8.83         6.01            4.64             4.01         3.78
Weighted Average Life
(years) to Optional
Termination(1)(2)                8.33         5.62            4.35             3.77         3.59

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS M-6
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100          100
September 25, 2009........         99           69              46               30           18
September 25, 2010........         83           52              32               18            0
September 25, 2011........         69           40              22                5            0
September 25, 2012........         57           30              15                0            0
September 25, 2013........         48           23               1                0            0
September 25, 2014........         40           18               0                0            0
September 25, 2015........         33           13               0                0            0
September 25, 2016........         27            0               0                0            0
September 25, 2017........         23            0               0                0            0
September 25, 2018........         19            0               0                0            0
September 25, 2019........         15            0               0                0            0
September 25, 2020........          6            0               0                0            0
September 25, 2021........          0            0               0                0            0
September 25, 2022........          0            0               0                0            0
September 25, 2023........          0            0               0                0            0
September 25, 2024........          0            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)           8.71         5.91            4.56             3.90         3.63
Weighted Average Life
(years) to Optional
Termination(1)(2)                8.33         5.62            4.34             3.72         3.49

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS M-7
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100          100
September 25, 2009........         99           69              46               30           18
September 25, 2010........         83           52              32               18            0
September 25, 2011........         69           40              22                0            0
September 25, 2012........         57           30               7                0            0
September 25, 2013........         48           23               0                0            0
September 25, 2014........         40           17               0                0            0
September 25, 2015........         33            0               0                0            0
September 25, 2016........         27            0               0                0            0
September 25, 2017........         23            0               0                0            0
September 25, 2018........         19            0               0                0            0
September 25, 2019........          7            0               0                0            0
September 25, 2020........          0            0               0                0            0
September 25, 2021........          0            0               0                0            0
September 25, 2022........          0            0               0                0            0
September 25, 2023........          0            0               0                0            0
September 25, 2024........          0            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)           8.56         5.78            4.46             3.80         3.51
Weighted Average Life
(years) to Optional
Termination(1)(2)                8.33         5.62            4.34             3.69         3.42

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS M-8
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100          100
September 25, 2009........         99           69              46               30            1
September 25, 2010........         83           52              32                3            0
September 25, 2011........         69           40              17                0            0
September 25, 2012........         57           30               0                0            0
September 25, 2013........         48           21               0                0            0
September 25, 2014........         40            0               0                0            0
September 25, 2015........         33            0               0                0            0
September 25, 2016........         27            0               0                0            0
September 25, 2017........         19            0               0                0            0
September 25, 2018........          3            0               0                0            0
September 25, 2019........          0            0               0                0            0
September 25, 2020........          0            0               0                0            0
September 25, 2021........          0            0               0                0            0
September 25, 2022........          0            0               0                0            0
September 25, 2023........          0            0               0                0            0
September 25, 2024........          0            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)           8.30         5.60            4.29             3.67         3.38
Weighted Average Life
(years) to Optional
Termination(1)(2)                8.28         5.58            4.28             3.66         3.36

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS M-9
                                                       PREPAYMENT SCENARIO
                               ---------------------------------------------------------------------
      DISTRIBUTION DATE        SCENARIO I   SCENARIO II    SCENARIO III     SCENARIO IV   SCENARIO V
----------------------------   ----------   -----------    ------------     -----------   ----------
Initial Percentage........        100%         100%            100%             100%         100%
September 25, 2006........        100          100             100              100          100
September 25, 2007........        100          100             100              100          100
September 25, 2008........        100          100             100              100          100
September 25, 2009........         99           69              46               12            0
September 25, 2010........         83           52              17                0            0
September 25, 2011........         69           33               0                0            0
September 25, 2012........         57           14               0                0            0
September 25, 2013........         48            0               0                0            0
September 25, 2014........         33            0               0                0            0
September 25, 2015........         19            0               0                0            0
September 25, 2016........          7            0               0                0            0
September 25, 2017........          0            0               0                0            0
September 25, 2018........          0            0               0                0            0
September 25, 2019........          0            0               0                0            0
September 25, 2020........          0            0               0                0            0
September 25, 2021........          0            0               0                0            0
September 25, 2022........          0            0               0                0            0
September 25, 2023........          0            0               0                0            0
September 25, 2024........          0            0               0                0            0
September 25, 2025........          0            0               0                0            0
September 25, 2026........          0            0               0                0            0
September 25, 2027........          0            0               0                0            0
September 25, 2028........          0            0               0                0            0
September 25, 2029........          0            0               0                0            0
September 25, 2030........          0            0               0                0            0
September 25, 2031........          0            0               0                0            0
September 25, 2032........          0            0               0                0            0
September 25, 2033........          0            0               0                0            0
September 25, 2034........          0            0               0                0            0
September 25, 2035........          0            0               0                0            0
Weighted Average Life
(years) to Maturity(1)           7.68         5.16            3.97             3.39         3.17
Weighted Average Life
(years) to Optional
Termination(1)(2)                7.68         5.16            3.97             3.39         3.17

-------------------------
*    If applicable, represents number greater than zero but less than 0.50%.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

         If the Certificate Principal Balances of the Class CE Certificates and each class of Mezzanine Certificates with a lower payment priority have been reduced to zero, the yield to maturity on remaining class of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose), will be allocated to those certificates. The initial undivided interests in the trust evidenced by the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the Class CE Certificates are approximately 2.60%, approximately 2.30%, approximately 1.55%, approximately 1.15%, approximately 1.15%, approximately 1.05%, approximately 0.85%, approximately 0.70%, approximately 1.00%, approximately 0.60% and approximately 0.50%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

         Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a PRO RATA basis among the offered certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield Considerations" in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Master Agreement (as assigned to the depositor pursuant to the terms of the Assignment Agreement), (vi) the Net WAC Rate Carryover Reserve Account and the trust administrator's rights under the cap contracts,
(vii) the rights of the depositor under the Assignment Agreement and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

         The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trust administrator pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee's agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the certificateholders and the other related documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

         Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller or the originator, as applicable, by the trustee, or a custodian on its behalf, the seller or the originator, as applicable, will be obligated to either (i) substitute for such Mortgage Loan a qualified substitute mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price. The Purchase Price will be required to be remitted to the master servicer for deposit in the Distribution Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the seller or the originator to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

         In connection with the substitution of a qualified substitute mortgage loan, the seller or the originator, as applicable will be required to remit to the servicer for deposit in the custodial account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

         Pursuant to the Master Agreement (as assigned to the depositor pursuant to the Assignment Agreement and to the trustee pursuant to the Pooling Agreement), the originator made certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate). In addition, pursuant to the Master Agreement, the originator represented and warranted that, among other things: each Mortgage Loan complied, at the time of origination, in all material respects with applicable federal, state and local laws. Pursuant to the Assignment Agreement, the seller will make certain additional representations and warranties regarding the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and other related documents, the trustee will promptly notify the servicer and will enforce the obligations of the originator or the seller, as applicable, under the Master Agreement or the Assignment Agreement to effect a cure by either (i) as permitted pursuant to the Master Agreement or pursuant to the Pooling and Servicing Agreement, as applicable, substituting for such Deleted Mortgage Loan a qualified substitute mortgage loan or (ii) repurchasing such Deleted Mortgage Loan from the trust at a price generally equal to the Purchase Price, in each case to the extent set forth in the Master Agreement or Pooling and Servicing Agreement, as applicable. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Master Agreement or the Assignment Agreement that materially and adversely affects the interests of the certificateholders.

         Pursuant to the Master Agreement, the servicer will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO DISTRIBUTION ACCOUNT

         The master servicer will establish and maintain a distribution account for the benefit of the certificateholders. Upon receipt by the master servicer from the servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the related Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the master servicer will deposit such amounts in the distribution account for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. Amounts on deposit in the distribution account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

ADVANCES

         Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced to the master servicer on or before each Remittance Date from (i) its own funds, (ii) funds in the related custodial account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

         Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on the related Mortgage Loan as to which such Advances were made. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer's obligation to make Advances as to any Mortgage Loan serviced by it will continue through the last scheduled payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all liquidation proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the Mortgage Loan. Failure by the servicer to remit any required Advance, which failure goes unremedied for the number of days specified in the Master Agreement, would constitute an event of default under the Master Agreement. Such event of default will then obligate the master servicer, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling and Servicing Agreement.

         All Advances will be reimbursable to the servicer or the master servicer, as applicable, from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer or the master servicer, as applicable, from general funds in the related custodial account or the distribution account. The master servicer may reimburse the servicer or recover from amounts in the distribution account the amount of any Advance that remains unreimbursed to the servicer or the master servicer, as applicable, from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trust administrator for distribution on the certificates.

         In the course of performing its servicing obligations, the servicer (or if the servicer fails in such obligation, the master servicer, as successor servicer) will also make Servicing Advances. The servicer's or the master servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer or the master servicer, as applicable, from general funds in the related collection account or the distribution account with regard to the master servicer and the custodial account with regard to the servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the custodial account and any servicing accounts. The servicer is obligated to deposit into the custodial account and remit to the master servicer any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date. In the event that the servicer fails to pay Compensating Interest required to be paid by it on any Distribution Date, the master servicer will be required to pay such unpaid amount, but only to the extent set forth in the Pooling and Servicing Agreement.

         The principal compensation to be paid to the master servicer in respect of its master servicing activities under the Pooling and Servicing Agreement will be equal to the investment income on funds in the distribution account.

THE TRUSTEE

         U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, will be named trustee pursuant to the Pooling and Servicing Agreement. In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed.

         As compensation to the trustee in respect of its obligations under the Pooling and Servicing Agreement, the trustee's annual fee will be paid by the trust administrator pursuant to a separate agreement between the trustee and the trust administrator, and such compensation will not be an expense of the trust.

         The trust will provide  certain  indemnifications  to the trustee which
may  reduce  amounts   otherwise   distributable  to   certificateholders.   See
"--Indemnification of the Trustee and the Trust Administrator" below.

THE TRUST ADMINISTRATOR

         Wells Fargo Bank, N.A., a banking association organized and existing under the laws of the United States, will act as trust administrator under the Pooling and Servicing Agreement to perform certain administrative functions with respect to the certificates. The Pooling and Servicing Agreement requires that the trust administrator and the master servicer at all times be the same person.

         The trust will provide certain indemnifications to the trust administrator which may reduce amounts otherwise distributable to certificateholders. See "--Indemnification of the Trustee and the Trust Administrator" below.

INDEMNIFICATION OF THE TRUSTEE AND THE TRUST ADMINISTRATOR

         The Pooling and Servicing Agreement will provide that the trustee and the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party's agents and counsel, in the ordinary course of such party's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer's obligations and duties under the Pooling and Servicing Agreement or the servicer's obligations and duties under the Master Agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the master servicer under the Pooling and Servicing Agreement or the servicer under the Master Agreement, as the case may be or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders.

VOTING RIGHTS

         At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

AMENDMENT

         The  Pooling  and   Servicing   Agreement  may  be  amended  under  the
circumstances set forth under "Description of the Securities--Amendment" in the prospectus but only with the consent of the NIMS Insurer, if any.

TERMINATION

         The majority holder of the Class CE Certificates (so long as such holder is not an affiliate of the seller) or if such majority holder fails to exercise such option, the master servicer (or if the master servicer fails to exercise its option, the servicer) will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. In addition, to the extent that the majority holder of the Class CE Certificates, the master servicer or the servicer have not exercised such option, the NIMS Insurer, may purchase all of the Mortgage Loans and any REO Properties and retire the certificates when the aggregate current principal balance of Mortgage Loans and any REO Properties is equal to or less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option. However, this option may only be exercised if the termination price is sufficient to pay (a) all interest accrued on the notes insured by the NIMS Insurer, (b) all amounts necessary to retire the principal balance of the notes insured by the NIMS Insurer and (c) all amounts owed to the NIMS Insurer at the time the option is exercised. In the event the master servicer, the NIMS Insurer, if any, or the servicer exercises this option, the portion of the purchase price allocable to the Class A Certificates and the Mezzanine Certificates will be, to the extent of available funds:

         (i) 100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus

         (ii) interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

         (iii) any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and the Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account or the Swap Account), plus

         (iv) in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

SERVICING OF DELINQUENT MORTGAGE LOANS

         The servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Master Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure,
(iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan. However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

                         FEDERAL INCOME TAX CONSEQUENCES

         One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Interest Rate Swap Agreement and the cap contracts) as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

         For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates (exclusive of any right of the holder of the Class A Certificates or Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account or the obligation to make payments to the Swap Account), the Class CE Certificates and the Class P Certificates will represent the "regular interests" in, and generally will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         For federal income tax reporting purposes, the offered certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under "Prepayment and Yield Considerations" in this prospectus supplement. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement are not assets of any REMIC. The REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate may exceed the actual amount of distributions on the Class A Certificate or Mezzanine Certificate.

         The treatment of amounts received by a holder of a Class A Certificate and a Mezzanine Certificate under such holder's right to receive the Net WAC
Rate Carryover Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate and a Mezzanine Certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trustee will, as required, treat payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the trustee may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of Net WAC Rate
Carryover Amounts as having more than a DE MINIMIS value. The value of such amount may be obtained from the trustee upon request to the extent it is provided to the trustee by the underwriters. Under the REMIC regulations, the trustee is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap

Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under
Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trustee's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

         Any payments made to a beneficial owner of a Class A Certificate or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

         Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate or Mezzanine Certificate may have income that exceeds cash distributions on the Class A Certificate or Mezzanine Certificate, in any period and over the term of the Class A Certificate or Mezzanine Certificate. As a result, the Class A Certificate or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

         Upon the sale of a Class A Certificate or a Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to
(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

         Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

         The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in
Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

         Because the Net WAC Rate Carryover Amount is treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

         It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iv) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the Master Agreement or (v) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates. The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator. See "Federal Income Tax Consequences--REMICs" in the prospectus.

         For further  information  regarding the federal income tax consequences
of   investing   in  the  offered   certificates,   see   "Federal   Income  Tax
Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such offered certificates.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption (Prohibited Transaction Exemption, or PTE, 91-22, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least "BBB-" or its equivalent, as more fully described in "ERISA Considerations" in the prospectus.

         For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the
Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the
Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

         Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTE 95 60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

         Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

         If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the trust administrator, the master servicer, the servicer and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The  offered   certificates  will  not  constitute   "mortgage  related
securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates to the purchase of the Mortgage Loans transferred to the trust.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Depositor has agreed to sell, and the underwriter has agreed to purchase, the offered certificates.

         Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately $909,033,000. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

         The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

         UBS Securities LLC is an affiliate of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities Inc. Each of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities Inc. is a wholly owned subsidiary of UBS Americas Inc.

                                     RATINGS

         It is a condition to the issuance of the offered certificates that they receive the ratings set forth in the table entitled "The Series 2005-WF1 Certificates" in this prospectus supplement.

         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

         The depositor has not engaged any rating agency other than Moody's, S&P and Fitch to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody's, S&P and Fitch.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

                                  LEGAL MATTERS

         The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                GLOSSARY OF TERMS

         The "Accrual Period" for the Class A Certificates and the Mezzanine Certificates and for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

         The "Adjustable-Rate Group I Mortgage Loans" are the Group I Mortgage Loans that are adjustable-rate mortgage loans.

         The "Adjustable-Rate Group II Mortgage Loans" are the Group II Mortgage Loans that are adjustable-rate mortgage loans.

         The "Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any fixed-rate Mortgage Loan) as of the first day of the month preceding the month in which such Distribution Date occurs minus the Servicing Fee Rate.

         The "Adjusted Net Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Servicing Fee Rate.

         The "Adjustment Date" with respect to each adjustable-rate Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

         An "Advance" with respect to any Distribution Date is an amount remitted by the servicer under the Master Agreement equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than with respect to balloon payments, and that were delinquent on the business day immediately prior to the related Determination Date, unless determined to be nonrecoverable and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan, unless determined to be nonrecoverable.

         An "Allocated Realized Loss Amount" with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining undistributed from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

         "Assignment Agreement" means the Assignment, Assumption and Recognition Agreement, dated as of September 28, 2005, among the seller, the depositor and the originator.

         "Available Funds" means, with respect to any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the master servicer, the servicer, the trust administrator, the trustee or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and remitted to the master servicer by the Remittance Date, after deduction of the Servicing Fee for such Distribution Date, and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date.

         The "Base Calculation Amount" means the amount set forth with respect to each Distribution Date on Annex III (which will be substantially the same schedule attached to the Interest Rate Swap Agreement).

         The   "Certificate   Index"   means,   with   respect  to  the  offered
certificates, the interbank offered rate for one-month United States dollar deposits in the London market.

         A "Certificate Owner" means any person acquiring beneficial ownership interests in the book-entry certificates.

         The "Certificate Principal Balance" of the Class A Certificates, the Mezzanine Certificates or the Class P Certificates immediately prior to any Distribution Date will be equal to the Original Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates (taking into account any increases in the Certificate Principal Balance thereof by any Subsequent Recoveries allocated to that class). The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

         The "Class M-1 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.30% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         The "Class M-2 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.90% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         The "Class M-3 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.00% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         The "Class M-4 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the

Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2
Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.30% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         The "Class M-5 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.60% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         The "Class M-6 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.70% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         The "Class M-7 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such

Distribution  Date),  (iii) the Certificate  Principal  Balance of the Class M-2
Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.40% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         The "Class M-8 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.80% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         The "Class M-9 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date),  (iii) the Certificate  Principal  Balance of the Class M-2  Certificates
(after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date),  (ix) the  Certificate  Principal  Balance of the Class M-8  Certificates
(after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately

97.80% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         The "Class M-10 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2
Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date),  (v) the  Certificate  Principal  Balance  of the Class M-4  Certificates
(after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date),  (vii) the Certificate  Principal  Balance of the Class M-6  Certificates
(after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date),  (ix) the  Certificate  Principal  Balance of the Class M-8  Certificates
(after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 99.00% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $4,595,738.

         "Clearstream" means Clearstream Banking Luxembourg, formerly known as Cedelbank SA.

         The "Closing Date" means September 28, 2005.

         The "Code" means the Internal Revenue Code of 1986.

         "Compensating Interest" for any Distribution Date, is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfalls and
(y) the Servicing Fee for such Distribution Date, remitted by the servicer to the master servicer in respect of any Prepayment Interest Shortfall.

         The "Credit Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

         The "Cut-off Date" means September 1, 2005.

         The "Cut-off Date Principal Balance" is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "DTC" means The Depository Trust Company.

         A "Definitive Certificate" is a physical certificate representing a book-entry certificate.

         A "Deleted Mortgage Loan" is a Mortgage Loans replaced or to be replaced by a qualified substitute mortgage loan.

         A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

         The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

         The "Distribution Date" means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in October 2005.

         The "Downgrade Provisions" of the Interest Rate Swap Agreement will be triggered if the Swap Provider's short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

         The "Due Date" with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

         The "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         "Euroclear" means the Euroclear System.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

         o        "Failure to Pay or Deliver,"

         o "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

         o "Merger without Assumption" (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

         The "Extra Principal Distribution Amount" for any Distribution Date, is the lesser of (x) the sum of (A) Net Monthly Excess Cashflow for such Distribution Date and (B) any amounts received under the Interest Rate Swap Agreement for this purpose and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         The "Fixed-Rate Group I Mortgage Loans" are the Group I Mortgage Loans that are fixed-rate mortgage loans.

         The "Fixed-Rate Group II Mortgage Loans" are the Group II Mortgage Loans that are fixed-rate mortgage loans.

         The "Gross Margin" with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

         The "Group I Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is the Principal Remittance Amount for such Distribution Date.

         The "Group I Basic Principal Distribution Amount" means with respect to any Distribution Date, the Group I Principal Remittance Amount for such Distribution Date.

         The "Group I Cap Contract" mean the interest rate cap contract for the benefit of the holders of the Group I Certificates.

         The "Group I Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

         The "Group I Mortgage Loans" are the fixed-rate and adjustable-rate Mortgage Loans with Principal Balances that conform to Fannie Mae and Freddie Mac loan limits.

         The "Group I Principal Distribution Amount" with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution
Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group I Allocation Percentage.

         The "Group I Principal Remittance Amount" means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the collection account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustment Amount deposited in the collection account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the termination price, representing principal with respect to the Group I Mortgage Loans.

         The "Group I Senior Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 73.10% and (ii) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $1,761,656.

         The "Group II Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is the Principal Remittance Amount for such Distribution Date.

         The "Group II Basic Principal Distribution Amount" means with respect to any Distribution Date, the Group II Principal Remittance Amount for such Distribution Date.

         The "Group II Cap Contract" mean the interest rate cap contract for the benefit of the holders of the Group II Certificates.

         The "Group II Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

         The "Group II Mortgage Loans" are the fixed-rate and adjustable-rate Mortgage Loans with Principal Balances that may or may not conform to Fannie Mae and Freddie Mac loan limits.

         The "Group II Principal Distribution Amount" with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution
Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group II Allocation Percentage.

         The "Group II Principal Remittance Amount" means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the collection account during such Prepayment Period, (v) the principal portion of any related Substitution
Adjustment Amounts deposited in the collection account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the termination price, representing principal with respect to the Group II Mortgage Loans.

         The "Group II Senior Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 73.10% and (ii) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over approximately $2,834,082.

         The "Homeownership Act" means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

         The "Index" with respect to the adjustable-rate Mortgage Loans is Six-Month LIBOR or One-Year CMT.

         The "Initial Periodic Rate Cap" with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan (including the Pool Policy) to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

         A "Loan Group" means any of Loan Group I or Loan Group II.

         The "Master Agreement" means each Seller's Warranties and Servicing Agreement, between the seller and the originator pursuant to which the seller purchased the Mortgage Loans and pursuant to which the servicer is servicing the Mortgage Loans.

         The "Maximum Mortgage Rate" with respect to each adjustable-rate Mortgage Loan is the maximum Mortgage Rate over the life of such Mortgage Loan.

         The "Mezzanine Cap Contract" mean the interest rate cap contract for the benefit of the holders of the Mezzanine Certificates.

         The "Minimum Mortgage Rate" means, with respect to each adjustable-rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

         The "Monthly Interest Distributable Amount" for any Distribution Date and each class of Class A Certificates or Mezzanine Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date, and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

         A "Mortgage Loan" is any Group I Mortgage Loan or Group II Mortgage Loan included in the trust.

         The "Mortgage Pool" means the pool of Mortgage Loans included in the trust.

         The "Mortgage Rate" is the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note.

         A "Mortgaged Property" is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

         The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

         The "Net WAC Rate Carryover Reserve Account" means an account established under the Pooling and Servicing Agreement from which distributions in respect of Net WAC Rate Carryover Amounts on the certificates will be made. Amounts in the Net WAC Rate Carryover Reserve Account will include any amounts received under the cap contracts. The Net WAC Rate Carryover Reserve Account will be an asset of the trust but not of any REMIC.

         The "Net WAC Rate Carryover Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over
(y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

         A "NIMS Insurer Default" means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

         "One-Year CMT" means the weekly average yields on U.S. Treasury Securities, adjusted to constant maturities of one year.

         The   "Original   Certificate   Principal   Balance"  of  the  Class  A
Certificates, the Mezzanine Certificates or the Class P Certificates is the Certificate Principal Balance thereof on the Closing Date.

         An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount on such Distribution Date).

         The "Overcollateralization Target Amount" means, with respect to any Distribution Date, an amount equal to approximately 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates to zero, the Overcollateralization Target Amount will be zero.

         The "Overcollateralized Amount" for any Distribution Date is an amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

         The "Periodic Rate Cap" with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on the Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         A "Plan" means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

         The "Pool Balance" as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans in all Loan Groups.

         The "Pool Policy" means the mortgage pool insurance policy issued by the Pool Insurer.

         The "Pool Insurer" means Radian Guaranty Inc.

         The "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of September 1, 2005, among the depositor, the master servicer, the trust administrator and the trustee.

         A "Prepayment Interest Shortfall" means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

         The "Prepayment Period" for any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

         The "Principal Balance" of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan.

         The "Principal Remittance Amount" for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

         The "Purchase Price" with respect to any Mortgage Loan that is purchased by the seller is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law. With respect to any Mortgage Loan that is purchased by the originator, the amount set forth in the Master Agreement.

         "Realized Loss" means, with respect to any defaulted Mortgage Loan that is charged off or finally liquidated, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

         The "Record Date" means for any certificate issued in book-entry form, the business day immediately preceding such Distribution Date and for any physical certificate or any book-entry certificate that becomes a Definitive Certificate, will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

         The "Relief Act" means the Servicemembers Civil Relief Act.

         The "Remittance Date" and any Distribution Date will be the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the business day immediately preceding such 18th day.

         An  "REO   Property"   is  a  property   acquired   on  behalf  of  the
certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

         The "Senior Principal Distribution Amount" is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

         A "Servicing Advance" with respect to any Distribution Date is an amount remitted by the servicer equal to all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement, administrative or judicial proceedings, including foreclosures and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.

         The "Servicing Fee" with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words "per annum" in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

         The "Servicing Fee Rate" is 0.51% per annum.

         "Six-Month LIBOR" means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of THE WALL STREET JOURNAL.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

         The "Stepdown Date" means the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in October 2008 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount) for the Class A Certificates is greater than or equal to approximately 26.90%.

         "Subordinate Certificates" means the Mezzanine Certificates and the Class CE Certificates.

         "Subsequent Recoveries" are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the servicer or the master servicer) as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

         The "Substitution Adjustment Amount" with respect to any Mortgage Loan that is purchased by the originator or the seller is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such qualified substitute mortgage loan.

         The "Swap Account" means a segregated trust account in which payments owed to or received from, the Swap Provider will be deposited.

         The "Swap Administration Agreement" means the agreement among Wells Fargo Bank, N.A. in its capacity as Swap Administrator and trustee and UBS Real Estate Securities Inc. pursuant to which the Interest Rate Swap Agreement will be administered.

         A "Swap Default" means an Event of Default under the Interest Rate Swap Agreement.

         A "Swap Early Termination" means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

         The "Swap Provider" means UBS AG.

         A "Swap Provider Trigger Event" means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

         The "Swap Termination Payment" means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

         A "Termination Event" under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement:

         o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

         o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

         o "Tax Event Upon Merger" (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the trust should terminate, if the Pooling and Servicing Agreement or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling and Servicing Agreement, the majority holder of the Class CE Certificates or the NIMS Insurer, if any, exercise the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

         A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if:

         (a) the percentage obtained by dividing (x) the Principal Balance of Mortgage Loans Delinquent 60 days or more or are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy (and are Delinquent 60 days or more) by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the prior calendar month, exceeds 47.55% of the Credit Enhancement Percentage; or

         (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                   DISTRIBUTION DATE OCCURRING IN                         PERCENTAGE
             ----------------------------------------------------------------------------------------
             October 2007 through September 2008        1.15%, plus 1/12th of 1.40% for each month
                                                        thereafter

             October 2008 through September 2009        2.55%, plus 1/12th of 1.45% for each month
                                                        thereafter

             October 2009 through September 2010        4.00%, plus 1/12th of 1.00% for each month
                                                        thereafter

             October 2010 through September 2011        5.00%, plus 1/12th of 0.30% for each month
                                                        thereafter

             October 2011 and thereafter                5.30%


         The "Unpaid Interest Shortfall Amount" means (i) for each class of Class A Certificates and Mezzanine Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Mezzanine Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered certificates will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC, SELLER AND CLEARSTREAM OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

         The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                      ORGINAL                       MONTHS TO
                                      GROSS        ORIGINAL TERM    AMORTIZATION                      NEXT           GROSS
                 CUT-OFF DATE        MORTGAGE       TO MATURITY         TERM           AGE         ADJUSTMENT       MARGIN
    GROUP         BALANCE ($)        RATE (%)         (MONTHS)        (MONTHS)       (MONTHS)         DATE            (%)
--------------------------------------------------------------------------------------------------------------------------------
      1             399,254.29        5.8869            360              360             4              8           4.8869
      1          83,153,460.96        6.9152            360              360             5              19          5.0384
      1           4,376,178.42        7.3456            360              360             5              19          5.5064
      1         169,626,740.20        6.7653            360              360             4              20          3.8461
      1           5,277,069.06        6.7539            360              360             5              31          4.3141
      1             300,065.66        6.2900            360              360             5              31          5.1250
      1           1,568,123.28        6.7395            360              360             5              31          3.9085
      1          16,593,839.78        6.4822            360              360             4              32          3.9377
      1           2,065,493.86        7.1036            180              360             5             N/A            N/A
      1             174,817.05        6.1600            180              360             4             N/A            N/A
      1             120,160.33        6.5000            180              360             4             N/A            N/A
      1           8,904,483.09        6.6856            180              360             4             N/A            N/A
      1              71,487.76        5.8750            120              120             6             N/A            N/A
      1              89,268.76        7.3468            120              120             7             N/A            N/A
      1           1,682,142.45        6.8933            180              180             5             N/A            N/A
      1             249,505.47        7.1224            180              180             4             N/A            N/A
      1             127,334.12        8.6881            180              180             4             N/A            N/A
      1           1,961,546.14        6.8086            180              180             4             N/A            N/A
      1             254,169.60        6.1250            300              300             5             N/A            N/A
      1             275,536.94        6.6250            300              300             4             N/A            N/A
      1              74,583.81        6.2900            300              300             4             N/A            N/A
      1           5,930,466.99        7.2199            360              360             5             N/A            N/A
      1           2,453,510.91        7.1331            360              360             6             N/A            N/A
      1           1,168,814.55        6.7909            360              360             5             N/A            N/A
      1          41,074,848.15        6.2894            360              360             4             N/A            N/A
      1             118,156.91        10.1188           180              180             5             N/A            N/A
      1           4,240,221.82        10.3931           360              360             5             N/A            N/A
      2             851,016.78        6.2995            360              360             7              5           4.4656
      2         115,556,706.16        6.8874            360              360             5              19          4.9649
      2           4,631,226.86        6.9823            360              360             6              18          5.6379
      2         232,710,755.03        6.7303            360              360             4              20          3.8961
      2           5,697,383.52        6.4264            360              360             6              30          4.7819
      2             630,422.57        6.9172            360              360             7              29          6.8719


                   INITIAL                        MINIMUM        MAXIMUM        ADJUSTMENT
                   PERIODIC        PERIODIC       MORTGAGE      MORTGAGE        FREQUENCY
    GROUP        RATE CAP (%)    RATE CAP (%)     RATE (%)      RATE (%)         (MONTHS)
---------------------------------------------------------------------------------------------
      1             3.0000          2.0000         5.8869        11.8869            12
      1             3.0000          1.0099         6.9152        12.9521            6
      1             3.0000          1.0000         7.3456        13.3747            6
      1             3.0000          1.0000         6.7653        12.7770            6
      1             3.0000          1.0211         6.7539        12.7961            6
      1             3.0000          1.0000         6.2900        12.2900            6
      1             3.0000          1.0000         6.7395        12.7395            6
      1             3.0000          1.0457         6.4822        12.5670            6
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      1               N/A            N/A            N/A            N/A             N/A
      2             3.0000          1.5638         6.2995        12.2995            12
      2             3.0000          1.0022         6.8874        12.9085            6
      2             3.0000          1.0000         6.9823        13.0638            6
      2             3.0000          1.0014         6.7303        12.7439            6
      2             3.0000          1.0684         6.4264        12.5884            6
      2             3.0000          1.0000         6.9172        12.9172            6

                                                                      ORGINAL                       MONTHS TO
                                      GROSS        ORIGINAL TERM    AMORTIZATION                      NEXT           GROSS
                 CUT-OFF DATE        MORTGAGE       TO MATURITY         TERM           AGE         ADJUSTMENT       MARGIN
    GROUP         BALANCE ($)        RATE (%)         (MONTHS)        (MONTHS)       (MONTHS)         DATE            (%)
--------------------------------------------------------------------------------------------------------------------------------
      2           1,304,717.03        6.9701            360              360             7              29          4.5913
      2          16,748,079.73        6.2106            360              360             4              32          3.5686
      2           3,942,526.39        6.2978            180              360             4             N/A            N/A
      2             172,013.43        7.8600            180              360             5             N/A            N/A
      2              82,886.82        6.7400            180              360             5             N/A            N/A
      2          12,785,906.48        6.3588            180              360             4             N/A            N/A
      2              96,889.03        7.2065            120              120             5             N/A            N/A
      2             136,591.13        5.3750            120              120             4             N/A            N/A
      2             113,608.31        7.9433            120              120             9             N/A            N/A
      2           3,048,979.22        7.0841            180              180             5             N/A            N/A
      2           1,457,488.83        6.5439            180              180             5             N/A            N/A
      2             176,073.18        6.8552            180              180             5             N/A            N/A
      2           6,553,375.40        6.8146            180              180             4             N/A            N/A
      2           1,060,072.29        6.5324            240              240             5             N/A            N/A
      2             191,382.50        5.9900            240              240             5             N/A            N/A
      2             805,713.19        7.1630            240              240             5             N/A            N/A
      2             418,400.66        6.3140            300              300             5             N/A            N/A
      2             454,796.31        6.2691            300              300             5             N/A            N/A
      2             328,196.45        5.9702            300              300             5             N/A            N/A
      2          28,499,498.72        7.1749            360              360             5             N/A            N/A
      2           8,600,868.30        6.7004            360              360             5             N/A            N/A
      2           3,970,409.70        6.7105            360              360             6             N/A            N/A
      2         100,622,954.09        6.4168            360              360             4             N/A            N/A
      2             243,199.96        11.0051           180              180             5             N/A            N/A
      2          14,924,226.90        11.1801           360              360             5             N/A            N/A


                  INITIAL                        MINIMUM        MAXIMUM        ADJUSTMENT
                  PERIODIC        PERIODIC       MORTGAGE      MORTGAGE        FREQUENCY
    GROUP       RATE CAP (%)    RATE CAP (%)     RATE (%)      RATE (%)         (MONTHS)
--------------------------------------------------------------------------------------------
      2            3.0000          1.0516         6.9701        12.9701            6
      2            3.0000          1.0143         6.2106        12.2434            6
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A
      2              N/A            N/A            N/A            N/A             N/A

                                    ANNEX III

                           INTEREST RATE SWAP SCHEDULE

                               BASE CALCULATION                         BASE CALCULATION
     DISTRIBUTION DATE             AMOUNT          DISTRIBUTION DATE         AMOUNT
--------------------------    ------------------  -------------------  ------------------
October 25, 2005                $        0.00      October 25, 2008       $ 612,686.48
November 25, 2005               $        0.00      November 25, 2008      $ 583,024.23
December 25, 2005               $        0.00      December 25, 2008      $ 554,889.81
January 25, 2006                $        0.00      January 25, 2009       $ 528,200.30
February 25, 2006               $        0.00      February 25, 2009      $ 502,877.44
March 25, 2006                  $        0.00      March 25, 2009         $ 478,847.40
April 25, 2006                  $        0.00      April 25, 2009         $ 456,040.48
May 25, 2006                    $        0.00      May 25, 2009           $ 434,390.93
June 25, 2006                   $        0.00      June 25, 2009          $ 413,836.65
July 25, 2006                   $        0.00      July 25, 2009          $ 394,319.04
August 25, 2006                 $        0.00      August 25, 2009        $ 375,782.76
                                $        0.00      September     25,      $ 358,175.58
September 25, 2006                                 2009
October 25, 2006                $        0.00      October 25, 2009       $ 341,448.16
November 25, 2006               $        0.00      November 25, 2009      $ 325,553.89
December 25, 2006               $        0.00      December 25, 2009      $ 310,448.78
January 25, 2007                $        0.00      January 25, 2010       $ 296,091.24
February 25, 2007               $        0.00      February 25, 2010      $ 282,442.00
March 25, 2007                  $        0.00      March 25, 2010         $ 269,463.94
April 25, 2007                  $        0.00      April 25, 2010         $ 257,122.00
May 25, 2007                    $        0.00      May 25, 2010           $ 245,383.03
June 25, 2007                   $1,513,756.53      June 25, 2010          $ 234,215.70
July 25, 2007                   $1,388,436.68      July 25, 2010          $ 223,590.40
August 25, 2007                 $1,276,058.89      August 25, 2010        $ 213,479.12
                                $1,185,713.91      September     25,      $ 203,855.39
September 25, 2007                                 2010
October 25, 2007                $1,125,881.91      October 25, 2010       $ 194,694.17
November 25, 2007               $1,069,243.39      November 25, 2010      $ 185,971.77
December 25, 2007               $1,015,620.26      December 25, 2010      $ 177,665.80
January 25, 2008                $  964,844.66      January 25, 2011       $ 169,755.06
February 25, 2008               $  916,758.40      February 25, 2011      $ 162,219.49
March 25, 2008                  $  871,212.34      March 25, 2011         $ 155,040.12
April 25, 2008                  $  828,066.03      April 25, 2011         $ 148,198.98
May 25, 2008                    $  787,188.20      May 25, 2011           $ 141,679.08
June 25, 2008                   $  748,453.12      June 25, 2011          $ 135,464.31
July 25, 2008                   $  711,746.05      July 25, 2011          $ 129,539.43
August 25, 2008                 $  676,951.41      August 25, 2011        $ 123,890.01
September 25, 2008              $  643,964.47      September 25, 2011     $ 118,502.37

                                      III-1

PROSPECTUS
JUNE 2, 2005

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                    Depositor

                            ASSET-BACKED CERTIFICATES

                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

     Mortgage Asset Securitization Transactions, Inc. from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

     For each series we will establish a trust fund consisting primarily of

     o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

     o    pass-through or participation certificates issued or guaranteed by the
          Government  National  Mortgage   Association,   the  Federal  National
          Mortgage Association or the Federal Home Loan Mortgage Corporation.

     The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     The   securities   will  not  represent   obligations   of  Mortgage  Asset
Securitization Transactions, Inc. or any of its affiliates. No governmental agency will insure the securities or the collateral securing the securities.

     You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                               UBS Investment Bank

     We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" in this prospectus and in the related prospectus supplement. Our affiliates may, from time to time, act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                              --------------------

     This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            PAGE
Summary of Terms ............................................................  1
     Relevant Parties .......................................................  1
     Securities .............................................................  1
     Assets .................................................................  2
Risk Factors ................................................................  8
     Limited Liquidity of Securities May Adversely
          Affect the Market Value of Your Securities ........................  8
     Assets of Trust Fund Are Limited .......................................  8
     Credit Enhancement Is Limited in Amount and
          Coverage ..........................................................  8
     Yield Is Sensitive to Rate of Principal
          Prepayment ........................................................  8
     Borrower May Be Unable to Make Balloon
          Payment ...........................................................  9
     Nature of Mortgages Could Adversely Affect
          Value of Properties ...............................................  9
     Violations of Environmental Laws May Reduce
          Recoveries on Properties .......................................... 11
     Violations of Federal Laws May Adversely
          Affect Ability to Collect on Loans ................................ 11
     Rating of the Securities Are Limited and May be
          Withdrawn or Lowered .............................................. 11
     Adverse Conditions in the Residential Real
          Estate Markets May Result in a Decline in
          Property Values ................................................... 12
     Book-Entry System for Certain Classes May
          Decrease Liquidity and Delay Payment .............................. 13
     Unsecured Home Improvement Contracts May
          Experience Relatively Higher Losses ............................... 13
     Mortgage Loans Underwritten as Non-
          Conforming Credits May Experience
          Relatively Higher Losses .......................................... 13
     Assets of the Trust Fund May Include
          Delinquent and Sub-Performing Residential Loans ................... 14
     Changes in the Market Value of Properties May
          Adversely Affect Payments on the Securities ....................... 14
Defined Terms ............................................................... 14
The Trust Funds ............................................................. 14
     Residential Loans ...................................................... 14
     Mortgage Securities .................................................... 15
     Agency Securities ...................................................... 19
     Stripped Agency Securities ............................................. 22
     Additional Information Concerning the Trust Funds ...................... 22
Use of Proceeds ............................................................. 24
Yield Considerations ........................................................ 24
Maturity and Prepayment Considerations ...................................... 25
The Depositor ............................................................... 27
Residential Loans ........................................................... 27
     Underwriting Standards ................................................. 27
     Representations by Unaffiliated Sellers; Repurchases ................... 27
     Sub-Servicing .......................................................... 28
Description of the Securities ............................................... 29
     General ................................................................ 29
     Assignment of Assets of the Trust Fund ................................. 30
     Deposits to the Trust Account .......................................... 32
     Pre-Funding Account .................................................... 32
     Payments on Residential Loans .......................................... 32
     Payments on Agency Securities .......................................... 33
     Distributions .......................................................... 33
     Principal and Interest on the Securities ............................... 34
     Available Distribution Amount .......................................... 35
     Subordination .......................................................... 36
     Advances ............................................................... 37
     Statements to Holders of Securities .................................... 38
     Book-Entry Registration of Securities .................................. 39
     Collection and Other Servicing Procedures .............................. 42
     Realization on Defaulted Residential Loans ............................. 42
     Retained Interest, Administration Compensation
          and Payment of Expenses ........................................... 43
     Evidence as to Compliance .............................................. 44
     Certain Matters Regarding the Master Servicer,
          the Depositor and the Trustee ..................................... 44
     Deficiency Events ...................................................... 47
     Events of Default ...................................................... 47
     Amendment .............................................................. 50
     Termination ............................................................ 51
     Voting Rights .......................................................... 51
Description of Primary Insurance Coverage ................................... 51
     Primary Credit Insurance Policies ...................................... 51
     FHA Insurance and VA Guarantees ........................................ 52
     Primary Hazard Insurance Policies ...................................... 53
Description of Credit Support ............................................... 55
     Pool Insurance Policies ................................................ 55
     Special Hazard Insurance Policies ...................................... 57
     Bankruptcy Bonds ....................................................... 58
     Reserve Funds .......................................................... 59
     Cross-Support Provisions ............................................... 59
     Letter of Credit ....................................................... 59
     Insurance Policies and Surety Bonds .................................... 59
     Excess Spread .......................................................... 59
     Overcollateralization .................................................. 59
Certain Legal Aspects of Residential Loans .................................. 60
     General ................................................................ 60
     Mortgage Loans ......................................................... 60
     Cooperative Loans ...................................................... 61
     Tax Aspects of Cooperative Ownership ................................... 61
     Manufactured Housing Contracts Other Than
          Land Contracts .................................................... 62
     Foreclosure on Mortgages ............................................... 63
     Foreclosure on Cooperative Shares ...................................... 65
     Repossession with respect to Manufactured
          Housing Contracts that are not Land Contracts ..................... 66
     Rights of Redemption with respect to Residential
          Properties ........................................................ 66
     Notice of Sale; Redemption Rights with respect
          to Manufactured Homes ............................................. 67
     Anti-Deficiency Legislation, Bankruptcy Laws
          and Other Limitations on Lenders .................................. 67

                                                                            PAGE

     Junior Mortgages ......................................................  69
     Consumer Protection Laws ..............................................  69
     "High Cost" Loans and Predatory Lending Laws ..........................  70
     Enforceability of Certain Provisions ..................................  71
     Prepayment Charges and Prepayments ....................................  71
     Subordinate Financing .................................................  72
     Applicability of Usury Laws ...........................................  72
     Alternative Mortgage Instruments ......................................  72
     Environmental Legislation .............................................  73
     Servicemembers Civil Relief Act and the
          California Military and Veterans Code ............................  74
     Forfeiture for Drug, RICO and Money
          Laundering Violations ............................................  74
Federal Income Tax Consequences ............................................  75
     General ...............................................................  75
     REMICs ................................................................  75
     Grantor Trust Funds ...................................................  94
     Partnership Trust Funds ...............................................  99
     Reportable Transactions ............................................... 104
State and Other Tax Consequences ........................................... 104
ERISA CONSIDERATIONS ....................................................... 104
Legal Investment ........................................................... 109
Plan of Distribution ....................................................... 111
Incorporation of Certain Information by Reference .......................... 112
Legal Matters .............................................................. 112
Financial Information ...................................................... 112
Additional Information ..................................................... 112
Rating ..................................................................... 112
Glossary of Terms .......................................................... 114

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

     Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

     (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

     (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

     IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                              --------------------

     If you require additional information, the mailing address of our principal executive offices is Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is (212) 713-2000.

                      [This Page Intentionally Left Blank]

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement, indenture or trust agreement carefully to understand all of the terms of a series of securities.

RELEVANT PARTIES

   DEPOSITOR ...................  Mortgage Asset Securitization Transactions,
                                  Inc., the depositor, is a corporation
                                  organized under the laws of the State of Delaware. The depositor is a wholly owned limited purpose finance subsidiary of UBS Americas Inc.

   MASTER SERVICER..............  The entity or entities named as master servicer in the related prospectus supplement.


   TRUSTEES.....................  The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

   ISSUER OF NOTES .............  The depositor or an owner trust established for the purpose of issuing the series of notes will issue each series of notes through a separate trust. The depositor and the owner trustee will enter into a separate trust agreement to form each owner trust.

SECURITIES

   DESCRIPTION OF SECURITIES....  The depositor will offer asset-backed pass-through certificates or asset-backed notes from time to time. The depositor will offer these securities in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans, mortgage securities or agency securities, or beneficial interests in them, and certain other assets described below.

                                  A series of securities may include one or more classes of securities that may be entitled to, among other things:

                                  o  principal distributions, with
                                     disproportionate, nominal or no interest distributions;

                                  o  interest distributions, with
                                     disproportionate, nominal or no principal distributions;

                                  o  distributions only of prepayments of
                                     principal throughout the lives of the
                                     securities or during specified periods;

                                  o  subordinated distributions of scheduled
                                     payments of principal, prepayments of
                                     principal, interest or any combination of these payments;

                                  o distributions only after the occurrence of events specified in the related prospectus supplement;

                                  o distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                                  o interest at a fixed rate or a rate that is subject to change from time to time; and

                                  o distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                                  The related prospectus supplement will specify these entitlements.

                                  The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both.

                                  The related prospectus supplement will specify if each class of securities

                                  o  has a stated principal amount; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  o is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

   INTEREST ....................  Interest on each class of securities for a series:

                                  o  will accrue at the applicable security
                                     interest rate on its outstanding security principal balance;

                                  o  will be distributed to holders of the
                                     securities as provided in the related
                                     prospectus supplement on the related
                                     distribution date; and

                                  o  may be reduced to the extent of certain
                                     delinquencies or other contingencies
                                     described in the related prospectus
                                     supplement.

                                  Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of the related securities prior to the time when accrued interest becomes payable.

                                  Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                                  See "YIELD CONSIDERATIONS," "MATURITY AND
                                  PREPAYMENT CONSIDERATIONS" and "DESCRIPTION OF THE SECURITIES" in this prospectus.

   PRINCIPAL ...................  The security principal balance of a security represents the maximum dollar amount,
                                  exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                                  Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a PRO RATA basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                                  If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "THE TRUST FUNDS," "MATURITY AND PREPAYMENT CONSIDERATIONS" and "DESCRIPTION OF THE SECURITIES" in this prospectus.

ASSETS

   THE TRUST FUNDS..............  Each trust fund will consist of:

                                  o  a segregated pool of residential loans,
                                     agency securities and/or mortgage
                                     securities; and

                                  o certain other assets as described in this prospectus and in the related prospectus supplement.

                                  The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers or from sellers affiliated with the depositor. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "DESCRIPTION OF THE SECURITIES" in this prospectus.

   A. RESIDENTIAL LOANS ........  The residential loans will consist of any combination of:

                                  o mortgage loans secured by first or junior liens on one- to four-family residential properties;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  o mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                                  o  home improvement installment sales
                                     contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                                  o  a manufactured home, which may have a
                                     subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                                  o one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or other purposes;

                                  o  cooperative loans secured primarily by
                                     shares in a private cooperative housing
                                     corporation. The shares, together with the related proprietary lease or occupancy agreement, give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                                  o  manufactured housing conditional sales
                                     contracts and installment loan agreements which may be secured by either liens on:

                                     o  new or used manufactured homes; or

                                     o  the real property and any improvements
                                        on it which may include the related
                                        manufactured home if deemed to be part
                                        of the real property under applicable
                                        state law relating to a manufactured
                                        housing contract; and

                                     o  in certain cases, new or used
                                        manufactured homes which are not deemed
                                        to be a part of the related real
                                        property under applicable state law.

                                  The mortgaged properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

                                  Each trust fund may contain any combination of the following types of residential loans:

                                  o  fully amortizing loans with

                                     o  a fixed rate of interest and

                                     o  level monthly payments to maturity;

                                  o  fully amortizing loans with

                                     o  a fixed interest rate providing for
                                        level monthly payments, or

                                     o  payments of interest that increase
                                        annually at a predetermined rate until
                                        the loan is repaid or for a specified
                                        number of years, after which level
                                        monthly payments resume;

                                  o  fully amortizing loans

                                     o with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                     o  followed by monthly payments of
                                        principal and interest that increase
                                        annually by a predetermined percentage
                                        over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years,

                                     o  followed by level monthly payments;

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                                  o  fixed interest rate loans providing for

                                     o level payments of principal and interest on the basis of an assumed amortization schedule and

                                     o  a balloon payment of principal at the
                                        end of a specified term;

                                  o  fully amortizing loans with

                                     o  an interest rate adjusted periodically,
                                        and

                                     o  corresponding adjustments in the amount
                                        of monthly payments, to equal the sum,
                                        which may be rounded, of a fixed margin
                                        and an index as described in the related prospectus supplement.

                                        These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                                  o fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

                                  o adjustable interest rate loans providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                                  o other types of residential loans as may be described in the related prospectus supplement.

                                  The related prospectus supplement may specify that the residential loans are covered by:

                                  o  primary mortgage insurance policies;

                                  o  insurance issued by the Federal Housing
                                     Administration; or

                                  o  partial guarantees of the Veterans
                                     Administration.

                                  See "DESCRIPTION OF PRIMARY INSURANCE
                                  COVERAGE" in this prospectus.

   B. AGENCY SECURITIES ........  The agency securities may consist of any combination of:

                                  o  "fully modified pass-through"
                                     mortgage-backed certificates guaranteed by the Government National Mortgage Association;

                                  o guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association; and

                                  o mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation.

   C. MORTGAGE SECURITIES ......  A trust fund may include previously issued:

                                  o  asset-backed certificates;

                                  o  collateralized mortgage obligations; or

                                  o  participation certificates evidencing
                                     interests in, or collateralized by,
                                     residential loans or agency securities.

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   D. TRUST ACCOUNT ............  Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. Investments earned on amounts held in the trust account may be for the benefit of persons other than the related security holders. See "DESCRIPTION OF THE SECURITIES--DEPOSITS TO THE TRUST ACCOUNT" in this prospectus.

   E. CREDIT SUPPORT............  One or more classes of securities within any series may be covered by any combination of:

                                  o  a surety bond;

                                  o  a guarantee;

                                  o  a letter of credit;

                                  o  an insurance policy;

                                  o  a bankruptcy bond;

                                  o  a reserve fund;

                                  o  a cash account;

                                  o  reinvestment income;

                                  o  overcollateralization;

                                  o  subordination of one or more classes of
                                     securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement;

                                  o cross-support between securities backed by different asset groups within the same trust fund; or

                                  o another type of credit support to provide partial or full coverage for certain defaults and losses relating to the residential loans.

                                  The related prospectus supplement may provide that the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which this credit support relates. The related prospectus supplement will also specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust funds. See "DESCRIPTION OF CREDIT SUPPORT" and "DESCRIPTION OF THE SECURITIES--SUBORDINATION" in this prospectus.

   PRE-FUNDING ACCOUNT..........  The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

   SERVICING AND ADVANCES.......  The master servicer, directly or through sub-servicers:


                                  o will service and administer the residential loans included in a trust fund; and

                                  o if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

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                                  Advances made by the master servicer will be
                                  reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "DESCRIPTION OF THE SECURITIES--ADVANCES" in this prospectus.

   OPTIONAL TERMINATION.........  The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "DESCRIPTION OF THE SECURITIES -- TERMINATION" in this prospectus and the related section in the related prospectus supplement.

   TAX STATUS ..................  The treatment of the securities for federal income tax purposes will depend on:

                                  o  whether a REMIC election is made with
                                     respect to a series of securities; and

                                  o if a REMIC election is made, whether the certificates are "regular" interest securities or "residual" interest securities.

                                  Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                                  See "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus and in the related prospectus supplement.

   ERISA CONSIDERATIONS.........  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

                                  See "ERISA CONSIDERATIONS" in this prospectus and in the related prospectus supplement.

   LEGAL INVESTMENT.............  The applicable prospectus supplement will specify whether the securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                                  See "LEGAL INVESTMENT" in this prospectus and in the related prospectus supplement.

   USE OF PROCEEDS .............  The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

                                  o to purchase the related assets of the trust fund;

                                  o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                                  o to establish any reserve funds described in the related prospectus supplement; and

                                  o to pay costs of structuring, guaranteeing and issuing the securities.

                                  See "USE OF PROCEEDS" in this prospectus and in the related prospectus supplement.

   RATINGS .....................  Prior to offering securities pursuant to this prospectus and the related prospectus
                                  supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by

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

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                                  this prospectus and by the related prospectus
                                  supplement will be set forth in the related prospectus supplement.

                                  o A security rating is not a recommendation to buy, sell or hold the securities of any series.

                                  o A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                                  o  A security rating does not address the
                                     effect of prepayments on the yield you may anticipate when you purchase your securities.

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

                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the trust assets. Therefore, you should carefully consider the risk factors relating to the trust assets and the properties.

LIMITED LIQUIDITY OF SECURITIES MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR SECURITIES

     We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

ASSETS OF TRUST FUND ARE LIMITED

     The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

     o    payments with respect to the assets of the trust fund; and

     o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

     You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

     o    all payments due on the securities of your series;

     o adequate provision for future payments on certain classes of securities; and

     o    any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

     The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

     Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

     The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

     o the extent of prepayments of the residential loans and, in the case of agency securities or mortgage securities, the underlying loans, comprising the trust fund;

     o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

     o    the exercise of any right of optional termination; and

     o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

     Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" in this prospectus.

     The rate of prepayments is influenced by a number of factors, including:

     o    prevailing mortgage market interest rates;

     o    local and national interest rates;

     o    homeowner mobility; and

     o    the ability of the borrower to obtain refinancing.

     Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--DISTRIBUTIONS" and "--PRINCIPAL AND INTEREST ON THE SECURITIES" in this prospectus.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

     Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, I.E., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

     o    timely refinance the loan; or

     o    timely sell the related residential property.

     A number of factors will affect a borrower's ability to accomplish either of these goals, including:

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related residential property;

     o    the financial condition of the borrower; and

     o    the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

NATURE OF MORTGAGES COULD ADVERSELY AFFECT VALUE OF PROPERTIES

     Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

     o an overall decline in the residential real estate market in the areas in which the residential properties are located;

     o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

     o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

     o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

     o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

     o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

     In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

     If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

     o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

     o    incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally:

     o    regulate interest rates and other charges;

     o    require certain disclosures; and

     o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

     o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

     o    may entitle the borrower to a refund of amounts previously paid; and

     o could subject the master servicer to damages and administrative sanctions.

See "CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS" in this prospectus.

VIOLATIONS OF ENVIRONMENTAL LAWS MAY REDUCE RECOVERIES ON PROPERTIES

     Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS--ENVIRONMENTAL LEGISLATION" in this prospectus.

VIOLATIONS OF FEDERAL LAWS MAY ADVERSELY AFFECT ABILITY TO COLLECT ON LOANS

     The residential loans may also be subject to federal laws, including:

     o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

     o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

     o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

     o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

     o    affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

     o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

     o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS" in this prospectus.

RATING OF THE SECURITIES ARE LIMITED AND MAY BE WITHDRAWN OR LOWERED

     Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

     o    the adequacy of the value of the assets of the trust fund;

     o    any credit enhancement with respect to the class; and

     o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

The rating will not be based on:

     o the likelihood that principal prepayments on the related residential loans will be made;

     o the degree to which prepayments might differ from those originally anticipated; or

     o the likelihood of early optional termination of the series of securities.

     You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

     o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

     o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

     o if in the judgment of the rating agency, circumstances in the future so warrant;

     o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

     o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

     o that the historical data supporting the actuarial analysis will accurately reflect future experience;

     o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

     o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

ADVERSE CONDITIONS IN THE RESIDENTIAL REAL ESTATE MARKETS MAY RESULT IN A DECLINE IN PROPERTY VALUES

     The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

     o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

     o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

     o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

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


In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

     o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

     o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

     o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

     See "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY REGISTRATION OF SECURITIES" in this prospectus.

UNSECURED HOME IMPROVEMENT CONTRACTS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

     o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

     o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

     o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

     o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

     A mortgage loan made to a "non-conforming credit" means a residential loan that is:

     o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

     o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

     o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

     Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "RESIDENTIAL LOANS--UNDERWRITING STANDARDS" in this prospectus.

ASSETS OF THE TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL LOANS

     The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential loans could increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

     See "THE TRUST FUNDS--RESIDENTIAL LOANS" in this prospectus.

CHANGES IN THE MARKET VALUE OF PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

     We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

                                  DEFINED TERMS

     We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "GLOSSARY OF TERMS" in this prospectus on page 138.

                                 THE TRUST FUNDS

     The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, as provided in the related prospectus supplement.

RESIDENTIAL LOANS

     The residential loans may consist of any combination of:

     o Mortgage loans secured by first or junior liens on one- to four-family residential properties;

     o    Multifamily Loans;

     o    Home Improvement Contracts;

     o    Home Equity Loans;

     o    Cooperative Loans; or

     o    Manufactured Housing Contracts.

     The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

     (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

     (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

     (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

     (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

     (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

     (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

     (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

     (8) Any other types of residential loans as may be described in the related prospectus supplement.

MORTGAGE SECURITIES

     The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

     o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

     o    have been issued previously by:

          o    the depositor or an affiliate of the depositor;

          o    a financial institution; or

          o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

     o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

     (1) offered and distributed to the public pursuant to an effective registration statement, or

     (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

     Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of the trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

     o    the mortgage securities;

     o    any related credit enhancement;

     o    the residential loans underlying the mortgage securities; and

     o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

     The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

     The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

     MORTGAGE LOANS. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

     o    detached and attached dwellings;

     o    townhouses;

     o    rowhouses;

     o    individual condominium units;

     o    individual units in planned-unit developments; and

     o    individual units in DE MINIMIS planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "THE TRUST FUNDS--RESIDENTIAL LOANS--FHA LOANS AND VA LOANS" and "DESCRIPTION OF PRIMARY INSURANCE COVERAGE--FHA INSURANCE AND VA GUARANTEES" in this prospectus.

        Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

     o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

          o first, to the payment of court costs and fees in connection with the foreclosure;

          o    second, to real estate taxes; and

          o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

     If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

     o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

     o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

          o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

          o    the risk of loss if the deficiency judgment is not realized on;
               and

          o the risk that deficiency judgments may not be available in certain jurisdictions.

     o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

     MULTIFAMILY LOANS. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "THE TRUST FUNDS--RESIDENTIAL LOANS--FHA LOANS AND VA LOANS" and "DESCRIPTION OF PRIMARY INSURANCE COVERAGE--FHA INSURANCE AND VA GUARANTEES" in this prospectus.

     The related prospectus supplement may specify that the Multifamily Loans:

          o    contain a Lockout Period;

          o    prohibit prepayments entirely; or

          o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

     HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "THE TRUST FUNDS--RESIDENTIAL LOANS--FHA LOANS AND VA LOANS" and "DESCRIPTION OF PRIMARY INSURANCE COVERAGE--FHA INSURANCE AND VA GUARANTEES" in this prospectus.

     COOPERATIVE LOANS. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

     MANUFACTURED HOUSING CONTRACTS. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

     The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "THE TRUST FUNDS--RESIDENTIAL LOANS--FHA LOANS AND VA LOANS" AND "DESCRIPTION OF PRIMARY INSURANCE
COVERAGE--FHA INSURANCE AND VA GUARANTEES" in this prospectus.

     BUYDOWN LOANS. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

     o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

     o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "RESIDENTIAL LOANS--UNDERWRITING STANDARDS" in this prospectus.

     FHA LOANS AND VA LOANS. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "DESCRIPTION OF PRIMARY INSURANCE COVERAGE -- FHA INSURANCE AND VA GUARANTEES" in this prospectus.

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

     There are two primary FHA insurance programs that are available for Multifamily Loans:

     o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for coinsurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under
          Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "DESCRIPTION OF PRIMARY INSURANCE COVERAGE--FHA INSURANCE AND VA GUARANTEES" in this prospectus.

     LOAN-TO-VALUE RATIO. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

     o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of:

     (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

     (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

     o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

     We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "DESCRIPTION OF THE SECURITIES" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

AGENCY SECURITIES

     The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

     GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA CERTIFICATES. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

     o    the GNMA guaranty program;

     o    the characteristics of the pool underlying the GNMA Certificates;

     o    the servicing of the related pool;

     o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

     o    other relevant matters with respect to the GNMA Certificates.

     Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

     o collecting payments from borrowers and remitting the collections to the registered holder;

     o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

     o    maintaining primary hazard insurance; and

     o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

     FANNIE MAE. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     FANNIE MAE CERTIFICATES. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

     o    must meet the applicable standards of the Fannie Mae purchase program;

     o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

     o    is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

     o    the Fannie Mae program;

     o    the characteristics of the pool underlying the Fannie Mae
          Certificates;

     o    the servicing of the related pool;

     o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

     o    other relevant matters with respect to the Fannie Mae Certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

     The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

     FREDDIE MAC. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

     o    the Freddie Mac guaranty program;

     o    the characteristics of the pool underlying the Freddie Mac
          Certificate;

     o    the servicing of the related pool;

     o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

     o    other relevant matters with respect to the Freddie Mac Certificates.

     Except as described below with respect to Stripped Agency Securities:

     o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

     o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

     o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

     o    foreclosure sale;

     o    payment of the claim by any mortgage insurer; and

     o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

     In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

     The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

STRIPPED AGENCY SECURITIES

     The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

     o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

     o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

     o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

     o the payments of principal and interest on the Stripped Agency Securities and

     o    other relevant matters with respect to the Stripped Agency Securities.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

     Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

     o    the types of related residential properties--e.g.,

          o    one- to four-family dwellings,

          o    multifamily residential properties,

          o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

          o    condominiums and planned-unit development units,

          o    vacation and second homes, and

          o    new or used manufactured homes;

     o    the original terms to maturity;

     o    the outstanding principal balances;

     o    the years in which the loans were originated;

     o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

     o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

     o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

     o the geographical distribution of the residential properties on a state-by-state basis;

     o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

     o information as to the payment characteristics of the residential loans.

     If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

     The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "RESIDENTIAL LOANS" and "DESCRIPTION OF THE SECURITIES" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

     The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "DESCRIPTION OF THE SECURITIES--ASSIGNMENT OF ASSETS OF THE TRUST FUND" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "RESIDENTIAL LOANS--REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES"; "--SUB-SERVICING" and "DESCRIPTION OF THE SECURITIES--ASSIGNMENT OF ASSETS OF THE TRUST FUND." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "DESCRIPTION OF THE SECURITIES--ADVANCES" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

     The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

     o    any applicable trust administration fee payable to the trustee,

     o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

     o any applicable withholding tax required to be withheld by the trustee, and

     o    as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o    to purchase the related assets of the trust fund;

     o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

     o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

     o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

     The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

     The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

     o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

     o    in later months in the case of agency securities; or

     o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

     When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "MATURITY AND PREPAYMENT CONSIDERATIONS" and "DESCRIPTION OF THE SECURITIES" in this prospectus.

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

     o    payments to senior lienholders,

     o    legal fees and costs of legal action,

     o    real estate taxes, and

     o    maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

     o    entitle the borrower to a refund of amounts previously paid, and

     o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

     The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

     The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

     o    homeowner mobility;

     o    economic conditions;

     o    enforceability of due-on-sale clauses;

     o    market interest rates and the availability of funds;

     o    the existence of lockout provisions and prepayment penalties;

     o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

     o    the relative tax benefits associated with the ownership of property;
          and

     o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

     Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

     o the amounts of the underlying senior mortgage loans; othe interest rates on the underlying senior mortgage loans;

     o the use of first mortgage loans as long-term financing for home purchase; and

     o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

     o    home improvement;

     o    education expenses; and

     o    purchases of consumer durables such as automobiles.

     In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

     In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

     In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

     With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "DESCRIPTION OF THE SECURITIES--COLLECTION AND OTHER SERVICING PROCEDURES" and "CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS--ENFORCEABILITY OF CERTAIN PROVISIONS" and "--PREPAYMENT CHARGES AND PREPAYMENTS" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "DESCRIPTION OF THE SECURITIES--TERMINATION" in this prospectus for a description of the possible early termination of any series of securities. See also "RESIDENTIAL LOANS--REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES" and "DESCRIPTION OF THE SECURITIES--ASSIGNMENT OF ASSETS OF THE TRUST FUND" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

     With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

     In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

     The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

     Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

     The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                RESIDENTIAL LOANS

UNDERWRITING STANDARDS

     The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers that may be affiliated or unaffiliated with the depositor. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

     o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

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


     o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

     o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

     o that the residential property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the residential property;

     o    that each residential loan was current as to all required payments;
          and

     o that each residential loan was made in compliance with all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

     The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

     o    the unpaid principal balance of the residential loans;

     o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

     o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

     An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

     Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

SUB-SERVICING

     Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

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


                          DESCRIPTION OF THE SECURITIES

GENERAL

     The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

     Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

     As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

          o residential loans, including any mortgage securities, or agency securities, exclusive of

          o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

          o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

     o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

     o    with respect to trust funds that include residential loans:

          o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

          o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

          o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

          o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--ADVANCES" in this prospectus;

     o    if specified in the related prospectus supplement, the reserve fund;
          and

     o    any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of any combination of:

     o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

     o    one or more classes of securities which will be entitled to:

          o principal distributions, with disproportionate, nominal or no interest distributions; or

          o interest distributions, with disproportionate, nominal or no principal distributions;

     o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

     o other types of classes of securities, as described in the related prospectus supplement.

     Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "-- PRINCIPAL AND INTEREST ON THE SECURITIES" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

ASSIGNMENT OF ASSETS OF THE TRUST FUND

     At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver or cause to be delivered the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

     o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

     o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency security;

     o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

     o    the pass-through rate on the agency securities;

     o and with respect to a series of securities evidencing interests in residential loans, for each loan:

          o    information respecting its interest rate;

          o    its current scheduled payment of principal and interest;

          o    its Loan-to-Value Ratio; and

          o    certain other information.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     MORTGAGE LOANS AND MULTIFAMILY LOANS. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

     o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

     o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

     o an assignment, which may be in blank, in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

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


HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The related prospectus supplement may specify that the depositor will:

     o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

     o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

     o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

     The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

     With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make, or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

     COOPERATIVE LOANS. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

     o    the related cooperative note;

     o    the original security agreement;

     o    the proprietary lease or occupancy agreement;

     o the related stock certificate and related stock powers endorsed in blank; and

     o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

     MANUFACTURED HOUSING CONTRACTS. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

     o the original Manufactured Housing Contract endorsed to the order of the trustee; and

     o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

     The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

     AGENCY SECURITIES. Agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

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


     REVIEW OF RESIDENTIAL LOANS. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "RESIDENTIAL LOANS--REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES," or, in certain cases, substitute for the residential loan.

     We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "RESIDENTIAL LOANS--REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

DEPOSITS TO THE TRUST ACCOUNT

     The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

     The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

PRE-FUNDING ACCOUNT

     The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

PAYMENTS ON RESIDENTIAL LOANS

     The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

     (1) all payments on account of principal, including principal prepayments, on the residential loans;

     (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

     (3)  all proceeds of

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


          o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

          o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

     (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

     (5)  any advances made as described under "--ADVANCES" in this prospectus;

     (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "-- SUBORDINATION" in this prospectus;

     (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "RESIDENTIAL LOANS--REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES," exclusive of any Retained Interest applicable to the loan;

     (8) all proceeds of any residential loan repurchased as described under "--TERMINATION" in this prospectus;

     (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "DESCRIPTION OF PRIMARY INSURANCE COVERAGE--PRIMARY HAZARD INSURANCE POLICIES" in this prospectus;

     (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

     (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

     (12) any distributions received on any mortgage securities included in the related trust fund.

PAYMENTS ON AGENCY SECURITIES

     The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

DISTRIBUTIONS

     Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

     Distributions will be made either:

     o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

     o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

     However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

     FINAL DISTRIBUTION DATE. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

     The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "MATURITY AND PREPAYMENT CONSIDERATIONS" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "DESCRIPTION OF CREDIT SUPPORT," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

     SPECIAL DISTRIBUTIONS. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

     o    substantial payments of principal on the assets of the trust fund,

     o low rates then available for reinvestment of payments on assets of the trust fund,

     o    substantial Realized Losses or

     o    some combination of the foregoing, and

     o    based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

     The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

PRINCIPAL AND INTEREST ON THE SECURITIES

     Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

     Some classes of securities will not be entitled to interest payments.

     With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

     The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" in this prospectus.

     Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--DISTRIBUTIONS--FINAL DISTRIBUTION DATE" in this prospectus.

     Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

     Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

     The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

     With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

     o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

     o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "DESCRIPTION OF CREDIT SUPPORT" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

     Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

AVAILABLE DISTRIBUTION AMOUNT

     As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

     (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

SUBORDINATION

     A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

     SHIFTING INTEREST SUBORDINATION. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "DESCRIPTION OF CREDIT SUPPORT -- SPECIAL HAZARD INSURANCE POLICIES" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

     As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

     CASH FLOW SUBORDINATION. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

     The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

     Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above.

If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

     If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

     Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

     Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

     The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

     SUBORDINATION AND CASH FLOW VALUES. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

     Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

ADVANCES

     The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

     The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

STATEMENTS TO HOLDERS OF SECURITIES

     On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

     (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

     (2)  the amount of the distribution, if any, allocable to interest;

     (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

     (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

     (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

     (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

     (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

     (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

     (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

     (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

     (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

     (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

     (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

     (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

     (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

     The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

BOOK-ENTRY REGISTRATION OF SECURITIES

     If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

     The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

     To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

     (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

     (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

     (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

     If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. WE CANNOT ASSURE YOU THAT CEDE & CO., DTC OR ANY SECURITIES INTERMEDIARY WILL PROVIDE INFORMATION TO YOU OR ACT IN ACCORDANCE WITH THEIR RESPECTIVE RULES, REGULATIONS, AND PROCEDURES.

COLLECTION AND OTHER SERVICING PROCEDURES

     RESIDENTIAL LOANS. The master servicer, directly or through sub-servicers, will be required to

     o make reasonable efforts to collect all required payments under the residential loans and

     o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "DESCRIPTION OF PRIMARY INSURANCE COVERAGE" or "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

     In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

     The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS -- ENFORCEABILITY OF CERTAIN PROVISIONS" and "-- PREPAYMENT CHARGES AND PREPAYMENTS" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

     AGENCY SECURITIES. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

REALIZATION ON DEFAULTED RESIDENTIAL LOANS

     As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

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


     If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

     (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

     (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

     o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

     o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

     o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

     If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

     In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "DESCRIPTION OF PRIMARY INSURANCE COVERAGE" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that COOPERATIVE LOAN. SEE "CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS-- FORECLOSURE ON COOPERATIVE SHARES" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on

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


the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

     With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

     As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the subservicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

     With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

     We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

EVIDENCE AS TO COMPLIANCE

     Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by subservicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

     Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer's knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

     THE MASTER SERVICER. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

     o the master servicer may resign from its obligations and duties under the related agreement under circumstances set forth in the related agreement, which may include a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans; and

     o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

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


     o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

     Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected:

     o against any liability for any breach of warranties or representations made in the servicing agreement; or

     o    against any specific liability imposed on the master servicer; or

     o    by the terms of the servicing agreement; or

     o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

     o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

     o    entitled to indemnification by the trust fund and

     o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, any representation or warranty regarding the mortgage loans, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than:

          o any loss, liability, or expense related to any specific residential loan or residential loans,

          o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

          o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

     In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

     The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

     THE DEPOSITOR. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

     o    the agreement or the securities;

     o    any representation or warranty regarding the mortgage loans;

     o    any Pool Insurance Policy;

     o    any special hazard insurance policy and the Bankruptcy Bond; or

     o    any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

     In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

     THE TRUSTEES. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

     DUTIES OF THE TRUSTEES. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

DEFICIENCY EVENTS

     With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

     A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

     If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

     The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

     If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

     If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

EVENTS OF DEFAULT

     POOLING AND SERVICING AGREEMENTS. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

     o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

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


     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

     No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

     o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

     o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

     o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

     o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

     o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

     SERVICING AGREEMENT. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

     o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

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


     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o    any other servicing default specified in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     INDENTURE. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

     o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

     o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

     o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

     o maintain possession of the collateral securing the notes of the series and

     o continue to apply payments on the collateral as if there had been no declaration of acceleration. The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

     In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

     o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

     o the trustee satisfies the other requirements as may be set forth in the related indenture.

     If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

     If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

     No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

     o the holder previously has given to the trustee written notice of default and the continuance of a default;

     o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

          o have made written request to the trustee to institute the proceeding in its own name as trustee; and

          o    have offered to the trustee reasonable indemnity;

     o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

     o    exercise any of the trusts or powers vested in it by the indenture or

     o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

AMENDMENT

     With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

     (1)  to cure any ambiguity;

     (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

     (3) to make any other provisions with respect to matters or questions arising under the agreement; and

     (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment,

PROVIDED, THAT, the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

          (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

TERMINATION

     The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

     o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

     o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

VOTING RIGHTS

     Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "DESCRIPTION OF CREDIT SUPPORT."

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

     The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "DESCRIPTION OF THE SECURITIES--REALIZATION ON DEFAULTED RESIDENTIAL LOANS" in this prospectus.

     The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by

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


borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

     As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

     o    advance or discharge

          o    hazard insurance premiums; and

          o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

     o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA INSURANCE AND VA GUARANTEES

     Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

     The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

     The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

     Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

     o    war,

     o    revolution,

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     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    nuclear reactions,

     o    wet or dry rot,

     o    vermin, rodents, insects or domestic animals,

     o    theft, and,

     o    in certain cases, vandalism.

     The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

     (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

     (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

     (1)  the replacement cost of the improvements less physical depreciation;
and

     (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

     The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

     (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

     (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

     The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

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                          DESCRIPTION OF CREDIT SUPPORT

     The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

     o    a Pool Insurance Policy;

     o    a special hazard insurance policy;

     o    a Bankruptcy Bond;

     o    a reserve fund; or

     o    a similar credit support instrument.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "DESCRIPTION OF THE SECURITIES--SUBORDINATION" and "DESCRIPTION OF CREDIT SUPPORT-- OVERCOLLATERALIZATION" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

     To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

POOL INSURANCE POLICIES

     The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

     Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

     o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

     o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

     o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

     o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

     Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

     (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

     (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

     Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

     (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

     (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

     The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

     In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS--FORECLOSURE ON MORTGAGES" and "--REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

     If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "DESCRIPTION OF PRIMARY INSURANCE COVERAGE--PRIMARY HAZARD INSURANCE POLICIES" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

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


SPECIAL HAZARD INSURANCE POLICIES

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

     Claims under each special hazard insurance policy will generally be limited to:

     (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

     (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

     (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

     As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

     o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

     o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

     o    normal wear and tear,

     o    war,

     o    civil insurrection,

     o    certain governmental actions,

     o    errors in design,

     o    faulty workmanship or materials,

     o except under certain circumstances, nuclear or chemical reaction or contamination,

     o flood, if the property is located in a federally designated flood area, and

     o    certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

     (1)  the cost of repair to the property; and

     (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

          (a) accrued interest at the interest rate to the date of claim settlement and

          (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

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


     The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

          (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

          (b)  any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

     The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

     o    Primary Hazard Insurance Policy premiums,

     o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

     o    real estate property taxes, if applicable,

     o    property protection and preservation expenses and

     o    foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

     If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

     Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

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


RESERVE FUNDS

     The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

     Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

CROSS-SUPPORT PROVISIONS

     The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trust funds.

LETTER OF CREDIT

     The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

INSURANCE POLICIES AND SURETY BONDS

     The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

EXCESS SPREAD

     The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

OVERCOLLATERALIZATION

     The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related

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


prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "THE TRUST FUNDS--RESIDENTIAL LOANS" and "DESCRIPTION OF PRIMARY INSURANCE COVERAGE--FHA INSURANCE AND VA GUARANTEES" in this prospectus.

GENERAL

     All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

     (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

     (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

     (3)  Manufactured Housing Contracts evidencing both

          o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

          o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

     The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

     Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying

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


debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

     o    the law of the state in which the real property is located,

     o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt, and,

     o in some cases, with respect to deeds of trust, the directions of the beneficiary.

COOPERATIVE LOANS

     The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations

     (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--FORECLOSURE ON COOPERATIVE SHARES" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its

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tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

     o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

     o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

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If there are any  manufactured  homes as to which the  depositor  has  failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.


FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has

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recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

     (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

     (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

     In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in DURRETT V. WASHINGTON NATIONAL INSURANCE COMPANY. The court in DURRETT held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

     (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, DURRETT was effectively overruled by the United States Supreme Court in BFP V. RESOLUTION TRUST CORPORATION, AS RECEIVER FOR IMPERIAL FEDERAL SAVINGS AND LOAN ASSOCIATION, ET AL., in which the Court held that " 'reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

     Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of

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the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

     o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

     o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

     o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

     In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

     Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

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     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS

     Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

     (1) Except in those few states where the debtor must receive notice of his right to cure his default--typically 30 days to bring the account current--repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

     (3) Sale proceeds are to be applied first to repossession expenses--expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling--and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has

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been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

     States have taken a number of approaches to anti-deficiency and related legislation:

     o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

     o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

     o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," I.E., bid up to the amount of the debt, at the sale of the asset. See "--FORECLOSURE ON MORTGAGES" above. A homeowner may also file for relief under Chapter 11 of the

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Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

     Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

     In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

     Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

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JUNIOR MORTGAGES

     Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--FORECLOSURE ON MORTGAGES" in this prospectus.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS

     Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

     o    the federal Truth-in-Lending Act and Regulation Z,

     o    Real Estate Settlement Procedures Act and Regulation X,

     o    Equal Credit Opportunity Act and Regulation B,

     o    Fair Credit Billing Act,

     o    Fair Credit Reporting Act,

     o    Fair Housing Act, Housing and Community Development Act,

     o    Home Mortgage Disclosure Act,

     o    Federal Trade Commission Act,

     o    Fair Debt Collection Practices Act,

     o    Uniform Consumer Credit Code,

     o    Consumer Credit Protection Act,

     o    Riegle Act,

     o    Depository Institutions Deregulation and Monetary Control Act,

     o    Gramm-Leach-Bliley Act, and

     o    related statutes and regulations.

     In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

     o    the disclosures required to be made to borrowers,

     o    licensing of originators of residential loans,

     o    debt collection practices,

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     o    origination practices, and

     o    servicing practices.

     These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

     o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

     o    subject the trust to an administrative enforcement action,

     o    provide the borrower with the right to rescind the loan, and

     o    provide the borrower with set-off rights against the trust.

     Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

     If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"HIGH COST" LOANS AND PREDATORY LENDING LAWS

     MORTGAGE LOANS. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

     In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

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     COOPERATIVE LOANS. Generally, Article 9 of the UCC governs foreclosure on
Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

     TRANSFER OF MANUFACTURED HOMES. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

     o    prohibiting prepayment for a specified period after origination,

     o    prohibiting partial prepayments entirely or

     o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

     The laws of certain states may

     o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

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     o    limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

SUBORDINATE FINANCING

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower - as junior loans often do - and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

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     (1)  state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     (3) all other non-federally chartered housing creditors, including without limitation

          o    state-chartered savings and loan associations,

          o    savings banks and mutual savings banks and

          o    mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

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     The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

          (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "DESCRIPTION OF THE SECURITIES--REALIZATION ON DEFAULTED RESIDENTIAL LOANS" in this prospectus.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

     The following discussion addresses securities of four general types:

     (1)  REMIC Securities,

     (2)  Grantor Trust Securities,

     (3)  Partnership Securities, and

     (4)  Debt Securities.

     The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

     (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

     (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

     (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

     The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICS

     GENERAL

     CLASSIFICATION OF REMICS. When each series of REMIC Securities is issued, McKee Nelson LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor, specified in the related prospectus supplement ("TAX COUNSEL"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

     (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

     (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must

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furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--TAXATION OF OWNERS OF RESIDUAL SECURITIES--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES--DISQUALIFIED ORGANIZATIONS" in this prospectus.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount of an obligation described in clause (i) or (ii) and certain other requirements are met. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

               (i) in exchange for any qualified mortgage within a three-month period after that date; or

               (ii) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes

               (i) a mortgage in default or as to which default is reasonably foreseeable;

               (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

               (iii) a mortgage that was fraudulently procured by the borrower; and

               (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

     A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a Reserve Fund may be used to provide a source of funds for the purchase of additional qualified mortgages. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" to the extent no longer reasonably required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

     (1)  one or more classes of regular interests or

     (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

     o    issued on the Startup Day with fixed terms,

     o    designated as a regular interest,

     o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

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     o    provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

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


     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.


     TAXATION OF OWNERS OF REGULAR SECURITIES

     GENERAL. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

     ORIGINAL ISSUE DISCOUNT. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well

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


as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount - a so-called "super-premium" class - as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

        Under a DE MINIMIS rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular
Securities.  The  Prepayment  Assumption  with  respect  to a series of  Regular
Securities will be set forth in the related prospectus supplement. Holders generally must report DE MINIMIS original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all DE MINIMIS original issue discount as well as market discount and market premium, under the constant yield method. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     (1)  the sum of:

          (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

          (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     (1)  the yield to maturity of the Regular Security at the issue date,

     (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

     (3)  the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

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     In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro
Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

     (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

     (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

     The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     ACQUISITION PREMIUM. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

     (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

     (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium
under  the  constant  yield  method,   as  described  below  under  the  heading
"--Election to Treat All Interest Under the Constant Yield Method."

     VARIABLE RATE REGULAR SECURITIES. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     (1) the issue price does not exceed the original principal balance by more than a specified amount, and

     (2) the interest compounds or is payable at least annually at current values of:

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

     (1)  within the control of the issuer or a related party, or

     (2) unique to the circumstances of the issuer or a related party.

     A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations

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dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

     (1)  a fixed rate, or

     (2)  a variable rate that is:

          (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

          (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

          (c) the weighted average of rates on some or all of the qualified mortgages,

          (d)  the product:

               (i) of a rate in (a) through (c) above and a fixed multiplier, OR

               (ii) plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

          (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

          (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

          (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

          (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

     Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--ORIGINAL ISSUE DISCOUNT." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser rates" cause sufficiently "back-loaded" interest to create more than DE MINIMIS original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

     MARKET DISCOUNT. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

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


     (1) is exceeded by the then-current principal amount of the Regular Security, or

     (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

     Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on a Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

     (1)  on the basis of a constant interest rate, or

     (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below regarding an alternative manner in which an election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--ORIGINAL ISSUE DISCOUNT," remaining after the date of purchase. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS original issue discount. See "--ORIGINAL ISSUE DISCOUNT" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     PREMIUM. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--MARKET DISCOUNT" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

     (1) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium, and

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     (2)  the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

     TREATMENT OF LOSSES. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

     While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

     SALE OR EXCHANGE OF REGULAR SECURITIES. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

     (1)  the cost of the Regular Security to the seller,

     (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security, and

     (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

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


     (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

     (3)  to the extent that the gain does not exceed the excess, if any, of:

          (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

          (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

     In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     TAXATION OF OWNERS OF RESIDUAL SECURITIES

     TAXATION OF REMIC INCOME. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     (2)  all bad loans will be deductible as business bad debts, and

     (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes:

     (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

     (2)  reduced by amortization of any premium on the mortgage loans,

     (3) plus income from amortization of issue premium, if any, on the Regular Securities,

     (4)  plus income on reinvestment of cash flows and reserve assets, and

     (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

     The REMIC Pool's deductions include:

     (1)  interest and original issue discount expense on the Regular
Securities,

     (2)  servicing fees on the mortgage loans,

     (3)  other administrative expenses of the REMIC Pool, and

     (4)  realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of

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


premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

     If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "--LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

     BASIS AND LOSSES. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

     (1)  first, by a cash distribution from the REMIC Pool, and

     (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

     A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--TAXATION OF REMIC INCOME," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a noneconomic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will

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


not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE" and "--MARKET DISCOUNT" below regarding the basis of mortgage loans to the REMIC Pool and "--SALE OR EXCHANGE OF A RESIDUAL SECURITY" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

     TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--TAXATION OF OWNERS OF REGULAR SECURITIES -- ORIGINAL ISSUE DISCOUNT" and "-- VARIABLE RATE REGULAR SECURITIES," without regard to the DE MINIMIS rule described in this prospectus, and "-- PREMIUM," below.

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--TAXATION OF OWNERS OF REGULAR SECURITIES--MARKET DISCOUNT."

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--TAXATION OF OWNERS OF REGULAR SECURITIES--PREMIUM," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

     (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

     (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

     For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC

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taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--TAXATION OF CERTAIN FOREIGN INVESTORS--RESIDUAL SECURITIES" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

     (1)  could not be offset by net operating losses of its shareholders,

     (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

     (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES. DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

     (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

     (2) the highest marginal federal income tax rate applicable to corporations.

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

     (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

     (2)  the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership," as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     For these purposes,

     (1)  "Disqualified Organization" means:

          (a)  the United States,

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          (b)  any state or political subdivision of the United States or any state,

          (c)  any foreign government,

          (d)  any international organization,

          (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

          (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code
Section 1381(a)(2)(C), and

          (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code
Section 511.

     (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

     (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

     The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

     (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, I.E., as a broker, nominee or middleman of the Disqualified Organization; and

     (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

     (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

     (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES--DISQUALIFIED ORGANIZATIONS." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     (1)  the transferor

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


          (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

          (b) found that the transferee historically paid its debts as they came due, and

          (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

     (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

     (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

     (4)  one of the following two tests is satisfied: either

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:


               (i) the present value of any consideration given to the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

          (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

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


     The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

     SALE OR EXCHANGE OF A RESIDUAL SECURITY. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--TAXATION OF OWNERS OF RESIDUAL SECURITIES--BASIS AND LOSSES," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income:

     (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

     (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

     MARK TO MARKET REGULATIONS. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.


     TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     PROHIBITED TRANSACTIONS. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     (1)  the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

          (b) foreclosure, default, or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     (3)  the receipt of compensation for services, or

     (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

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


     Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

     (1)  a default or reasonably foreseeable default,

     (2)  an assumption of the mortgage loan,

     (3)  the waiver of a due-on-sale or due-on-encumbrance clause, or

     (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     (1)  during the three months following the Startup Day,

     (2)  made to a qualified Reserve Fund by a Residual Securityholder,

     (3)  in the nature of a guarantee,

     (4)  made to facilitate a qualified liquidation or clean-up call, and

     (5)  as otherwise permitted in Treasury regulations yet to be issued.

     We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

     NET INCOME FROM FORECLOSURE PROPERTY. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

     LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

     ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

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


     LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.


     TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR SECURITIES. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

     (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

     (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

     If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

     In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

     (1) the certification described above be provided by the partners rather than by the foreign partnership and

     (2) the partnership provide certain information, including a United States taxpayer identification number.

     In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

     RESIDUAL SECURITIES. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States

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


withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

     (1)  the mortgage loans were issued after July 18, 1984, and

     (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

     Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--TAXATION OF OWNERS OF RESIDUAL SECURITIES--LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES--FOREIGN INVESTORS" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

     BACKUP WITHHOLDING

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

     o    corporations,

     o    non-calendar year taxpayers,

     o    securities or commodities dealers,

     o    real estate investment trusts,

     o    investment companies,

     o    common trust funds,

     o    thrift institutions and

     o    charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

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


     Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter--41 days after the end of a quarter under proposed Treasury regulations--in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES."

GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS

     With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

     STANDARD SECURITIES

     GENERAL. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--STRIPPED SECURITIES," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--RECHARACTERIZATION OF SERVICING FEES." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

     (1)  interest at the coupon rate on the mortgage loans,

     (2)  original issue discount, if any,

     (3)  prepayment fees,

     (4)  assumption fees, and

     (5)  late payment charges received by the servicer.

     A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is

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Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--STRIPPED SECURITIES" and "--RECHARACTERIZATION OF SERVICING FEES," respectively.

     TAX STATUS. Tax Counsel has advised the depositor that:

     (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     PREMIUM AND DISCOUNT. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

     PREMIUM. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICS--TAXATION OF OWNERS OF RESIDUAL SECURITIES --PREMIUM."

     ORIGINAL ISSUE DISCOUNT. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory DE MINIMIS exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans. See "--STRIPPED SECURITIES" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, I.E., points, will be includible by the related holder.

     MARKET DISCOUNT. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICS--TAXATION OF OWNERS OF REGULAR SECURITIES--MARKET DISCOUNT," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

     RECHARACTERIZATION OF SERVICING FEES. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation--"excess servicing"--will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be

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reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

     Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the DE MINIMIS rule discussed below under "--STRIPPED SECURITIES," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--STRIPPED SECURITIES" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     SALE OR EXCHANGE OF STANDARD SECURITIES. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

     (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


     STRIPPED SECURITIES

     GENERAL. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

     (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--STANDARD SECURITIES--RECHARACTERIZATION OF SERVICING FEES"), and

     (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a

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servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "-- STANDARD SECURITIES--RECHARACTERIZATION OF SERVICING FEES." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--STANDARD SECURITIES--GENERAL," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

     (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

     (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--POSSIBLE ALTERNATIVE CHARACTERIZATIONS," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a DE MINIMIS original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

     (1) the initial discount with respect to the Stripped Security was treated as zero under the DE MINIMIS rule, or

     (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICS--TAXATION OF OWNERS OF REGULAR SECURITIES--MARKET DISCOUNT," without regard to the DE MINIMIS rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

     STATUS OF STRIPPED SECURITIES. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

     (1)  "real estate assets" within the meaning of Code Section 856(c)(5)(B),

     (2) "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

     (3) "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--STANDARD SECURITIES--TAX STATUS" above.

     TAXATION OF STRIPPED SECURITIES. ORIGINAL ISSUE DISCOUNT. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on

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the issue discount required to be included in the income of a holder of a
Stripped Security in any taxable year likely will be computed generally as described above under "--REMICS--TAXATION OF OWNER OF REGULAR SECURITIES--ORIGINAL ISSUE DISCOUNT" and "--VARIABLE RATE REGULAR SECURITIES." However, with the apparent exception of a Stripped Security qualifying as a market discounT obligation as described above under "--GENERAL," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     SALE OR EXCHANGE OF STRIPPED SECURITIES. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICS--TAXATION OF OWNERS OF REGULAR SECURITIES--SALE OR EXCHANGE OF REGULAR SECURITIES." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED SECURITIES. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

     (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

     (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

     (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

     Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the

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aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is DE MINIMIS, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICS--BACKUP WITHHOLDING."

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     TAXATION OF CERTAIN FOREIGN INVESTORS. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICS--TAXATION OF CERTAIN FOREIGN INVESTORS--REGULAR SECURITIES."

PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT
SECURITIES

     For federal income tax purposes:

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     (1)  Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

     (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

     TAXATION OF HOLDER OF DEBT SECURITIES

     TREATMENT OF THE DEBT SECURITIES AS INDEBTEDNESS. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

     (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

     (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICS--TAXATION OF OWNERS OF REGULAR SECURITIES--SALE OR EXCHANGE OF REGULAR SECURITIES" above, and

     (3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

     TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

     TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

     (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

     (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of

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interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--GRANTOR TRUST FUNDS--STANDARD SECURITIES--GENERAL," and "--PREMIUM AND DISCOUNT" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, I.E., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

     (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

     (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

     (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

     That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

     All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--GRANTOR TRUST FUNDS--STANDARD SECURITIES--GENERAL." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--GRANTOR TRUST FUNDS--STANDARD SECURITIES--GENERAL" and "--PREMIUM AND DISCOUNT." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income anD allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

     DISCOUNT AND PREMIUM. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--GRANTOR TRUST FUNDS-- STANDARD SECURITIES--PREMIUM AND DISCOUNT" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

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     SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership
Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

     DISPOSITION OF SECURITIES. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

     The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 DISTRIBUTIONS. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

     SECTION 754 ELECTION. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be

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required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

     (1) the name, address and taxpayer identification number of the nominee and

     (2)  as to each beneficial owner:

     (x)  the name, address and identification number of the beneficial owner,

     (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

     In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     TAX CONSEQUENCES TO FOREIGN HOLDERS OF PARTNERSHIP SECURITIES. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

     BACKUP WITHHOLDING. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

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     The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

REPORTABLE TRANSACTIONS

     Pursuant to recently enacted legislation, a penalty is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of ERISA plans. Section 4975 of the Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts, or IRAs, described in Section 408 of the Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as "Plans").

     Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and so called "parties in interest" or "disqualified persons" (or "Parties in Interest"), unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

     ERISA PLAN ASSET REGULATIONS. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated at 29 C.F.R. Section 2510.3-101 regulations (the "Plan Asset Regulations") defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code. Under the Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, both Plans and other employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity as calculated under the Plan Asset Regulations. Neither Plans nor persons investing plan assets should acquire or hold securities hereunder in reliance on the availability of this exception or any other exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the Plan Asset Regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment, plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Code for the investing Plan. Another consequence of the mortgage assets and other assets included in a trust constituting plan assets, is that the activities of the master servicer, any other servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism, or affiliates of those entities in connection with the operation and management of the trust and the servicing of its assets may constitute or involve prohibited transactions under ERISA or Section 4975 of the Code.

     PROHIBITED TRANSACTION CLASS EXEMPTION 83-1. The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of securities which are highly-rated, non-subordinated "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate that represents a beneficial undivided interest in a mortgage pool that entitles the holder to pass through payments of principal and interest from the mortgage loans.

     PTCE 83-1 requires that: (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of the certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust, together with all funds inuring to its benefit for administering the trust, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust. The Plan may also pay no more than fair market value for the certificates and the rights and interests evidenced by the certificates may not be subordinated to the rights and interests evidenced by other certificates of the same pool.

     PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the servicer in connection with the servicing of the trust are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the depositor, the servicer, any insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of the certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in the certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm's-length transaction;
(iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of the certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the servicer and any insurer.

     Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan pursuant to PTCE 83-1.

     THE UNDERWRITERS' PROHIBITED TRANSACTION EXEMPTIONS. The DOL has granted an individual prohibited transaction exemption to UBS Securities LLC (as most recently amended and restated by Prohibited Transaction Exemption 2002-41), as an underwriter of mortgaged-backed securities, including both certificates and notes (herein referred to as the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under
Section 4975(a) and (b) of the Code, transactions relating to the servicing and operation of fixed pools of mortgage, manufactured housing or mobile home loans such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets underwritten or placed by an "underwriter," provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) UBS Securities LLC, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities

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LLC and (c) any member of the underwriting syndicate or selling group of which
UBS Securities LLC is a manager or co-manager or selling or placement agent for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts. The Exemption does not cover revolving pools of assets.

     Among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are the following:

     First, the acquisition of securities by a Plan or with plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the Exemption only applies to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

     Third, the securities at the time of acquisition by or with plan assets must be rated in one of the four highest generic rating categories by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings.

     Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, provided that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the rating agencies.

     Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter.

     Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith.

     Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Eighth, for issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

     The Restricted Group consists of the depositor, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the loans in the trust, and any affiliate of these parties.

     The Exemption also requires that a trust meet the following requirements:

     (1) The trust must consist solely of assets of a type that have been included in other investment pools;

     (2) The securities issued by those other investment pools must have been rated in one of the four highest categories of one of the rating agencies for at least one year prior to the Plan's acquisition of securities; and

     (3) The securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities offered by the trust.

     A fiduciary of any Plan or other investor of plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security). If a certificate (but not a note) meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of

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Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with plan assets of an "Excluded Plan," as defined below, by any person who has discretionary authority or renders investment advice for plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code) by reason of Section 4975(c)(1)(E) of the Code) in connection with:

     o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

     o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing plan assets, and

     o the holding of securities by a Plan or an entity investing plan assets.

     Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of plan assets in securities.

     The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities. Generally, mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity, may be transferred to that entity within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the conditions applicable to the Funding Accounts are met.

     PERMITTED ASSETS. The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of securities to be assets of a trust if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it:
(a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

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(f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a)-(c) above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14"), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 9623") or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

     Before purchasing securities, a fiduciary of a Plan should itself confirm that the certificates or notes constitute "securities" for purposes of the Exemption, and that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with the assets of a plan.

     ADDITIONAL CONSIDERATIONS RELATING TO NOTES. As discussed above, under the Plan Asset Regulations, the assets of the trust would be treated as "plan assets" of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest or disqualified person with respect to such Plan, or in the event that a

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note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a Party in Interest or a disqualified person with respect to a Plan that acquires notes. In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The related prospectus supplement may contain restrictions on purchases of notes by Plans.

     INSURANCE COMPANY GENERAL ACCOUNTS. Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The DOL has issued regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "plan assets." Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as "plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "plan assets" of any Plan invested in such separate account except to the extent provided in the Plan Asset Regulations. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the securities.

     CONSULTATION WITH COUNSEL. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

     The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.


                                LEGAL INVESTMENT

     The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, which we refer to as SMMEA. Generally, the only classes of securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" ("non-SMMEA securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the non-SMMEA securities constitute legal investments for them.

     Classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

     (1)  depository institutions,

     (2)  insurance companies, and

     (3)  trustees and pension funds,

created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these types of entities.

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


     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely on existing state law, and not SMMEA. Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. However, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by "mortgage related securities",

     (2)  federal credit unions may invest in "mortgage related securities," and

     (3) national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA (effective October 1, 1998). The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks), applicable to all securities (including mortgage pass-through securities and mortgage-derivative products), used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to,

     (1)  "prudent investor" provisions,

     (2)  percentage-of-assets limits,

     (3) provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and

     (4) with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

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


     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining:

     (1) whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and

     (2) if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by UBS Securities LLC acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

     Alternatively, the related prospectus supplement may specify that the securities will be distributed by UBS Securities LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If UBS Securities LLC acts as agent in the sale of securities, UBS Securities LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that UBS Securities LLC elects to purchase securities as principal, UBS Securities LLC may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

     The depositor will indemnify UBS Securities LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments UBS Securities LLC and any underwriters may be required to make in respect of any liability.

     The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     In the ordinary course of business, UBS Securities LLC and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

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


     The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, or by telephone at (212) 713-2000.

     The depositor filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

                                  LEGAL MATTERS

     The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by McKee Nelson LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York or such other counsel for the depositor as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

     This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

     It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute

     (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

     (2) the degree to which the rate of prepayments might differ from that originally anticipated, or

     (3) the likelihood of early optional termination of the series of securities.

     The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

     If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

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


                                GLOSSARY OF TERMS

     "1986 ACT" is the Tax Reform Act of 1986.

     "ACCRUAL SECURITIES" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

     "ACCRUED SECURITY INTEREST" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

     "AVAILABLE DISTRIBUTION AMOUNT" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

     (4) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (5) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (6) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (7) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     "AVAILABLE SUBORDINATION AMOUNT" is an amount equal to the difference between

     (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

     (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

     "BANKRUPTCY BOND" is a bond insuring residential loans which covers

     (1)  certain losses resulting from

          (a)  an extension of the maturity of a residential loan, or

          (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

     "BUYDOWN LOANS" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

     "CALIFORNIA MILITARY CODE" is the California Military and Veterans Code, as amended.

     "CASH FLOW VALUE" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

     (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

     (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

     (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

     "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     "CLEARSTREAM" is Clearstream Banking, societe anonyme.

     "CODE" is the Internal Revenue Code of 1986, as amended.

     "COLLATERAL VALUE" is

     (1) with respect to a residential property or cooperative unit, it is the lesser of:

          (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

          (b)  the sales price of the property.

     (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

     "COOPERATIVE" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

     "COOPERATIVE LOANS" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

     "CUT-OFF DATE" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

     "DEBT SECURITIES" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

     "DEFINITIVE SECURITY" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

     "DEPOSIT PERIOD" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

     "DTC" is The Depository Trust Company.

     "DUE PERIOD" is the period of time specified in the related prospectus supplement.

     "EQUITY CERTIFICATES" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

     "ERISA PLANS" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "EUROCLEAR" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

     "FANNIE MAE CERTIFICATES" are guaranteed mortgage pass-through securities issued by the Fannie Mae. "FHA" is the Federal Housing Authority.

     "FHA INSURANCE" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

     "FREDDIE MAC CERTIFICATES" are mortgage participation certificates issued by the Freddie Mac.

     "GARN-ST GERMAIN ACT" is the Garn-St Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

     "GNMA CERTIFICATES" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

     "GRANTOR TRUST FUND" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

     "GRANTOR TRUST SECURITIES" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

     "HOME EQUITY LOANS" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

     "HOME IMPROVEMENT CONTRACTS" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

     "INSURANCE INSTRUMENT" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

     "INSURANCE PROCEEDS" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

     "IRS" is the federal Internal Revenue Service.

     "LAND CONTRACTS" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

     "LIQUIDATION PROCEEDS" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

     "LOAN-TO-VALUE RATIO" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

     "LOCKOUT PERIOD" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

     "MANUFACTURED HOUSING CONTRACTS" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

     (1)  new or used manufactured homes;

     (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

     (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

     "MULTIFAMILY LOANS" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

     "NET INTEREST RATE" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

     "NON-PRO RATA SECURITY" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

     "OID REGULATIONS" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount. "OTS" means the federal Office of Thrift Supervision.

     "PARTICIPANTS" are participating organizations through which a Security Owner can hold its book-entry security.

     "PARTNERSHIP SECURITIES" are securities which represent interests in a Partnership Trust Fund.

     "PARTNERSHIP TRUST FUND" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

     "PLANS" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "POOL INSURANCE POLICY" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

     "PREPAYMENT ASSUMPTION" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

     "PREPAYMENT PERIOD" is a period that may be particularly specified in the related prospectus supplement which may commence on:

     (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

     (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period; and will end in both cases on the last day of the preceding calendar month.

     "PRIMARY CREDIT INSURANCE POLICY" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

     "PRIMARY HAZARD INSURANCE POLICY" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

     "PTCE" is the Prohibited Transaction Class Exemption.

     "QUALIFIED INSURER" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

     "REALIZED LOSS" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

     "REFINANCE LOAN" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

     "REGULAR SECURITIES" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

     "REGULAR SECURITYHOLDER" is a holder of a Regular Security.

     "RELIEF ACT" is the Servicemembers Civil Relief Act.

     "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

     "REMIC POOL" is an entity or portion of an entity as to which a REMIC election will be made.

     "REMIC PROVISIONS" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

     "REMIC REGULATIONS" are the Treasury regulations issued under the REMIC Provisions.

     "REMIC SECURITIES" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

     "RESERVE FUND" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

     "RESIDUAL SECURITIES" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

     "RESIDUAL SECURITYHOLDER" is a holder of a Residual Security.

     "RESTRICTED GROUP" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

     "RETAINED INTEREST" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

     "RETAINED INTEREST RATE" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

     "SEC" is the U.S. Securities and Exchange Commission.

     "SECURITIES INTERMEDIARY" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

     "SECURITY OWNER" is a person who has beneficial ownership interests in a security.

     "SECURITY REGISTER" is a record where exchanges or transfers of securities are registered by the Security Registrar.

     "SECURITY REGISTRAR" is one who registers exchanges or transfers of securities in the Security Register.

     "SIMILAR LAW" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STANDARD SECURITY" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

     "STARTUP DAY" is the date the REMIC securities are issued.

     "STRIPPED AGENCY SECURITIES" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

     (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

     (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     "TITLE V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

     "TRUST ACCOUNTS" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

     "UNAFFILIATED SELLERS" are sellers of residential loans to the depositor that are not affiliated with the depositor.

     "U.S. PERSON" is

     (1)  A citizen or resident of the United States,

     (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

          (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

     "VA" is the Department of Veteran Affairs.

     "VA GUARANTEE" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.

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


YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary ...................................................................    5
Risk Factors ..............................................................   16
Forward Looking Statements ................................................   26
Defined Terms .............................................................   27
Description of the Mortgage Loans .........................................   27
The Originator ............................................................   59
The Servicer ..............................................................   65
Description of the Offered Certificates ...................................   68
Prepayment and Yield Considerations .......................................   81
The Pooling and Servicing Agreement .......................................  100
Federal Income Tax Consequences ...........................................  106
ERISA Considerations ......................................................  108
Legal Investment ..........................................................  110
Use of Proceeds ...........................................................  110
Underwriting ..............................................................  110
Ratings ...................................................................  110
Legal Matters .............................................................  111
Glossary ..................................................................  112
Annex I ...................................................................  I-1
Annex II .................................................................. II-1

                           PROSPECTUS

Summary of Terms ..........................................................    1
Risk Factors ..............................................................    7
Defined Terms .............................................................   13
The Trust Funds ...........................................................   13
Use of Proceeds ...........................................................   22
Yield Considerations ......................................................   22
Maturity and Prepayment Considerations ....................................   24
The Depositor .............................................................   25
Residential Loans .........................................................   26
Description of the Securities .............................................   27
Description of Primary Insurance Coverage .................................   48
Description of Credit Support .............................................   52
Certain Legal Aspects of Residential Loans ................................   56
Federal Income Tax Consequences ...........................................   71
State and Other Tax Consequences ..........................................   99
ERISA Considerations ......................................................   99
Legal Investment ..........................................................  102
Plans of Distribution .....................................................  104
Incorporation of Certain Information by Reference .........................  105
Legal Matters .............................................................  105
Financial Information .....................................................  105
Rating ....................................................................  105
Glossary of Terms .........................................................  107
Annex 1 ...................................................................  I-1

DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS FOLLOWING THE CLOSING DATE.

                                  $877,012,000
                                  (APPROXIMATE)

                       FIRST FRANKLIN MORTGAGE LOAN TRUST,
                           MORTGAGE LOAN ASSET-BACKED
                          CERTIFICATES, SERIES 2005-FF7

                          MORTGAGE ASSET SECURITIZATION
                               TRANSACTIONS, INC.
                                   (DEPOSITOR)

                                 UBS REAL ESTATE
                                 SECURITIES INC.
                                    (SELLER)

                             COUNTRYWIDE HOME LOANS
                                  SERVICING LP
                                   (SERVICER)

                          -----------------------------
                              PROSPECTUS SUPPLEMENT
                          -----------------------------

                               UBS INVESTMENT BANK

                       COUNTRYWIDE SECURITIES CORPORATION



                                 AUGUST 22, 2005